Exhibit 10.44

EXECUTION VERSION

UMB Bank, N.A., not in its individual capacity but solely as owner trustee

(as Lessor)

Global Crossing Airlines, Inc.

(as Lessee)

AIRCRAFT OPERATING LEASE AGREEMENT

in respect of one

Airbus A319-111 Aircraft with manufacturer’s serial number 2503

Dated June 6, 2025

[COUNTERPART NO. OF [ ] CONSECUTIVELY NUMBERED, MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS AIRCRAFT OPERATING LEASE AGREEMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE IN THE UNITED STATES OF AMERICA OR ANY CORRESPONDING LAW IN ANY FOREIGN JURISDICTION, NO SECURITY INTEREST IN THIS AIRCRAFT OPERATING LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HERETO OTHER THAN COUNTERPART NO. 1]

TABLE OF CONTENTS

Page

1
INTERPRETATION.......................................................................................................1
2
REPRESENTATIONS AND WARRANTIES.................................................................1
3
CONDITIONS...............................................................................................................1
4
LEASE TERM ...............................................................................................................1
5
DELIVERY....................................................................................................................2
6
DISCLAIMERS, WAIVERS AND EXCLUSIONS..........................................................6
7
FINANCIAL AND OTHER TERMS...............................................................................8
8
NATURE OF PAYMENTS............................................................................................9
9
LESSOR’S UNDERTAKINGS.....................................................................................11
10
LESSEE’S GENERAL UNDERTAKINGS...................................................................12
11
LESSEE’S OPERATIONAL UNDERTAKINGS...........................................................14
12
REGISTRATION AND TITLE......................................................................................22
13
POSSESSION, SUBLEASING AND WET-LEASING.................................................24
14
MAINTENANCE AND REPAIR...................................................................................28
15
REMOVAL OF ENGINES, APU AND PARTS............................................................33
16
MANUFACTURER’S WARRANTIES..........................................................................40
17
INDEMNITIES .............................................................................................................41
18
TAXATION..................................................................................................................43
19
INSURANCES.............................................................................................................47
20
LOSS, DAMAGE AND REQUISITION........................................................................54
21
REDELIVERY.............................................................................................................57
22
DEFAULT...................................................................................................................60
23
ASSIGNMENT AND TRANSFER...............................................................................68
24
MISCELLANEOUS PROVISIONS..............................................................................70
25
GOVERNING LAW AND JURISDICTION..................................................................76
26

TABLE OF CONTENTS

(continued)

THIS AIRCRAFT OPERATING LEASE AGREEMENT (this Agreement) is made on June 6, 2025

Between:

(1)
UMB Bank, N.A., a national banking association organised and existing under the laws of the United States of America with its address at 6440 S. Millrock Drive, Suite 400, Salt Lake City, Utah 84121, United States of America, not in its individual capacity but solely as owner trustee (Lessor); and
(2)
Global Crossing Airlines, Inc., a company duly incorporated under the laws of Delaware whose registered office is at Bldg. 5A, Miami Int’l Airport, 4th floor, 4200 NW 36th Street, Miami, FL 33166 (Lessee).

Whereas: Lessor wishes to lease the Aircraft to Lessee and Lessee is willing to lease the Aircraft from Lessor on the terms of this Agreement.

It Is Agreed as follows:

1
Interpretation

This Agreement shall be interpreted in accordance with Schedule 1 and, unless the context otherwise requires, words and expressions shall have the meanings given to them in Schedule 1.

2
Representations And Warranties

Lessee and Lessor make the representations and warranties set out in Schedule 5.

3
Conditions

The conditions precedent and conditions subsequent set out in Schedule 4 apply to this Agreement.

4
Lease Term

4.1
Lease Term

Lessor shall lease the Aircraft to Lessee, and Lessee shall take the Aircraft on lease, in accordance with this Agreement and the other Transaction Documents for the duration of the Lease Term.

4.2
Delivery Date and Expiry Date
4.2.1
The Delivery Date will be confirmed in Lease Supplement No. 1.
4.2.2
The Expiry Date will be the Scheduled Expiry Date, subject to the following provisions:
(a)
if the Aircraft or Airframe suffers a Total Loss after Delivery, the Expiry Date will be the date on which Lessor (or the Relevant Party entitled to receive the Agreed Value) receives the Agreed Value and all other amounts then due under the Transaction Documents have been paid; provided that if any event or circumstance has occurred and is continuing on the Scheduled Expiry Date which with the passage of time would become a Total Loss under sub-paragraph (c) or (d) of the definition of Total Loss, the Expiry Date shall be the earlier of the date on which such Total Loss occurs and the date on which Lessee has regained possession of the Aircraft;

(b)
if Lessor, acting in accordance with the Transaction Documents, terminates the leasing of the Aircraft to Lessee and recovers possession and control of the Aircraft, the Expiry Date will be the date on which such termination and the recovery of possession and control has occurred (or such earlier date specified by Lessor in writing);
(c)
if the Lease Term is terminated pursuant to clause 15.6, the Expiry Date will be the date determined in accordance with the relevant part of clause 15.6; and
(d)
if the Lease Term is extended pursuant to clause 21.4.1, the Expiry Date will be the date when the Aircraft has been redelivered to Lessor in full compliance with this Agreement and the other Transaction Documents.
4.3
Risk

Throughout the Lease Term, the Aircraft and each part thereof will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Aircraft and each part thereof from any cause whatsoever.

5
Delivery

5.1
Delivery
5.1.1
On the date of this Agreement, it is anticipated that Delivery will occur on the Scheduled Delivery Date. From time to time, Lessor will notify Lessee in writing of any change to the date on which Lessor expects Delivery to occur and Lessor shall notify the new Scheduled Delivery Date not less than 3 Business Days prior to such date.
5.1.2
Lessor will (subject to satisfaction, or waiver or deferral by Lessor, of the Lessor Conditions Precedent) deliver the Aircraft to Lessee and Lessee will (subject to the satisfaction, waiver or deferral by Lessee of the Lessee Conditions Precedent) accept the Aircraft at the Delivery Location in an “as is, where is” condition and in connection with such delivery and acceptance Lessee will effect acceptance of the Aircraft by execution and delivery to Lessor of Lease Supplement No. 1, which will be conclusive proof that Lessee has examined and investigated the Aircraft, that the Aircraft and the Aircraft Documents are (except as may expressly be set forth otherwise in Lease Supplement No. 1) fully satisfactory to Lessee and that Lessee has absolutely, irrevocably and unconditionally accepted the Aircraft for lease under this Agreement.
5.1.3
Immediately after Delivery, Lessee shall cause the Post-Delivery Maintenance to be performed on the Airframe. Upon completion of the Post-Delivery Maintenance, and provided no Event of Default has occurred and is continuing, Lessor shall pay an amount up to $250,000 towards the cost of the Post-Delivery Maintenance (the Lessor PDM Contribution), which amount may be paid either to Lessee by way of reimbursement or directly to the Approved Maintenance Performer of the PDM Work Scope, in each case subject to receipt by Lessor within six (6) months from completion of the Post-Delivery Maintenance of (i) supporting documentation, invoices and receipts satisfactory to Lessor evidencing the cost and completion of the Post-Delivery Maintenance and (ii) if such payment is to be made by way of reimbursement to Lessee, an acknowledgment from the Approved Maintenance Performer of receipt of payment in full for the cost of the Post-Delivery Maintenance and evidence that the Aircraft has been released for service. Lessor shall, within ten (10) Business Days of receipt of such documentation from Lessee, pay or reimburse the Lessor PDM Contribution to the Approved Maintenance Performer or Lessee, as applicable. Should Lessee fail to make such claim within six (6) months from completion of the Post-Delivery Maintenance (or as otherwise agreed to in writing by Lessor), Lessee shall thereafter be forever barred and estopped from making a claim in respect of the Post-Delivery Maintenance.

5.1.4
Following Delivery, and provided no Material Default or Event of Default has occurred that is continuing, Lessor shall provide a Basic Rent credit to the Lessee in an amount up to $75,000 upon completion of the painting of the Aircraft by an approved Maintenance Performer for the Lessee’s actual out-of-pocket costs and expenses incurred in connection with painting the Aircraft (subject to receipt by Lessor of invoices and supporting documentation in form and substance reasonably acceptable to the Lessor). The Basic Rent credit described in the immediately preceding sentence shall be applied against Lessee’s obligation to deliver Basic Rent on the Basic Rent Date immediately following Lessor’s receipt of the evidence described in the immediately preceding sentence.
5.2
Delayed Delivery
5.2.1
If any of the following events occurs:
(a)
Lessee fails to take delivery of the Aircraft on the date the Aircraft is tendered for delivery to Lessee in accordance with clause 5.1.2 in the Delivery Condition for any reason whatsoever (including as a result of any delay in obtaining any approval, consent or other thing from any Government Entity) and each of the Lessee Conditions Precedent has been satisfied, waived or deferred; or
(b)
Lessee fails to cause each of the Lessor Conditions Precedent that are within the reasonable control of Lessee to be satisfied (other than those that have been waived or deferred until after Delivery by Lessor) by the date the Aircraft is tendered for delivery to Lessee in accordance with clause 5.1.2 and each of the Lessee Conditions Precedent has been satisfied, waived or deferred, then, without prejudice to any other rights and remedies of Lessor (including Lessor’s rights and remedies following an Event of Default), (i) the Lease Term shall commence on the date of such event and (ii) the First Basic Rent Date shall occur on the earlier of (x) the date that falls two (2) months after the date of such event and (y) the date on which the Aircraft is released for service at completion of the Post-Delivery Maintenance.

5.2.2
Lessee will indemnify each Relevant Party for all Losses incurred as a result of any event described in clause 5.2.1, including costs and expenses relating to storage, insurance and maintenance of the Aircraft.
5.3
Termination Prior to Delivery

5.3.1
If a Total Loss occurs in respect of the Airframe or the Aircraft prior to Delivery, neither Lessor nor Lessee will have any further obligations to the other party under this Agreement, except (A) for any obligations which are expressed to survive the termination of the leasing of the Aircraft or of this Agreement and (B) that Lessor shall promptly pay to Lessee an amount equal to any Security paid to Lessor (less any amounts applied in accordance with this Agreement) without any interest accrued thereon.

5.3.2
Lessor shall (acting in good faith) attempt to tender the Aircraft for Delivery to Lessee prior to the Final Delivery Date; provided that, if Delivery is delayed beyond the Final Delivery Date for any reason other than as set out in clause 5.2 or clause 5.3.1, then Lessor will notify Lessee of such delay and Lessor or Lessee may terminate this Agreement by written notice to the other party; provided that Lessee shall not be entitled to make such election if an Event of Default has occurred and is continuing at such time unless such Event of Default is solely due to a breach of this Agreement by the Lessor of its obligations hereunder. Any such termination notice will be irrevocable, and once such notice has been given, neither party will have any further obligations to the other party under this Agreement, except (A) for any obligations which are expressed to survive the termination of the leasing of the Aircraft or of this Agreement and (B) that Lessor shall promptly pay to Lessee an amount equal to any Security paid to Lessor (less any amounts applied in accordance with this Agreement) without any interest accrued thereon.
5.4
Consequences of Failed or Delayed Delivery

No Relevant Party shall be liable for any Losses arising from any delay or failure in delivery of the Aircraft to Lessee, except to the extent such delay or failure arises as a result of the gross negligence or wilful default of such Relevant Party. Subject to clause 5.3.2, Lessee will not be entitled to reject the Aircraft when tendered for delivery by Lessor on the grounds of any such delay or failure.

5.5
Licences

Lessee will at its own risk and expense obtain any and all licences, permits and approvals which may be necessary to export, reexport and/or transport the Aircraft from the Delivery Location. Lessor will, upon the reasonable request of Lessee, provide such data and information available to it for such purposes.

5.6
Delivery Inspection
5.6.1
Lessee has sole responsibility for satisfying itself that the Aircraft meets the condition required by this Agreement. Prior to the Delivery Date, Lessor shall give Lessee opportunity to inspect the Aircraft as set out in clause 5.6.2 (the Delivery Inspection). All costs related to Lessee’s performance or support of the Delivery Inspection will be for Lessee’s account excluding the costs of performing the maximum power assurance runs and performance of the Engine borescope inspections.
5.6.2
At least 45 days prior to the Scheduled Delivery Date and continuing until the Technical Acceptance Notification Date, Lessor will make the Aircraft Documents in its possession available for Lessee’s inspection, either at the Delivery Location, electronically or at another location (the Records Inspection). The Records Inspection shall be completed by Lessee within 21 days following receipt by Lessee of the Aircraft Documents in Lessor’s possession (the Initial Records). Prior to Delivery, Lessor will give Lessee an opportunity to physically inspect the Aircraft at the Delivery Location for a period of not more than three (3) days, which shall be based on commercially reasonable standards and shall include the following (the

Physical Inspection):

(a)
a physical inspection of the Aircraft and Parts (including any uninstalled Parts) to confirm the Aircraft complies with the Delivery Conditions;
(b)
a witness of (i) Engine maximum power assurance runs and (ii) a complete video borescope inspection of each Engine in accordance with the AMM, in each case performed by the previous operator (or its representatives) which shall be carried out in accordance with the AMM (including any limits specified therein); and
(c)
a review of any flight data available from the relocation flight to the Delivery Location performed by the previous operator.
5.6.3
Within three (3) Business Days of the date that Lessee completes the Physical Inspection and the Records Inspection (the Technical Acceptance Notification Date), Lessee will notify Lessor in writing that either (a) it technically accepts the Aircraft (including the Initial Records) or (b) the Delivery Inspection revealed that the Aircraft does not comply with the Delivery Conditions along with a description of such noncompliance. If Lessee notifies Lessor that there is a discrepancy with the Delivery Conditions then, subject to clause 5.6.4, Lessor may elect to (i) remedy such discrepancy at Lessor’s cost as soon as reasonably practicable and in any event not later than the Final Delivery Date, (ii) for any discrepancy related to a Major Part, provide a substitute suitable for installation on the Aircraft that satisfies the Delivery Conditions and has a maintenance status (including Hours and Cycles remaining until next scheduled relevant Qualifying Maintenance Event) substantially similar or equivalent to the Major Part that it is replacing unless otherwise agreed between Lessor and Lessee, or (iii) in the event the discrepancies (in the aggregate) are reasonably expected to cost more than US$1,000,000 to rectify, terminate this Agreement (provided that Lessor and Lessee shall use good faith efforts to negotiate a resolution with respect to such discrepancies). Notwithstanding the foregoing, if on the Technical Acceptance Notification Date Lessor has not yet provided Lessee with all of the Aircraft Documents from the previous operator, (x) Lessor will provide the remaining Aircraft Documents promptly following receipt thereof from the previous operator (the Remaining Records), (y) Lessee’s technical acceptance of the Aircraft described in the first sentence of this clause 5.6.3 shall be with respect to the Physical Inspection and review of the Initial Records only and (z) Lessee shall have a period of 15 days from receipt by Lessor of any Remaining Records to complete an inspection of such Remaining Records (provided that, with respect to any Remaining Records that are provided to Lessee within 15 days of the Scheduled Delivery Date, Lessee shall use all commercially reasonable efforts to complete its inspection of such Remaining Records on or prior to the Scheduled Delivery Date), and following completion of its review, shall notify Lessor in writing that either (i) it technically accepts the Remaining Records or (ii) its review of the Remaining Records revealed that the Remaining Records do not comply with the Delivery Conditions along with a description of such noncompliance (and Lessor and Lessee may remedy any such noncompliance in accordance with the immediately preceding sentence).
5.6.4
Lessor and Lessee agree that in the case of any defects or non-conformities with the Delivery Conditions (normal wear and tear excepted) of a minor and cosmetic nature not affecting the airworthiness of the Aircraft (including, without limitation, any missing or minor discrepancies in any of the Aircraft Documents listed in sections C, D, G, H, I, J or K of Schedule 8 that would not impact Lessee’s ability to operate the Aircraft) (Minor Discrepancies), Lessor may deliver the Aircraft to Lessee and, at Lessor’s option, (i) pay to Lessee an amount equal to the estimated cost of rectification of such Minor Discrepancies (calculated by Lessor (acting reasonably) by reference to the available aftermarket price applicable as at the Delivery Date in the case of a Part or, as applicable, the reasonable cost of repair in respect of any item capable of being cured by repair), (ii) procure the correction of such Minor Discrepancies at Lessor’s cost following Delivery at a time agreed upon with Lessee, or (iii) record such Minor Discrepancies on the Lease Supplement No. 1 and permit the Aircraft to be redelivered to Lessor at the end of the Lease Term with such Minor Discrepancies in the same condition of deviation from the Redelivery Conditions as at Delivery, and in the case of (i), (ii) and (iii), Lessee shall not be entitled to rely on those Minor Discrepancies as the basis upon which it does not accept the tender of the Aircraft for Delivery pursuant to the terms of this Agreement. Nothing in this clause 5.6.4 shall relieve Lessee from any obligation to perform its obligations during the Lease Term as set out in this Agreement.

5.7
Indemnity and Insurance

Lessee shall indemnify the Indemnitees against all Losses incurred by such person(s) caused, directly or indirectly, by the Lessee or its representatives, contractors, sub-contractors or agents (including any Losses arising from death or injury to any observer or any employee, contractor, sub-contractor or agent of Lessee) in connection with any acceptance flight or inspection of the Aircraft by Lessee, except to the extent such Losses are caused by the gross negligence or the wilful misconduct of an Indemnitee. Lessee will ensure that the person(s) performing the Delivery Inspection shall be covered by appropriate insurance necessary to perform the Delivery Inspection.

6
Disclaimers, waivers and Exclusions

6.1
Lessee Acknowledgment

LESSEE ACKNOWLEDGES AND AGREES THAT LESSEE ALONE HAS SELECTED THE AIRCRAFT FOR LEASING BY LESSOR TO LESSEE USING ITS OWN JUDGMENT AND KNOWLEDGE AND BASED ON ITS OWN INSPECTION OF THE AIRCRAFT. LESSEE HAS GIVEN THE WAIVERS AND ACCEPTED THE DISCLAIMERS SET OUT IN THIS CLAUSE 6 FOR GOOD AND VALUABLE CONSIDERATION WHICH IS HEREBY ACKNOWLEDGED, INCLUDING LESSEE’S ACCESS TO CERTAIN REMAINING AND ASSIGNABLE WARRANTIES FROM THE MANUFACTURER AND THE ENGINE MANUFACTURER, LESSEE’S RIGHT TO INSPECT THE AIRCRAFT AND THE AMOUNT OF BASIC RENT AND OTHER CONSIDERATION PAYABLE BY LESSEE UNDER THIS AGREEMENT.

6.2
As Is, Where Is

LESSEE UNCONDITIONALLY AND IRREVOCABLY AGREES THAT THE AIRCRAFT AND EACH PART THEREOF IS TO BE LEASED IN AN “AS IS, WHERE IS” CONDITION AS AT THE DELIVERY DATE AND THROUGHOUT THE LEASE TERM, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN MADE OR WILL BE MADE OR GIVEN (OR DEEMED TO BE MADE OR GIVEN) BY ANY RELEVANT PARTY NOR THEIR RESPECTIVE AFFILIATES, SERVANTS, AGENTS, REPRESENTATIVES, EMPLOYEES, OFFICERS OR DIRECTORS IN RESPECT OF THE

AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, MANUFACTURE, CONSTRUCTION, DESIGN, MATERIALS, OPERATION,

DESCRIPTION, CAPACITY, AGE, MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR USE, CONFORMITY TO THE TERMS OF THE TRANSACTION DOCUMENTS OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, DESIGN, OR OTHER PROPRIETARY RIGHT, OR OTHERWISE IN RESPECT OF THE AIRCRAFT OR ANY PART THEREOF; AND ALL TERMS, CONDITIONS, WARRANTIES, REPRESENTATIONS, COVENANTS (AND OBLIGATIONS OR LIABILITIES, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

6.3
Inspection; Waiver of Description

DELIVERY OF LEASE SUPPLEMENT NO. 1 BY LESSEE TO LESSOR SHALL BE CONCLUSIVE PROOF AS BETWEEN THE RELEVANT PARTIES ON THE ONE HAND AND LESSEE ON THE OTHER HAND THAT LESSEE’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND EACH PART THEREOF AND THAT THE AIRCRAFT AND EACH PART THEREOF IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR, WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT OR PRIOR TO DELIVERY), AND (EXCEPT AS EXPRESSLY STATED OTHERWISE IN LEASE SUPPLEMENT NO. 1, INCLUDING ANY STATED DISCREPANCIES FROM THE DELIVERY CONDITION CONTAINED IN SUCH LEASE SUPPLEMENT NO.1) IN EVERY WAY SATISFACTORY TO LESSEE. LESSEE WAIVES ANY WARRANTY OF DESCRIPTION, EXPRESS OR IMPLIED, AND ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR OR ANY RELEVANT PARTY BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION, WHETHER OR NOT FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION SUBSTANTIALLY IMPAIRS THE VALUE AND UTILITY OF THE AIRCRAFT AND WHETHER OR NOT LESSEE PLACED RELIANCE UPON ANY STATEMENT OR ASSURANCE OF ANY RELEVANT PARTY OR ANY OTHER PERSON.

6.4
Lessee Waiver

LESSEE UNCONDITIONALLY AGREES TO WAIVE ANY RIGHTS OR REMEDIES (WHETHER EXPRESS OR IMPLIED AND WHETHER IN CONTRACT, TORT, UNDER APPLICABLE LAW, BY WAY OF DAMAGES OR SPECIFIC PERFORMANCE OR OTHERWISE) THAT IT MAY HAVE AGAINST ANY RELEVANT PARTY OR THE AIRCRAFT OR ANY PART THEREOF IN CONNECTION WITH ANY OF THE MATTERS SET OUT IN CLAUSES 6.2 AND 6.3.

6.5
No Liability for Special or Consequential Loss

LESSEE UNCONDITIONALLY AGREES THAT NO RELEVANT PARTY WILL HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE (WHETHER EXPRESS OR IMPLIED AND WHETHER IN CONTRACT, TORT, UNDER APPLICABLE LAW, BY WAY OF DAMAGES OR SPECIFIC PERFORMANCE OR OTHERWISE) FOR ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR PROFITS OR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGE.

6.6
Repairs and Replacement

If the Aircraft or any part thereof is lost, confiscated, damaged, destroyed or otherwise rendered unfit or unavailable for use, whether prior to or after Delivery,

no Relevant Party shall be liable to repair the same or to supply any equipment in substitution therefor.

6.7
Termination

To the fullest extent permitted by applicable law, Lessee unconditionally agrees to waive any rights which it may have at any time (whether by statute or otherwise), to terminate, cancel, quit or surrender any Transaction Document, except for any termination expressly permitted by the terms of the Transaction Documents.

6.8
No Waiver

Nothing in this clause 6 will be deemed a waiver by Lessee of any rights it may have against Manufacturer, Engine Manufacturer or any Part supplier or manufacturer.

7
Financial and Other Terms

7.1
Schedule of Terms

Schedule 9 describes and defines certain financial and other terms agreed between Lessor and Lessee.

7.2
Basic Rent

On each Basic Rent Date during the Lease Term, Lessee shall pay Basic Rent to Lessor in advance. Lessee shall initiate payment adequately in advance of each Basic Rent Date to ensure that Lessor receives credit for the payment on the due date for payment.

7.3
Supplemental Rent

Lessee agrees to pay to Lessor, or at Lessor’s direction to the person entitled thereto, all Supplemental Rent promptly when due. If Lessee fails to pay any Supplemental Rent, Lessor shall have all the same rights, powers and remedies provided for in the Transaction Documents or under applicable law as in the case of non-payment of Basic Rent. Notwithstanding any agreement to the contrary, Lessee acknowledges and agrees that Supplemental Rent payable to Lessor is additional rent for the leasing of the Aircraft and not cash collateral or other security for Lessee’s maintenance or other obligations under the Transaction Documents. Once paid, all Supplemental Rent is the sole and exclusive property of Lessor, may be commingled with the general funds of Lessor and its Affiliates, is not held for or on behalf of (or refundable to) Lessee under any circumstances whatsoever and Lessee has no interest therein whatsoever. Any payments due to Lessee by Lessor are separate and independent obligations and not a return of Supplemental Rent.

7.4
Security

Lessee shall pay to Lessor, as Supplemental Rent, the Security in the amounts and on the dates set out in Schedule 9 (such amount of Supplemental Rent, together with all other and further payments made to Lessor under clause 7.5, in each case which has not been returned to Lessee or applied in accordance with the

Transaction Documents, the Security). No interest will accrue or be paid to Lessee in respect of the Security.

7.5
Application of Security

If an Event of Default has occurred and is continuing, Lessor or any of its Affiliates may apply all or any portion of the Security held by Lessor or the “Security” held by Lessor or any of its Affiliates under (and as defined in) any Other Agreement in or towards satisfaction of any amounts due by Lessee or any of its Affiliates pursuant to any Transaction Document or any Other Agreement (including to compensate Lessor or any of its Affiliates or Servicer for any sums that it may in its discretion advance or expend as a result of any Event of Default or ‘event of default’ under such Other Agreement by Lessee or any of its Affiliates). If all or any portion of the Security is so applied, Lessee shall immediately, upon written demand, pay to Lessor as Supplemental Rent an amount equal to the amount so applied. No application of the Security shall be deemed a cure or waiver of any failure or default unless, until and to the extent Lessee pays to Lessor an amount equivalent to the amount so applied.

7.6
Maintenance Rent

Lessee shall pay the Maintenance Rent to Lessor in accordance with Schedule 10. Lessee acknowledges and agrees that Lessee shall have no right to the payment or return of any Maintenance Rent, and Lessee hereby waives and relinquishes all rights in the Maintenance Rent in favor of Lessor. Once paid, all Maintenance Rent is the sole and exclusive property of Lessor, may be commingled with the general funds of Lessor and its Affiliates, is not held for or on behalf of (or refundable to) Lessee under any circumstances whatsoever and Lessee has no interest therein whatsoever. Without limiting the generality of the foregoing, under no circumstances will Lessor be required to make contributions or payments to Lessee in respect of Qualifying Maintenance Events measured with reference to Maintenance Rent or, except in respect of the Post-Delivery Maintenance and the painting of the Aircraft as provided in clause 5.1.4, any other maintenance performed on the Aircraft.

8
Nature of Payments

8.1
Lessor’s Account; Receipt of Payments

All payments by Lessee under the Transaction Documents shall be made to such bank and account as Lessor may from time to time notify to Lessee in writing not less than 5 Business Days prior to the date on which any relevant payment is due under this Agreement. All payments must be received at such account by 5:00 p.m. New York time on the due date. If any payment would otherwise fall due on a date that is not a Business Day, such payment shall be due on the preceding Business Day. Any payment received after 5:00 p.m. New York time on any date shall be deemed to have been received on the next Business Day.

8.2
Default Interest

Lessee will pay to Lessor, as Supplemental Rent, interest at the Default Rate (both before and after judgment) on any amount overdue for payment by Lessee under the Transaction Documents for the period from the due date for payment to (and including) the date on which payment is received in full. Default interest will accrue on a day-to-day basis (calculated on the basis of a 360-day year and the actual number of days elapsed) and shall be compounded at the end of each calendar month.

8.3
Absolute Obligations

Lessee’s obligation to pay all Rent and to make any other payments and to perform its other obligations in accordance with the Transaction Documents are absolute and unconditional in all circumstances and regardless of any event or contingency whatsoever, including: (a) any right of set-off, counterclaim, recoupment, defence, withholding or other right Lessee may have against Lessor, any Relevant Party, any Indemnitee, any Tax Indemnitee or any other person; (b) any interruption of use or unavailability of the Aircraft for any reason, (including any requisition thereof) or any prohibition or interruption of or other restriction against Lessee’s use, operation or possession of the Aircraft, any interference with such use, operation or possession or any lack or invalidity of title or any other defect in the title, airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or the Total Loss of or damage to the Aircraft; (c) any insolvency, bankruptcy, receivership, administration, administrative receivership, examinership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessee, any Affiliate of Lessee, Lessor, any Relevant Party, any Indemnitee, any Tax Indemnitee or any other person; (d) any invalidity or unenforceability or lack of due authorisation of, or other defect in, any of the Transaction Documents; (e) any failure or delay on the part of any person to duly perform or comply with its obligations under any Transaction Document; and (f) any other cause, event or circumstance that, but for this clause 8.3, would or might have the effect of terminating, discharging or in any way affecting any obligation of Lessee under the Transaction Documents.

Nothing in this clause 8.3 will be construed to extinguish or otherwise limit Lessee’s right to claim damages resulting from Lessor’s breach of its quiet enjoyment covenant in clause 9.1.

8.4
Payments Procedure and Application

All payments by Lessee under the Transaction Documents shall, unless otherwise specified, be made in Dollars (except in any case of any payment, indemnification or reimbursement obligation which relates to an amount incurred by any person that is denominated in another currency, in which case Lessee shall pay such amount in such other currency) in immediately available funds on the due date for payment settled through the New York Clearing House System (or such other funds as may for the time being be customary for the settlement in New York City of international payment in Dollars). Lessor will have complete discretion to allocate all payments by Lessee as Lessor determines.

8.5
Currency Indemnity

If any payment under or in connection with any Transaction Document is, for any reason, made or is recovered in a currency (the other currency) other than the currency (the currency of obligation) in which it is required to be paid then, to the extent that the payment (when converted into the currency of obligation at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under the relevant Transaction Document, Lessee shall, as a separate and independent obligation, fully indemnify Lessor and any other person entitled to such payment against the amount of the shortfall. Lessee shall also reimburse Lessor and any other person entitled to such payment any exchange costs and Taxes payable in connection with such conversion. For the purposes of this clause, rate of exchange means the rate at which Lessor or any other person entitled to such payment is able on the relevant date to purchase the currency of obligation in New York or London (at its option) with the other currency.

8.6
Set-off; Withholding of Lessor Payments

Notwithstanding any other provision of the Transaction Documents, at any time when a Default has occurred and is continuing and/or any amount which is due and payable by Lessee or any of its Affiliates under the Transaction Documents or any Other Agreement remains unpaid, Lessor shall not be required to pay, return or release any amount to Lessee and Lessor may hold and apply any such amount in accordance with this clause 8.6. Any amount held by Lessor pursuant to this clause 8.6 may be applied in and towards satisfaction of any obligation (whether or not matured) of Lessee or any of its Affiliates under the Transaction Documents or any Other Agreement (and, for the purposes of application under any Other Agreement, Lessor may pay such amount to any other person in order to effect such application). If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in New York or London (at its option) for the purposes of any such application. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and make any such application in respect of the estimated amount, subject to Lessor or Lessee making a payment to the other (as appropriate) when the obligation is ascertained or liquidated if such ascertained or liquidated obligation differs from such estimated amount.

8.7
Authorisations for Payments

Lessee shall obtain and maintain or procure that there are obtained and maintained all certificates, licenses, permits and other authorisations (including in relation to foreign exchange controls) that are required for the making of the payments required by the Transaction Documents on the date and in the amounts and currency that are stipulated in the Transaction Documents.

9
Lessor’s Undertakings

9.1
Quiet Enjoyment

So long as no Event of Default has occurred and is continuing, neither Lessor nor any person lawfully claiming through Lessor (including without limitation any Financing Party) will interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee in accordance with the terms of the Transaction Documents during the Lease Term, provided that the exercise by Lessor or any other such person of its rights under the Transaction Documents or applicable law in accordance therewith will not constitute such an interference.

9.2
Lessor Obligations Following Expiry Date

So long as no Material Default or Event of Default under this Agreement or any Other Agreement has occurred and is continuing, within 5 Business Days after:

9.2.1
acceptance of redelivery of the Aircraft by Lessor in accordance with and in the condition required by this Agreement; or
9.2.2
payment to Lessor of the Agreed Value and all other amounts then due under the Transaction Documents following a Total Loss of the Aircraft after the Delivery Date,

or, in each case, such later time as Lessor is satisfied that Lessee has irrevocably paid all amounts which are due, or may become payable, by it under the Transaction

Documents, Lessor will pay to Lessee an amount equal to the Security paid to Lessor (less any amounts applied in accordance with this Agreement); providedthat Lessor may set off against any amount of the Security payable pursuant to this clause 9.2 any amounts that are due, or may become payable, by Lessee pursuant to the terms of the Transaction Documents. If any additional amounts become payable by Lessee after the Expiry Date, Lessee will pay such amounts to Lessor within 5 Business Days of receipt of a written demand from Lessor.

9.3
Citizen of the United States

If Lessor ceases to be, or knows it will cease to be, a Citizen of the United States (as such term is defined in Section 40102(a)(15) of 49 U.S.C. subtitle VII, as amended), it will promptly resign as owner trustee, effective upon the appointment of a successor owner trustee who is a Citizen of the United States in accordance with the Trust Agreement.

9.4
Registration in the United States

Except in connection with the exercise of remedies during the continuance of an Event of Default, Lessor shall not do or suffer to be done anything that might reasonably be expected to adversely affect the continuous registration of the Aircraft with the Aviation Authority.

10
Lessee’s General Undertakings

Lessee will, at its own cost and expense, comply with the undertakings in this clause 10 from the date of this Agreement until the Expiry Date and the return of the Aircraft and Aircraft Documents in accordance with this Agreement.

10.1
Financial and Other Information

Lessee shall:

10.1.1
notify Lessor promptly (and, in any event, within 3 Business Days) if Lessee becomes aware of the occurrence of (i) a Material Default or Event of Default, (ii) any other event or circumstance that could reasonably be expected to result in a Material Adverse Change since the date of this Agreement or (iii) the imposition of any Security Interest on the Aircraft other than a Permitted Lien and, in each case, shall (if requested) notify Lessor in writing, in reasonable detail, of the steps that Lessee is taking, or proposes to take, to remedy or mitigate the effect of any of the foregoing;
10.1.2
upon written request by Lessor, provide to Lessor a written certificate of an authorised officer of Lessee, stating to such officer’s knowledge (after making due and appropriate inquiry) whether a Default has then occurred or is then continuing;

10.1.3
deliver or cause to be delivered to Lessor, promptly after the same are available to its shareholders or equity holders (and in any event within 180 days) after the end of each of Lessee’s and Lessee Guarantor’s financial years, a copy of Lessee’s and Lessee Guarantor’s audited consolidated financial statements for such financial year which shall be prepared and certified in accordance with GAAP, consistently applied. If financial information conforming with the requirements of the preceding sentence is publicly available to be downloaded from the website of Lessee (www.globalairlinesgroup.com), Lessee and/or Lessee Guarantor shall be deemed to have satisfied its obligation to cause such information to be delivered to Lessor upon such information becoming available on such website;
10.1.4
deliver or cause to be delivered to Lessor, promptly after the same are available to its shareholders or equity holders (and in any event within 60 days) after the end of each of Lessee’s and Lessee Guarantor’s fiscal quarters, a copy of Lessee’s and Lessee Guarantor’s unaudited consolidated financial statements for such fiscal quarter, which shall be prepared in accordance with GAAP, consistently applied;
10.1.5
deliver or cause to be delivered to Lessor, promptly after the same are made available to its creditors as a group any other reports, financial statements or financial information that is made available by Lessee or Lessee Guarantor to such creditors;
10.1.6
subject to applicable confidentiality restrictions or regulations binding on Lessee, deliver or cause to be delivered to Lessor, such financial, operational and other information concerning the Aircraft and its operation and Lessee and its affairs as Lessor may from time to time reasonably request.
10.2
Existence; Merger; Location
10.2.1
Neither Lessee nor Lessee Guarantor will make any substantial change in the nature of the business in which it is engaged that would result in a Material Adverse Change;
10.2.2
Neither Lessee nor Guarantor will (whether in one transaction or in a series of transactions) merge or consolidate with any person or sell or dispose of all or substantially all of its assets without the prior written consent of Lessor unless:
(a)
in the event of a merger or consolidation the surviving entity of such merger or consolidation:
(i)
is legally bound by, assumes, and is subject to the terms of the Transaction Documents to which it is a party; and
(ii)
is a solvent entity that has a net worth (immediately after the consolidation or merger) equal to or greater than the net worth of Lessee or Lessee Guarantor (immediately preceding the consolidation or merger), as applicable, prior to such merger or consolidation.
(b)
Lessor receives from the surviving entity:
(i)
an agreement, in form and substance reasonably satisfactory to Lessor, which is a legal, valid, binding and enforceable assumption by such surviving entity of the due and punctual performance and observance of each covenant and condition of the Transaction Documents and agreement to be bound thereby;

(ii)
an officer’s certificate from aresponsible officer of the survivingentity confirming the legal, valid, binding and enforceable nature of such assumption and that the other requirements of this Section 10.2.1 have been satisfied; and
(iii)
a legal opinion from counsel confirming the legal, valid, binding and enforceable nature of such assumption and other matters as the Lessor may specify and otherwise in such form and substance reasonably satisfactory to Lessor;
(c)
the surviving entity shall execute and deliver to Lessor and/or file such recordations and filings with the FAA or any other Government Entity and such other documents as Lessor shall reasonably deem to be necessary or advisable (including, without limitation, to preserve and protect the interests of Owner, Lessor and the Financing Parties) to evidence, or in connection with, such merger or consolidation;
(d)
prior to and immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing; and
(e)
the surviving entity reimburses Owner, Lessor and the Financing Parties for all of their reasonable out-of-pocket costs (including legal fees and expenses) incurred in connection with such merger or consolidation.
10.2.3
If, at any time, Lessee is “situated” (as defined in the Cape Town Convention) in a member state in which the Cape Town Convention is or has been ratified or is applicable, Lessee shall not change the state in which it is so “situated” without the prior written consent of Lessor.
10.2.4
Lessee will not change the location of its chief executive office from that described in the description of Lessee on page 1 of this Agreement or be located for the purposes of Section 9-307 of the UCC at any place other than the State of Delaware, except in each case upon 10 days prior written notice thereof to Lessor, which notice shall be accompanied by the UCC financing statements to be filed in the relevant jurisdiction.
10.3
Compliance

Lessee will comply with all Anti-Money Laundering Laws and Anti-Bribery and Corruption Laws.

11
Lessee’s Operational Undertakings

Lessee will, at its own cost and expense, comply with the undertakings in this clause 11 from Delivery until the Expiry Date and the return of the Aircraft and Aircraft Documents in accordance with this Agreement.

11.1
Operation of the Aircraft

Lessee shall:

11.1.1
operate, maintain and use (or procure the operation, maintenance and use) of the Aircraft in accordance with all applicable laws of the State of Registration, the State of Incorporation, the Habitual Base and any other country, state, territory or other jurisdiction into which or over which the Aircraft may operate or the laws of which are applicable to the Aircraft or its operation, maintenance and use (including laws mandating insurance coverage), and will ensure that the Aircraft is not used, employed or operated (i) for any illegal purpose or in any illegal manner, (ii) in any manner reasonably likely to result in a violation of any law (including any Trade Laws) applicable to Lessee, any other operator of the Aircraft, any Relevant Party or the Aircraft or which would cause Lessee, any other operator of the Aircraft or any Relevant Party to be in violation of any such law, (iii) other than for commercial or other operations for which Lessee or any other operator of the Aircraft is duly authorised by the Aviation Authority and under applicable law or (iv) in any manner contrary to any recommendation of Manufacturer, Engine Manufacturer or any recommendation or regulation of the Aviation Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;
11.1.2
comply in all respects with all Trade Laws applicable to Lessee, any permitted operator of the Aircraft, the Aircraft or any part thereof;
11.1.3
not (and no director or officer of Lessee shall) at any time be a Sanctioned Person;
11.1.4
not sublease, wet-lease or charter the Aircraft to or for the benefit of any Sanctioned Person or otherwise cause or allow any Sanctioned Person to service the Aircraft or have use, possession or control of the Aircraft (whether or not such person became a Sanctioned Person before, on or after the date of such sublease, wet-lease, charter or parting with possession);
11.1.5
not cause or allow the Aircraft to be exported, reexported, located, used, serviced, or operated to, from or within a Sanctioned Country (whether pursuant to the Transaction Documents and/or any sublease, wet-lease or charter arrangement or otherwise) or otherwise in violation of Trade Laws except as specifically licensed or otherwise authorised under Trade Laws;
11.1.6
ensure that the crew and engineers employed in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licences required by the Aviation Authority and applicable law;
11.1.7
ensure that the Aircraft is not used, employed or operated in any manner which may render the Aircraft liable to condemnation, detention, seizure, confiscation or destruction by any Government Entity;
11.1.8
not use or permit the use of the Aircraft for the carriage of:
(a)
whole animals living or dead except in the cargo compartments according to IATA regulations, and except (y) domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animals and (z) service animals permitted according to the Department of Transportation, 14 CFR Part 382 (Nondiscrimination on the basis of disability in Air Travel) or its equivalent under EASA; or

(b)
acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the “Restriction of Goods” schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled; or
(c)
any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or
(d)
any illegal item or substance;

11.1.9
not utilise or permit the use of the Aircraft for purposes of testing or for training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee’s cockpit personnel and then only if the use of the Aircraft for such purposes is not disproportionate in any manner to the use for such purpose of other aircraft of the same type operated by Lessee;
11.1.10
obtain and maintain in full force and effect, and comply with in all respects with the conditions and restrictions (if any) imposed in or in connection with, all certificates, licences, permits, authorisations and approvals (including a full certificate of airworthiness for the Aircraft) from time to time required under applicable law or by the Aviation Authority for the use and operation of the Aircraft for the time being, and for the compliance by Lessee with its obligations under the Transaction Documents and, upon request, provide Lessor with a certified copy of any such certificate, licence, permit, authorisation or approval;
11.1.11
ensure that the Habitual Base remains the principal base of operation for the Aircraft in terms of arrivals, departures and overnights (for the avoidance of doubt, while the Aircraft may be flown to or from Harsh Environment, the Aircraft shall at no point during the Lease Term be based in a Harsh Environment without Lessor’s prior written consent);
11.1.12
not use, operate, or locate the Aircraft or suffer or permit the Aircraft to be used, operated or located during the Lease Term in any manner (i) not covered by the Insurances or in any area excluded from coverage by the Insurances or in any manner which would prejudice the rights and interests of the Indemnitees in or to the Insurances, the Aircraft or any part thereof or (ii) that might invalidate or limit any Insurances; and
11.1.13
to the extent that, during the Lease Term, it is intended that the Aircraft is operated to, from or within Europe (acknowledging that, at the time of entry into this Agreement, there is no intention to operate the Aircraft to, from or within Europe) (i) shall and shall cause any other operator of the Aircraft to promptly file a Eurocontrol Letter with Eurocontrol authorising the recipient to issue to Lessor, upon Lessor’s request made from time to time, a statement of account of all sums due by Lessee to the authority with respect to the Aircraft (ii) comply with, or procure the compliance with, the EU-ETS Laws (and any similar laws applicable to aircraft emissions enacted or brought into force at any time by any Government Entity of any jurisdiction outside of the European Union) to the extent applicable to the Aircraft and Lessee’s fleet or the fleet of any other operator of the Aircraft, including but not limited to the surrender of credits and payment of any charges incurred pursuant to the EU-ETS Laws (or any such similar laws), (iii) ensure that, throughout the Lease Term, Lessee or any other operator of the Aircraft or wet-lessee (and not Lessor or any Relevant Party) shall be deemed to be the “aircraft operator” and

Owner shall be deemed to be the “aircraft owner” for the purpose of the EU-ETS Laws to the extent they are applicable to the Aircraft, (iv) shall and shall cause any other operator of the Aircraft to promptly file an EU-ETS Authority Letter with the EU-ETS Authority and give notice to the relevant regulator of the interests of Lessor and the Relevant Parties, as applicable (v) promptly notify Lessor of any change to the EU-ETS Authority applicable to the Aircraft, whereupon Lessee shall and shall cause any other operator of the Aircraft to promptly file an EU-ETS Authority Letter with such new EU-ETS Authority and give notice to the relevant regulator of the interests of Lessor and the Relevant Parties, as applicable and (vi) upon request by Lessor, promptly provide to Lessor such information or evidence regarding its compliance with the foregoing.

11.2
Outgoings

Lessee will promptly pay when due all costs, expenses, duties, charges and other amounts of any type or nature whatsoever incurred in connection with the use, operation, maintenance and repair of the Aircraft or any part thereof during the Lease Term (for the avoidance of doubt, such amounts shall not include any costs in relation to the rectification of defects or non-conformities following Delivery and any costs in relation to the filing and registration of liens, in each case only insofar as Lessor is responsible for such costs in accordance with this Agreement). In addition, Lessee will promptly pay when due all airport, landing, Eurocontrol, EU-ETS Authority (or relevant “competent authority” under the EU-ETS Laws), navigation or overflight charges or fees and all other charges and fees payable by Lessee or any other operator of the Aircraft for the use of or for services provided at any airport, whether relating to the Aircraft or any other aircraft from time to time operated by Lessee or any other operator of the Aircraft.

11.3
Inspection
11.3.1
Lessor, Servicer and their respective designees (which may include any manufacturer, follow-on operator of the Aircraft and assignee or transferee of any Relevant Party permitted by clause 23.2) shall have the right to inspect the Aircraft and review the Aircraft Documents at any time (subject to clause 11.3.2), such inspection shall be limited to a general visual walkaround and shall not involve the opening of any panels that are not ‘quick access’ panels (unless such inspection is done during a heavy maintenance check), and so long as no Event of Default has occurred and is continuing, Lessor will not exercise such right more than once per year (except in the context of a proposed sale of the Aircraft or at the end of the Lease Term for redelivery inspection);
11.3.2
Provided that no Event of Default has occurred and is then continuing, Lessor will give Lessee a minimum of 5 working days’ notice prior to any inspection and will coordinate with Lessee (or, if applicable, the relevant maintenance facility) in order to minimize any practical interference with Lessee’s business or the operation and maintenance of the Aircraft and, when available, Lessor shall inform Lessee of the name and other relevant details of each person who will perform or attend such inspection (and if such information has been provided to Lessee reasonably in advance of the inspection, Lessee shall not allow any other person to perform or attend such inspection or have access to the Aircraft on behalf of Lessor or any other Relevant Party). Any inspection will be conducted at Lessor’s expense (provided that Lessee will provide reasonable support for such inspections at no cost to Lessor), unless an Event of Default has occurred and is continuing (including any Event of Default discovered as a result of such inspection), in which case

Lessee shall reimburse Lessor on demand for all costs and expenses incurred in connection with such inspection.

11.3.3
Lessee will use commercially reasonable endeavours to ensure that each person conducting an inspection in accordance with this Agreement will have access to the Aircraft and the Aircraft Documents sufficient to enable the performance of the inspection including, if required, obtaining all necessary approvals and clearances to permit the relevant person(s) access to restricted areas or sites, at Lessor’s cost and expense unless an Event of Default has occurred and is continuing.
11.3.4
Lessee hereby authorizes and consents to any maintenance provider and manufacturer providing (whether at the time of the inspection or otherwise and without the need for any further notice to or consent from Lessee or any other operator of the Aircraft) Lessor or any other person entitled to perform or attend an inspection with any information and documents relating to the Aircraft, the Aircraft Documents or their condition or maintenance.
11.3.5
No Relevant Party shall have any duty to inspect the Aircraft or the Aircraft Documents and shall not incur any liability or obligation (or any diminishment of its rights) because of making or not making any such inspection or as a result of any other information any Relevant Party may receive relating to the Aircraft. Any inspection of the Aircraft or the Aircraft Documents shall be solely for the information of the person carrying out the inspection and failure to notify Lessee of any discrepancies thereafter shall not imply that Lessee is in compliance with the Transaction Documents or applicable law.
11.3.6
Without prejudice to the foregoing, at Lessor’s sole discretion, and upon Lessor’s request, in lieu of an on-site inspection, Lessee will provide any or all logs, flight manuals, maintenance records or other books and records related to the Aircraft (and any other Aircraft Documents) in digital format.
11.4
Cape Town Convention
11.4.1
Lessor may make such filings and registrations, execute such documents and take such other actions in order to ensure that the Cape Town Convention applies to the rights, remedies and interests of the Relevant Parties in and to the Aircraft or any part thereof and under the Transaction Documents and the Financing Documents (or in order to create, register, protect, preserve, perfect and maintain the rights, remedies and interests of the Relevant Parties under the Cape Town Convention). Lessee, at its cost and expense, shall consent to, and cooperate with Lessor to make, such filings and registrations (including obtaining any consents, approvals or authorisation codes required in connection with any such filing or registration) and execute such documents and take such other actions as Lessor may reasonably request, including taking any actions required to enable the filing or registration on the International Registry of any International Interest (or “national interest” or other interest under the Cape Town Convention) in the Aircraft or any part thereof constituted by or arising from the Transaction Documents, any permitted sublease or the Financing Documents.
11.4.2
Lessee will:
(a)
not register (or allow any person claiming through Lessee to register), or consent to the registration of, any interests relating to the Aircraft (whether or not taking priority over any Relevant Party’s International Interests or other interests) at the International Registry (including through any designated entry point) or otherwise without Lessor’s prior written consent;

(b)
not execute or submit or permit any other operator of the Aircraft to execute or submit an IDERA for recordation in favour of any creditor other than Lessor without Lessor’s prior written consent; and
(c)
promptly notify Lessor on becoming aware of the registration of any “non-consensual right or interest” (as defined in the Cape Town Convention) at the International Registry against the Aircraft and take all steps necessary to procure the discharge and deregistration of such interest.

11.4.3
Lessor and Lessee acknowledge and agree that, for all purposes under the Cape Town Convention:
(a)
this Agreement constitutes a separate International Interest with respect to the Airframe and each Engine;
(b)
this Agreement constitutes an agreement for registration of the Aircraft and such registration shall be made by the Lessor (or on its behalf) pursuant to this Agreement; and
(c)
separate rights may exist with respect to the Airframe and the Engines.
11.5
Records
11.5.1
Lessee shall keep, or procure that there are kept, the following:
(a)
the Aircraft Documents including as part thereof accurate, complete and current records of all flights made by the Aircraft, of all Flight Hours and Cycles of the Airframe, each Engine (including each module), the APU, each Landing Gear and the Parts (whether or not time or cycle limited), and of all maintenance and repairs carried out on the Aircraft and each Engine (including each module), APU, the Landing Gear and every Part;
(b)
historical records for condition monitored, hard time Parts and LLPs (including tags from the manufacturer of such Part or a repair facility which evidence that such Part is new, overhauled or repaired and establish authenticity, total time in service and time since overhaul for such Part); and
(c)
any updates or additions to any of the foregoing and renewals, revisions and replacements of any of the foregoing from time to time created or obtained in accordance with this Agreement, applicable law or otherwise.

Except as required by applicable law, the Aircraft Documents referred to in this clause 11.5.1 shall be the property of Owner.

11.5.2
The Aircraft Documents referred to in clause 11.5.1 shall:
(a)
be kept and maintained in English;
(b)
be the latest revision and in an up-to-date status (through subscriptionto the relevant manufacturer’s update service or otherwise) in accordance and in such manner, form and location as the Maintenance Program, the Aviation Authority, the FAA and any applicable law may from time to time require;

(c)
accurately disclose the location of each Engine, APU and Landing Gear not installed on the Aircraft;
(d)
contain accurate Back to Birth Traceability of each LLP;
(e)
accurately disclose calendar time, Flight Hours and Cycles as applicable accrued since the last relevant maintenance event (including overhaul and performance restoration where relevant) for each hard time Part; and
(f)
with respect to hard time and on-condition condition monitored Parts, be accompanied with an EASA Form 1 tag or FAA Form 8130-3 supporting documentation evidencing calendar time, Flight Hours and Cycles as applicable accrued since installation.

11.5.3
Following any repair which is carried out other than in accordance with instructions contained in the Manufacturer’s repair manual, Lessee shall ensure that there is obtained and kept with the Aircraft Documents appropriate manufacturer repair scheme data and a Manufacturer’s approval issued in accordance with the requirements of the FAA.
11.5.4
Lessee shall keep all the Aircraft Documents in its possession or in the possession of an Approved Maintenance Performer, or in the possession of an established recognised aircraft documents storage facility provider who has issued a letter to Lessor (in form and substance satisfactory to Lessor) pursuant to which such provider agrees to deliver the Aircraft Documents to Lessor, at a single location approved by the Aviation Authority and meeting FAA regulations and the requirements of this Lease, and shall not permit any other person (other than a person entitled to have possession or control of the Aircraft under the terms of this Agreement) to have possession of or control over the Aircraft Documents except with the prior written consent of Lessor.
11.5.5
If Lessee fails to comply with the provisions of clause 21.2 as of the Expiry Date, then in lieu of such compliance, at Lessor’s sole discretion, Lessor may accept Lessee compensating Lessor (a) for overhaul and performance restoration costs and/or LLP replacement cost incurred in respect of the Aircraft resultant upon the inadequate maintenance of Aircraft Documents (according to FAA regulations and this Agreement) by Lessee during the Lease Term; and (b) for all rectification costs incurred in respect of any Part resultant upon the failure by Lessee to maintain an EASA Form 1 or FAA Form 8130-3 tag in respect of each Part, APU and Engine which is installed on the Aircraft at the time the Aircraft is redelivered to Lessor. This clause 11.5.5 shall not apply to Aircraft Documents provided by Lessor to Lessee on Delivery where such Aircraft Documents concern the time period before Delivery.
11.5.6
Lessee shall permit or procure free and full access by Lessor, upon Lessor’s reasonable request, to all relevant Aircraft Documents and Aircraft data, including aircraft and engine health monitoring data produced by Lessee, or any other operator of the Aircraft and/or any third party providers; provided that such access (unless it is on-line access) shall not be more frequent than once a year (unless an Event of Default has occurred and is continuing) and shall not interfere with Lessee’s or any other operator of the Aircraft’s normal commercial operations of the Aircraft.

11.6
Operational Information

Lessee will:

11.6.1
promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any part thereof, its use, registration, location and condition including the hours available on the Aircraft and any Engine until the next scheduled check, inspection, performance restoration, overhaul or shop visit, as the case may be;
11.6.2
on request, promptly furnish to Lessor evidence satisfactory to Lessor that all payments due to the relevant Government Entities, air traffic control, airport and navigation authorities, the EU-ETS Authority (or relevant “competent authority” under the EU-ETS Laws) if applicable, in either case in respect of the Aircraft or other aircraft being operated by Lessee (or any other operator of the Aircraft or wet-lessee), have been paid and discharged in full other than in respect of such charges which are being contested by Lessee in good faith by appropriate proceedings;
11.6.3
no later than the 10th day of each calendar month after the Delivery Date and on the Expiry Date, furnish to Lessor a maintenance status report with respect to the utilization of the Aircraft in the prior calendar month substantially in the form attached hereto as Schedule 12 which shall include, among other things, the Flight Hours and Cycles operated by the Aircraft, each Engine and the APU, the location of the Aircraft, each Engine and the APU and such other technical status information requested by Lessor;
11.6.4
promptly on becoming aware of the same notify Lessor in writing of:
(a)
any Total Loss with respect to the Aircraft, the Airframe, any Engine or APU;
(b)
any loss, theft, damage or destruction to the Aircraft, any Engine or any part thereof, or any modification to the Aircraft if (A) the potential cost of repairs may exceed the Damage Notification Thresholdor its equivalent in any other currency, or (B) Lessee is required to report the same to the Aviation Authority; and
(c)
any loss, arrest, hijacking, confiscation, seizure, requisition, impound, taking in execution, detention or forfeiture of the Aircraft or any part thereof;
(d)
any apparent violation of any Trade Laws involving the Aircraft; and
(e)
any event, accident or incident in respect of the Aircraft that might reasonably be expected to involve any Relevant Party or Lessee in a Loss in excess of the Damage Notification Thresholdor its equivalent in any other currency, or which is required to be reported to the Aviation Authority.
11.6.5
provide Lessor not less than 60 days’ prior written notice of each “C” Check, provided that if any such maintenance event is to occur less than 60 days after the scheduling thereof, Lessee shall provide written notice of such maintenance event promptly upon the scheduling thereof;
11.6.6
upon request by Lessor, if any letter or authority already provided to Lessor is insufficient to permit Lessor to access such information on its own, Lessee will authorise Eurocontrol, the EU-ETS Authority (or relevant “competent authority” under the EU-ETS Laws) or any other airport authority, air traffic control or navigation authority or creditor claiming rights in respect of the Aircraft to confirm to Lessor and/or Servicer the status of Lessee’s payments to such creditor in respect of the Aircraft and Lessee’s (or any other operator of the Aircraft or wet-lessee’s) other aircraft, as and when requested by Lessor and/or Servicer; and

11.6.7
promptly notify Lessor of any agreement or arrangement reached by Lessee with Eurocontrol, the EU-ETS Authority (or relevant “competent authority” under the EU-ETS Laws), any airport authority, air traffic control or navigation authority or creditor for the purposes of restructuring, deferring or in any way reorganising payment of any debt owed by Lessee to such authority.
12
Registration and Title

12.1
Title

Title to the Aircraft shall remain vested in Owner subject to the Financing Documents and any assignments, transfers, Security Interests or other disposals as Owner may make in accordance with this Agreement. Except as set out in clause 3(f) of Schedule 5, no Relevant Party gives any condition, warranty or representation in respect of title to or its interest in the Aircraft, and all such conditions, warranties or representations, expressed or implied, statutory or otherwise, are hereby expressly excluded.

12.2
No Security Interests
12.2.1
Lessee will not create or permit to arise or subsist any Security Interest (other than Permitted Liens) over the Aircraft or any part thereof or any interest therein and shall not register or permit any person claiming through Lessee to register any such Security Interest. If any such Security Interest comes into existence and/or is registered, Lessee will promptly take all action required to remove or discharge any such Security Interest and registration and shall immediately notify Lessor in writing of any such Security Interest and registration.
12.2.2
Lessee will ensure that all debts, damages, claims and liabilities which give or might give rise to a Security Interest (other than Permitted Liens) over or affecting the Aircraft or any part thereof are paid and discharged when due.
12.3
Registration
12.3.1
Lessor shall, at its own cost and expense, ensure that upon Delivery the Aircraft is registered with the FAA in the Owner’s name. Lessee agrees to cooperate with Owner and Lessor, at the expense of Lessor, in relation to such registration.
12.3.2
Lessee shall, at its own cost and expense, ensure that following registration at Delivery pursuant to clause 12.3.1 and at all times thereafter during the Lease Term, the Aircraft is registered in the register of aircraft maintained by the Aviation Authority in the name of Owner as owner and Lessor as lessor under this Agreement in accordance with applicable laws of the State of Registration or, if such registration is not possible, in the name of Lessee with Owner’s and Lessor’s interests in the Aircraft noted in the register. Lessor agrees to cooperate, and procure that Owner will cooperate, with Lessee, at the expense of Lessee, to the extent reasonably necessary to maintain such registration. Subject to Lessor’s rights following an Event of Default set forth in clause 22, neither Lessee, Lessor nor Owner will take any action or omit to take any action that may discharge, deregister or adversely affect the registration of the Aircraft.

12.4
Protection of Relevant Parties

Lessee shall not do or knowingly permit to be done anything that would jeopardise the rights or interests of any Relevant Party in and to the Aircraft or any part thereof or under the Transaction Documents or the Financing Documents and shall cause to be taken all actions required by law or customary practice, or reasonably requested by Lessor, to protect, preserve, perfect and maintain the rights and interests of any Relevant Party in and to the Aircraft or any part thereof or under the Transaction Documents or the Financing Documents (provided that Lessor shall be responsible for all costs and expenses relating to protecting, preserving, perfecting and maintaining such rights under the Financing Documents). If requested by Lessor, Lessee shall furnish evidence reasonably satisfactory to Lessor of the completion of any such actions.

12.5
Rights Against Manufacturers

Lessee shall not do or permit to be done anything which, or omit to do anything the omission of which, would or would be likely to prejudice any right that any Relevant

Party may have against Manufacturer, Engine Manufacturer, any maintenance provider or any supplier or manufacturer of the Aircraft or any part thereof.

12.6
Representations as to Title and Rights

Lessee shall not hold itself out to any person as owner of the Aircraft or any part thereof, and when any person inquires as to the ownership of the Aircraft or any part thereof, Lessee will make clear to such person that title to the Aircraft and any such part is held by Owner and, if applicable, that the Aircraft is subject to a mortgage in favour of the Financing Parties. Lessee shall not at any time represent or hold out any Relevant Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of carriage (whether for hire or reward or gratuitously) that may be undertaken by Lessee or any other person.

12.7
No Pledging of Credit

Lessee has no authority to pledge, and shall not pledge, the credit of any Relevant Party for any fees, costs or expenses connected with any maintenance, performance restoration, overhaul, repairs, replacements, or modifications to the Aircraft or any part thereof or otherwise connected with the use or operation of the Aircraft or any part thereof.

12.8
UCC Filings

If at any time subsequent to the initial filing of UCC financing statements, any other filing or any recording or other act is necessary to perfect, protect and preserve the rights and interests of any Relevant Party under any Transaction Document or in the Aircraft or any proceeds of the foregoing, including the filing of continuation statements with respect to filed UCC financing statements, Lessor shall, at its cost and expense, procure that such filings, recordings and acts are done pursuant to applicable law. Lessee agrees that Lessor is hereby authorised to make any filings or recordings referred to in this clause 12.8.

12.9
Identification Plates
12.9.1
Lessee shall, within 90 days following the Delivery Date, affix fireproof identification plates on the Airframe and each Engine in accordance with Manufacturer’s or Engine Manufacturer’s guidelines or, if no such guidelines have been provided, then having dimensions of not less than 10 cm x 7 cm. One identification plate shall be affixed to the Airframe structure in a prominent position no less visible than the Manufacturer’s data plate. One identification plate shall be affixed to each Engine in a prominent position no less visible than the Engine Manufacturer’s data plate. Each such identification plate shall bear the following legend:

“THIS [AIRCRAFT / ENGINE] IS OWNED BY UMB BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE AND IS LEASED TO GLOBAL CROSSING AIRLINES, INC.”

and within 20 Business Days after receipt of notice of any Financing Party and any Financing Documents as contemplated by clause 23 herein and at Lessor’s expense, Lessee shall cause the plate to contain the following additional inscription:

“AND IS SUBJECT TO A MORTGAGE IN FAVOUR OF [FULL NAME OF MORTGAGEE]”

12.9.2
Lessee shall maintain in good repair and shall not cover up (or permit to be covered up) such name plates and shall replace such name plates, if requested, reflecting the name of any successor, assignee or transferee of Owner or any Financing Party as permitted under the Transaction Documents.
12.9.3
Except as provided in clause 12.9.1, Lessee will not allow the name of any person to be placed on the Aircraft or any part thereof in a way that might be interpreted as a claim of ownership or any security interest; provided that nothing hereincontained shall prohibit Lessee from placing its customary colours and insignia on the Airframe or any Engine.
13
Possession, Subleasing and Wet-leasing

13.1
Possession

Subject to clause 13.2, Lessee shall not sublease, wet-lease or otherwise part with possession of the Aircraft or any part thereof without the prior written consent of Lessor (such consent to be granted or withheld at Lessor’s sole discretion and may be subject to terms and conditions specified by Lessor), except for:

13.1.1
the purposes of maintenance and repair which is being completed in accordance with this Agreement;
13.1.2
a wet-lease of the Aircraft which complies with all requirements of clause 13.3; or
13.1.3
with respect to an Engine or Part, as expressly permitted by clause 15.

Notwithstanding any such parting with possession permitted by this clause 13 (or consented to by Lessor), Lessee shall at all times remain responsible for procuring compliance with its obligations under the Transaction Documents and applicable law.

13.2
Subleasing

Lessee may not sublease the Aircraft without the prior written consent of Lessor. Any sublease will be subject to detailed terms and conditions specified by Lessor, including, without limitation, that:

13.2.1
no Default or Event of Default shall have occurred and be continuing;
13.2.2
Lessee shall assign such sublease to Lessor as security for Lessee’s obligations hereunder via the entry into a sublease security assignment in form and substance reasonably acceptable to Lessor, and shall procure a written acknowledgement of any such assignment from the sublessee;
13.2.3
the term of any such sublease (including any extensions or renewals) shall not extend beyond the end of the Lease Term;
13.2.4
any such sublease does not allow such sublessee to take any action that Lessee is not permitted to take under this Agreement;
13.2.5
any such sublease shall be subject to and subordinate to all of the terms of this Agreement and the sublessee shall execute and deliver a subordination and undertaking (the Subordination and Undertaking) in favor of Lessor and Owner;

13.2.6
any such sublease shall prohibit the sublessee from operating, maintaining, insuring or dealing with the Aircraft in a manner which discriminates against the Aircraft when compared with the manner in which the sublessee operates, maintains, insures or deals with other aircraft of a similar model to the Aircraft in the sublessee’s fleet;
13.2.7
the Aircraft remains registered in the State of Registration and based in the Habitual Base unless the consent of the Lessor to re-register the Aircraft in the state where the sublessee has its principal place of business has been obtained and the Lessee pays all reasonable out of pocket expenses incurred by the Relevant Parties (including, but not limited to, reasonable and documented legal fees and filing expenses) in connection with such re-registration and the re-registrationof Relevant Party’s interests (including security interests) in the Aircraft and all other Taxes and charges of whatsoever nature arising out of, or connected with, such re-registration;
13.2.8
such sublessee is not subject to proceedings of the type described in clause 22.1.11 at the commencement of any such sublease;
13.2.9
such sublessee shall not have any right to further sublease the Aircraft;
13.2.10
the country in which the principal place of business of such sublessee is located maintains diplomatic relations with the United States of America, there are no hostilities or any imminent threat of hostilities between such country and the United States of America and it is not a Sanctioned Country;
13.2.11
Lessee shall, regardless of any sublease, remain primarily liable for all obligations under this Agreement, provided that performance of the Lessee’s obligations by such sublessee shall satisfy, pro tanto, the Lessee’s obligations under this Agreement;
13.2.12
the Lessee shall provide the Lessor with acopy of any proposed sublease for review not less than thirty (30) days prior to execution thereof together with such financial and other information in relation to the proposed sublessee as Lessor may reasonably request;

13.2.13
if requested by Lessor, the Lessee shall provide the Relevant Parties with an opinion (in a form and content satisfactory to the Relevant Parties) addressed to each of them from Lessee’s legal counsel in the proposed sublessee’s state of incorporation regarding the proposed sublease, the Subordination and Undertaking and such other matters as Lessor may request;
13.2.14
if the Aircraft is to be registered or habitually based in a jurisdiction other than the existing State of Registration or the existing Habitual Base during the term of the proposed sublease (in each case, with the prior written consent of Lessor), such proposed subleasing shall be subject to the Relevant Parties each being satisfied that:
(a)
the Relevant Parties’ rights and interests under the Transaction Documents and the Financing Documents granted to any of them will not be prejudiced as a result thereof;
(b)
the Transaction Documents and the Financing Documents will continue to be valid, enforceable and recognized under the laws of all relevant jurisdictions and will be duly perfected under the laws of the proposed state of registration;

(c)
the Lessor (or if appropriate the Owner or the Financing Parties, whether directly or by directing Lessee to do so) will be entitled to promptly repossess and deregister the Aircraft following a an ‘event default’, howsoever described, under the proposed sublessee; and
(d)
the Relevant Parties having received, in advance of any change in the State of Registration or Habitual Base, satisfactory legal opinions from all relevant jurisdictions (including in the proposed state of registration and habitual base of the Aircraft) in a form and content satisfactory to the Relevant Parties regarding the above and such other matters as they might request, including, without limitation, that such change in the State of Registration or Habitual Base does not give rise to any adverse tax consequences (as determined at the sole discretion of the Indemnitee);
13.2.15
the Lessee shall be responsible for all reasonable costs and expenses (including fees of legal counsel) of the Relevant Parties in respect of any costs incurred in relation to or in connection with such proposed sublease and shall procure that any sublessee shall comply with the obligations contained in clause 8.5;

13.2.16
there shall be no pooling agreement or arrangement between the Lessee and the proposed sublessee;
13.2.17
the proposed sublesseeshall not be a Sanctioned Person and the Lessor shall have received such information concerning the prospective sublessee and its Affiliates as shall be required for Lessor to satisfy its “know your customer” requirements;
13.2.18
the Engines shall be installed on the Aircraft prior to delivery to the proposed sublessee;
13.2.19
the insurance requirements under this Agreement shall continue to be satisfied and any sublessee shall ensure that the Indemnitees are named as additional insureds for liabilities under its insurance policy;
13.2.20
any such sublease does not give rise to any adverse tax consequences; and
13.2.21
the Lessee shall procure that any sublessee complies with (without limitation) any VAT related requirements as requested by Lessor and that any sublessee provides a VAT form to Lessor.
13.3
Wet-leasing

Lessee will be permitted to wet-lease the Aircraft, provided that:

13.3.1
no Default or Event of Default shall have occurred and be continuing;
13.3.2
the prior written consent of Lessor shall be required to the extent the term of such wet-lease is greater than 12 months (such consent not to be unreasonably withheld);

13.3.3
Lessee shall provide prior written notice of such wet-lease to Lessor (which will confirm that the proposed wet-lease complies with the requirements of this Agreement);
13.3.4
the term of such wet-lease (including any extensions or renewals) shall not extend beyond the end of the Lease Term;
13.3.5
under the terms of such wet-lease, the Aircraft will:
(a)
at all times be in the possession and operational control of Lessee and operated by Lessee’s flight crew possessing all current certificates, permits and licences that are required by applicable law;
(b)
be maintained by Lessee in accordance with the Maintenance Program and Lessee’s normal maintenance practices;
(c)
be operated in accordance with the requirements of this Agreement; and
(d)
not be subject to any change in its State of Registration or Habitual Base unless consented to by Lessor in writing; provided that the Habitual Base under such wet-lease may change to the United Kingdom, Canada or any EASA-Member State without the consent of Lessor;

13.3.6
the insurance requirements under this Agreement continue to be satisfied;
13.3.7
such wet-lease contains (a) provisions that expressly subordinate such wet-lease (and the rights of the wet-lessee) to this Agreement and the rights of the Relevant Parties hereunder in respect of the Aircraft and will terminate immediately if this Agreement or the leasing of the Aircraft hereunder shall terminate for any reason and (b) a confirmation from the wet-lessee that it will recognize the rights, title and interest of the Relevant Parties in and to the Aircraft and this Agreement and that it will not seek to exercise any rights whatsoever in relation thereto;
13.3.8
the purpose of the wet-lease does not violate any applicable laws (including Trade Laws);
13.3.9
the terms of the wet-lease will not cause Lessee to be in breach of any provisions of this Agreement or result in a Default or Event of Default; and
13.3.10
the wet-lessee is not (a) a Sanctioned Person and such wet-lease will not involve operation of the aircraft in, to or from any Sanctioned Country (except as specifically licensed or otherwise authorised in compliance with this Agreement) or (b) subject to proceedings of the type described in clause 22.1.11 at the commencement of any such sublease.
14
Maintenance And Repair

14.1
General

At all times during the Lease Term, Lessee shall, at its own cost and expense:

14.1.1
keep the Aircraft or procure that the Aircraft is kept airworthy in all respects and in good repair and operating condition with all of its equipment, components and systems functioning in accordance with their intended use, and keep the Aircraft in the same or better operating condition as at Delivery ordinary wear and tear excepted and within the Manufacturer’s AMM limits;
14.1.2
maintain the Aircraft or procure that the Aircraft is maintained in accordance with (i) the Maintenance Program by an Approved Maintenance Performer; (ii) Aviation Authority and FAA requirements as implemented in the State of Registration; (iii) all alert service, inspection, maintenance, modification, repair and overhaul manuals, instructions and bulletins published by Manufacturer, Engine Manufacturer or the manufacturers of equipment, accessories or Parts installed on the Aircraft, including all Airworthiness Directives and Mandatory Regulatory Requirements having a mandatory due date for terminating action compliance during the Lease Term (or, if no terminating action, then to the highest level of inspection or modification permitted) pursuant to clause 21 and Schedule 7 (provided that Lessee shall not be required to complete any Airworthiness Directives or Mandatory Regulatory Requirements (except to the extent relating to the Engines) having a mandatory due date for compliance within the 120 day period prior to the Expiry Date); and (iv) all laws (including regulations of aviation authorities with jurisdiction over Lessee) applicable to Lessee, the Aircraft, any Engine, the APU or Part (whether imposed on Lessee or any other person) and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine, the APU or Part;

14.1.3
if required by the Aviation Authority, maintain a current maintenance certification in respect of the Aircraft and will provide a copy of such certification to Lessor on request;
14.1.4
procure promptly the replacement of any Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with a part complying with the conditions set out in clause 15.2;
14.1.5
not adversely discriminate against the Aircraft, Engines, APU or any Part in any use, maintenance, operation or modification level, including the incorporation of service bulletins, of the Aircraft as compared to other aircraft of the same type as the Aircraft owned or operated by Lessee as a result of leased status, remaining Lease Term or otherwise and Lessee shall service, repair, maintain and overhaul the Aircraft to keep the Aircraft maintained in the same manner and with the same care as used by Lessee with similar aircraft owned or operated by Lessee provided, however, the foregoing shall not be deemed or interpreted to expand any return provision for the Aircraft expressly set forth herein;
14.1.6
keep the Aircraft equipped with the Engines, APU and Parts installed at the Delivery Date or with removals, substitutes or replacements made in accordance with this Agreement; and
14.1.7
keep the Aircraft clean by international passenger airline standards and in good appearance.
14.2
Maintenance Program.

Lessee shall procure that the Maintenance Program shall, at all times (subject to the following sentence), be based on the latest revision of the Manufacturer Maintenance Planning Document and, in respect of the Engines, the applicable Engine Manufacturer’s generic recommended maintenance planning guidelines. Lessee shall update its Maintenance Program to reflect any revision to the Manufacturer Maintenance Planning Document or the Engine Manufacturer’s recommended maintenance planning guidelines as soon as reasonably practicable following such revision but in no event more than 12 months following the release of such revision.

14.3
Specific Requirements.

Without limiting the maintenance and repair obligations specified in clause 14.1, Lessee:

14.3.1
shall not, without the prior written consent of Lessor (not to be unreasonably withheld or delayed), amend or modify the Maintenance Program, unless the amendment or modification is based on a modification to the Maintenance Planning Document (except that Lessee may make any such amendment or modification if mandated by the Aviation Authority, Manufacturer and/or Engine Manufacturer and shall upon written request of Lessor furnish to Lessor a copy of any amendments or additions made to the Maintenance Program); provided that if Lessee adopts a materially revised Maintenance Program then Lessor, in its reasonable discretion, may make and notify Lessee of such adjustments to the Maintenance Rent balance and Maintenance Rent Rates as Lessor determines in its reasonable discretion as necessary to maintain the Maintenance Rent balance and Maintenance Rent Rates at levels which accurately reflect the costs associated with obtaining relevant maintenance services at prevailing industry rates.;

14.3.2
shall not, without the prior written consent of Lessor, amend or modify, or permit to be amended or modified, the scheduled inspection program or the CPCP set out in the Maintenance Program (except that Lessee may make any such amendment or modification if mandated by the Aviation Authority, Manufacturer and/or Engine Manufacturer, in which case Lessee shall promptly notify Lessor thereof) and shall promptly furnish to Lessor a copy of any amendments or additions made to the Maintenance Program;
14.3.3
shall continue to use the Aircraft in its regular commercial passenger or belly cargo, as applicable, operations until delivery to the Redelivery Location immediately prior to the Final Inspection;
14.3.4
shall provide written notice to Lessor in advance of the commencement of any maintenance event or Change (based on the cost of such event to the Aircraft on arm’s length terms with no favourable treatment or discount applied) where the expected cost is in excess of the Maximum Change Amount;
14.3.5
shall ensure that normal progressive maintenance will continue to be performed on the Aircraft throughout the Lease Term, and that no unusual maintenance procedures or cessation of maintenance shall occur during the 12 month period prior to the Scheduled Expiry Date;
14.3.6
shall have a fuel treatment program in effect and shall conduct a microbiological fuel sampling on the Aircraft in accordance with the recommendations and intervals set out in the Maintenance Planning Document using laboratory analysis;
14.3.7
shall (i) notify Manufacturer or other applicable manufacturer (as the case may be)

upon accomplishment of each service bulletin in order for Manufacturer or other applicable manufacturer (as the case may be) to update the applicable operations and maintenance manuals and (ii) include such updates in the Aircraft Documents;
14.3.8
ensure that all structural repairs made during the Lease Term will be in accordance with SRM or Manufacturer’s approval in the form of RDAS; and
14.3.9
except in relation to minor rotables and consumables in the Aircraft cabin or other minor rotables and consumables in the Airframe approved by Lessor, or except in respect of any non-OEM approved Parts or repairs incorporated in the Aircraft at Delivery, shall procure that only OEM approved Parts and only OEM approved repairs are used in connection with the maintenance or repair of the Aircraft (including the Engines and the APU) and all repairs shall be performed by an OEM authorised maintenance performer, unless otherwise approved in writing by Lessor prior to such installation or repair.
14.4
Requirements for Major Parts
14.4.1
Subject to the provisions of clause 15.6, if a Major Part is at any time removed from the Airframe for the purpose of maintenance or repairs, Lessee shall procure that the same are completed promptly and that such Major Part is re-installed on the Airframe as soon as reasonably practicable after removal and in no event more than the earliest of (i) 120 days after removal, (ii) the occurrence of a Default and (iii) the Expiry Date.

14.4.2
Lessee shall not operate or permit the operation of an Engine (whether installed on the Aircraft or any other airframe pursuant to clause 15.4) in excess of the Engine Thrust Rating without Lessor’s prior written consent, which may, at Lessor’s sole discretion, include an increase in the Maintenance Rent Rates relating to Engine Performance Restoration Shop Visit for the period that Engine is operated at the higher thrust rating. If Lessee breaches this clause 14.4.2 then, without prejudice to its other rights and remedies under the Transaction Documents and applicable law, Lessor may increase the Maintenance Rent Rates relating to Engine Performance Restoration Shop Visit for such period that the Lessor believes such Engine was operated and is being operated at the higher thrust rating by giving written notice to Lessee of such increased rates.
14.5
Alterations and Modifications
14.5.1
Lessee shall not be entitled to make or permit any modifications, alterations or additions to, or removals from, the Aircraft (each a Change) without the prior written consent of Lessor (not to be unreasonably withheld or delayed) except, where no Default has occurred and is continuing, for any Change that shall (i) not effect or alter the performance, specifications, substance or configuration of the Aircraft or the Aircraft structure or electrical systems, (ii) not diminish the marketability, value, utility, residual value, condition or airworthiness of the Aircraft or the value or validity of any warranty applicable to the Aircraft, (iii) not result in any change in the category or status of the Aircraft for purposes of any rules or regulations of the State of Registration or the Aviation Authority, (iv) not have an expected cost in excess of the Maximum Change Amount (based on the cost of the incorporation of such Change to the Aircraft on arm’s length terms with no favourable treatment or discount applied) unless expressly authorised or required by this Agreement, (v) not result in or constitute a deviation from the original type design or configuration of the Aircraft; and (vi) have been performed by an Approved Maintenance Performer.

For the avoidance of doubt, compliance with Airworthiness Directives, Mandatory Regulatory Requirements, changes required by the Aviation Authority and OEM service bulletins shall not be construed as Changes and shall be complied with in accordance with clause 14.1.
14.5.2
In the case of any Change, Lessee will ensure that the following documentation as applicable to such Change is available to Lessor upon request and the same will constitute Aircraft Documents for all purposes of the Transaction Documents:
(a)
a copy of the relevant Manufacturer’s service bulletin(s) issued for the Airframe / Engine / APU type for such Change (with each service bulletin listing the relevant serial number effectivity);
(b)
a copy of the relevant Part 21 design organization approval (DOA) for such Change including the reversal engineering for any such Change; and
(c)
copies of:
(i)
the engineering order, all designs, plans, diagrams, drawings and data to be used in accomplishing such Change including reversal engineering;
(ii)
where such Change results in a change to the type design of the Aircraft and (A) the engineering for such Change has been designed by an organization other than the holder of the type certificate for the Aircraft, a copy of the EASA STC or an FAA STC (with an EASA approval) issued to the relevant design organization (the RDO) or

(B) the engineering for such Change has been designed by the holder of the type certificate for the Aircraft, an amendment to the type certificate approved by EASA and the FAA;

(iii)
where such Change has resulted in a STC being installed on the Aircraft, (x) a written authorisation from any RDO holding an STC installed on the Aircraft enabling Lessor or any future owner or operator of the Aircraft to use of such STC solely with respect to the Aircraft, and without limitation, (y) instructions from any RDO holding an STC installed on the Aircraft for continued airworthiness of the STC to Lessor, in addition to Lessee and (z) instructions from the RDO for removal of such STC.
14.5.3
Upon completion of any Change supported by a STC (or, if earlier, the last day of the Lease Term):
(a)
Lessee will provide Lessor with the complete datapack associated with such Change no later than 90 days after the completion of such Change (or, if earlier, the last day of the Lease Term), such data pack to include a copy of the master drawing list, all documents and drawings referenced therein and all applicable manual supplements; and
(b)
Lessee will demonstrate to Lessor that Lessee has the right to use such STC issued in respect of such Change on the Aircraft and that such right is transferable (without charge or restriction) to Owner, if such right is not transferable, Lessee shall ensure that such STC is removed by Lessee prior to the redelivery of the Aircraft to Lessor in accordance with clause 21.
14.5.4
So long as no Default has occurred and is continuing, Lessee may remove or permit the removal of any Change if it can be removed from the Aircraft without diminishing or impairing the marketability, value, age, utility, residual value, condition or airworthiness of the Aircraft and the Parts comprising the Change are not required to be installed on or attached to the Aircraft in order to comply with any other provision of this Agreement or applicable law.
14.5.5
Notwithstanding any agreement to the contrary, unless Lessor has specifically consented to a Change or such Change is required by applicable law or regulation, Lessor may request that Lessee remove such Change no later than the Expiry Date and restore the Aircraft to its condition prior to that Change, at Lessee’s cost. Lessee shall provide Lessor with all documents, records and data relating to any Change remaining on an Aircraft at the Expiry Date.
14.5.6
Unless and until such Change is removed from the Aircraft in accordance with clause 14.5.4 or 14.5.5, all Changes shall become part of the Aircraft and title to all Changes shall be vested in and remain with Owner free and clear of all Security Interests other than Permitted Liens. Lessee will take such actions and execute such documents as may be necessary to ensure such title has properly vested in Owner.

15
Removal of Engines, APU and Parts

15.1
General Principles
15.1.1
Unless expressly permitted by this clause 15, Lessee shall procure that no Engine, APU or Part is removed from the Aircraft, except for the purpose of maintenance or repair permitted or required by this Agreement. An engine, auxiliary power unit or part may only be installed on the Aircraft if permitted by this clause 15.
15.1.2
Title to any Removed Engine, Removed APU or Removed Part shall remain vested in Owner free and clear of all Security Interests (other than Permitted Liens) and subject to the Transaction Documents and the Financing Documents until either title to a Replacement Engine, Replacement APU or Replacement Part is transferred to Lessor or such Removed Engine, Removed APU or Removed Part is redelivered to Lessor, as applicable, in each case in accordance with the provisions of this Agreement. Lessee shall not take any steps, permit any steps to be taken or fail to take any steps that could be reasonably expected to jeopardise the right, title or interests of any Relevant Party in any Removed Engine, Removed APU or Removed Part.
15.2
Substitution of Parts
15.2.1
Lessee will, at its own cost and expense, promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. Except for any temporary replacement permitted by clause 15.2.4, each replacement part installed on the Aircraft shall be a Replacement Part, provided that any Part installed at Delivery that is a non-OEM part may be replaced by a non-OEM part, provided the remaining requirements of a “Replacement Part” are satisfied.

15.2.2
Lessee may, at its own cost and expense, remove or permit the removal of any Parts in the ordinary course of maintenance, service, repair, overhaul or testing and, except as otherwise provided in clause 15.3, Lessee shall replace all such Removed Parts as promptly as possible but in no event longer than 90 days after removal, unless otherwise approved in writing by Lessor.
15.2.3
Except in respect of any temporary replacement permitted by clause 15.2.4, Lessee shall procure that each Replacement Part shall, upon or prior to installation, become, without further act, the property of Owner subject to the Transaction Documents and the Financing Documents and shall be free and clear of all Security Interests (other than Permitted Liens). Lessee will at its own expense take all steps and execute, and procure the execution of, all instruments as are necessary to ensure that title to any such Replacement Part passes to Owner. At the request of Lessor, Lessee will provide evidence to Lessor’s satisfaction that title has so passed to Owner. Once the requirements of this clause 15.2.3 have been met and the relevant Replacement Part is installed on the Aircraft, the Removed Part shall vest in Lessee free and clear of all Lessor Liens.
15.2.4
If no Default has occurred and is continuing, any Part may be temporarily replaced with a part that is not a Replacement Part if (i) a Replacement Part is not available to Lessee at the time and in the place that a replacement part is required to be installed on the Aircraft, (ii) the installation of such temporary replacement part on the Aircraft will not contravene any other provision of the Transaction Documents or applicable law, (iii) the Insurances are not affected and (iv) as soon as practicable after installation of such temporary replacement part on the Aircraft (but in any event no later than the earlier of 60 days after installation and the Scheduled Expiry Date), Lessee removes such temporary replacement part and replaces it with a Replacement Part.

15.2.5
In all cases, only LLPs which are new or have a cyclic life remaining that is equal to or greater than the cyclic life on the LLP being replaced may be installed on the Aircraft.
15.3
Temporary Installation of Parts on Other Aircraft

Except as expressly permitted under this Agreement, Lessee shall not permit any Part to be installed on any other aircraft or allow any Part to go out of its possession without Lessor’s prior written consent except if the following conditions have been met:

15.3.1
no Default has occurred and is continuing;
15.3.2
the Removed Part is installed on an aircraft which is owned or operated by Lessee;
15.3.3
the Removed Part is installed on that aircraft in accordance with applicable law;
15.3.4
Lessee is in full compliance with clause 15.2 and the terms of this Agreement (including in respect of Insurances) will continue to apply the Removed Part;
15.3.5
a record of the location of the Removed Part will be kept and made available to Lessor upon request; and
15.3.6
the Removed Part is removed from that other aircraft and installed on the Aircraft as soon as is practicable and in any event prior to the end of the Lease Term and return of the Aircraft to Lessor.
15.4
Removal and Temporary Substitution of Engines and APU

Lessee may, so long as no Default has occurred and is continuing, remove or permit the removal of an Engine or the APU from the Airframe and temporarily install on the Airframe an engine other than an Engine or an auxiliary power unit other than the APU, provided that:

15.4.1
such temporary engine or auxiliary power unit is leased to or is owned by Lessee;
15.4.2
the Removed Engine or Removed APU is, during the period of removal:
(a)
being safely preserved and stored in accordance with OEM instructions; or
(b)
being repaired or maintained in accordance with the Transaction Documents; or
(c)
with the prior written consent of Lessor, installed on another aircraft operated by Lessee which is being operated at the Engine Thrust Rating.
15.4.3
the Removed Engine or Removed APU shall be reinstalled on the Airframe (or installed on such other aircraft permitted by clause 15.4.2) within 120 days of such removal;

15.4.4
the installation of the temporary engine or auxiliary power unit on the Airframe and the installation of the Removed Engine or Removed APU on such other aircraft is, in each case, in accordance with applicable law and does not breach any other provision of the Transaction Documents;
15.4.5
the terms of this Agreement (including in respect of Insurances) will continue to apply to each Removed Engine and Removed APU and the installation of any temporary engine or auxiliary power unit on the Airframe does not have an adverse effect on the Insurances;
15.4.6
Lessee maintains or causes to be maintained separate insurance in accordance with clause 19 in respect of each Removed Engine and Removed APU while it is removed from the Airframe (and, if requiredby Lessor, Lessee shall furnishor cause to be furnished to Lessor waivers or acknowledgments by the insurers of the aircraft on which a Removed Engine or Removed APU is installed);
15.4.7
each lease or other agreement pursuant to which any aircraft on which any Removed Engine or Removed APU is installed is operated or financed contains provisions that are consistent with the interests of the Relevant Parties in the Removed Engine and the Removed APU, and Lessee has complied with clause 15.5.1; and
15.4.8
as soon as reasonably practicable and in any event on or before expiration or termination of the Lease Term, such engine or auxiliary power unit is removed from the Airframe and each Removed Engine and Removed APU is reinstalled on the Airframe; provided that, if an Event of Default has occurred and is continuing, any reinstallation under this clause 15.4.8 shall be performed immediately.
15.5
Notifications and Claims – Engines and APU
15.5.1
Lessee shall notify Lessor as soon as practicable in any in event not later than 2 days following any unscheduled removal of an Engine or the APU for any reason whatsoever.

15.5.2
Upon Lessor’s request, Lessee shall procure that any person to whom possession of the Removed Engine or Removed APU is given and any operator, lessor or owner of, or person holding a Security Interest in, an aircraft on which the Removed Engine or Removed APU is installed acknowledges in writing, for the benefit of the Relevant Parties, that it will respect the interests of the Relevant Parties in the Removed Engine or Removed APU and that neither it nor its successors or assigns will acquire, as against any Relevant Party, any right, title or interest in or to a Removed Engine or Removed APU as a result of such Removed Engine or Removed APU being installed on such aircraft; provided that such acknowledgment may take the form of an acknowledgment contained within the lease or financing document in respect of the aircraft on which the Removed Engine or the Removed APU is installed, so long as such acknowledgment is expressly stated to be for the benefit of third parties in the same position as the Relevant Parties (and Lessor is satisfied that it is legally effective to give such benefit to the Relevant Parties).
15.5.3
For the benefit of each lessor and owner of, and holder of a Security Interest in, an

(i) airframe other than the Airframe on which a Removed Engine or Removed APU is installed or (ii) auxiliary power unit or engine which is installed on the Airframe (each such holder, a Third Party Beneficiary), Lessor shall not acquire or claim, as against such Third Party Beneficiary, any right, title or interest in or to any such airframe, engine or auxiliary power unit as a consequence of such engine or auxiliary power unit being attached to the Airframe or as a consequence of any Removed Engine or Removed APU being attached to such airframe. If reasonably requested by Lessee, Lessor shall (at Lessee’s cost), if applicable, use reasonable endeavours to procure the provision of a written acknowledgment from Owner or any Financing Party holding a Security Interest in the Aircraft on terms similar to this clause 15.5.3.

15.6
Unserviceable Major Parts
15.6.1
If during the Lease Term a Major Part requires removal from the Aircraft by Lessee for Qualifying Maintenance Event resulting from Cycle, Flight Hour or calendar-time expiry or such Major Part’s normal performance deterioration, but not from any Excluded Event (the Exchange Criteria) (each such Major Part, an Unserviceable Major Part), Lessee shall provide Lessor with a written notice of such event (i) with respect to a scheduled Qualifying Maintenance Event (a Scheduled Qualifying Maintenance Event), no less than 90 days prior to the date such Scheduled Qualifying Maintenance Event would require to be commenced or (ii) with respect to an unscheduled Qualifying Maintenance Event (an Unscheduled Qualifying Maintenance Event), promptly, and in any event within 2 Business Days, after such Unscheduled Qualifying Maintenance Event is known to Lessee (an Exchange Notice). If any Major Part requires removal from the Aircraft by Lessee for any other purpose, Lessee shall provide a written notice to Lessor as soon as becoming aware of the cause for such removal. For an Unserviceable Major Part, the following will apply:

(a)
in the case of a Major Part being removed for reasons other than it meeting the Exchange Criteria, Lessee shall repair the Unserviceable Major Part in order to make it serviceable as declared by the Major Part’s serviceable tag or replace the Unserviceable Major Part with a Replacement Engine, Replacement APU or Replacement Part (as applicable). All costs associated with such repair or replacement shall be borne by Lessee;
(b)
in the case of a Major Part removed for a Scheduled Qualifying Maintenance Event where the Exchange Criteria are satisfied:

(i)
Lessor shall provide a Substitute Major Part as a substitute for such Unserviceable Major Part as soon as commercially practicable under the circumstances, but in any case within 90 days of receipt of the Exchange Notice. Under this scenario (A) a revised set of redelivery conditions in respect of the Substitute Major Part shall be agreed between Lessor and Lessee taking into consideration the condition of the Substitute Major Part and the remaining Lease Termto ensure that such Substitute Major Part will meet such redelivery conditions without further maintenance unless caused by an Excluded Event and (B) Lessee shall not be required to pay Maintenance Rent in respect of such Unserviceable Major Part (x) with respect to an Unserviceable Major Part that is an Engine or APU, for the period beginning on the date that such Engine or APU becomes unserviceable and ending on the date of receipt by Lessee of the Substitute Major Part and (y) with respect to an Unserviceable Major Part that is a Landing Gear, beginning on the later of (1) the date that is 90 days following Lessor’s receipt of the Exchange Notice and (2) the date on which such Landing Gear becomes unserviceable, and ending on the date of receipt by Lessee of the Substitute Major Part;

(ii)
should Lessor, acting reasonably, not be able to locate a suitable Substitute Major Part in accordance with sub-clause (i) immediately above, Lessee shall have the option to source a Substitute Major Part reasonably acceptable to Lessor. If Lessee sourcesa Substitute Major Part on a leased basis, Lessee shall provide a copy of the lease agreement for such Substitute Major Part to Lessor and obtain Lessor’s written consent (as to the form and substance of such lease agreement, including the amount of rent payable thereunder), which consent will not be unreasonably withheld or delayed, in advance of executing such lease agreement. Under this scenario, (A) Basic Rent payable under this Agreement shall be reduced for the period from the date of receipt of such Substitute Major Part by Lessee to the earlier of the Expiry Date and, if applicable, the date of expiration of the lease term under the lease for such Substitute Major Part, by an amount equal to (x) with respect to a Substitute Major Part sourced on a leased basis, the monthly lease rental payable by Lessee under such lease or (y) with respect to a Substitute Major Part owned by the Lessee, the then average current market lease rate for an engine, auxiliary power unit or landing gear, as applicable, of the same make and model as the Unserviceable Major Part being replaced, as evidenced by two quotes, one obtained by Lessee and one obtained by Lessor (provided that if the two quotes diverge by more than 10%, Lessee and Lessor will each obtain another quote, and the average of the three closest quotes will be utilized) (the Basic Rent Adjustment) and (B) Lessee shall have no obligation to pay Maintenance Rent to Lessor in respect of such Substitute Major Part beginning on the date of installation of such Substitute Major Part;
(iii)
should Lessor be unable to provide a Substitute Major Part and Lessee be unable or unwilling to source a Substitute Major Part, or Lessee and Lessor are unable to mutually agree to the terms relating to the substitution of an Unserviceable Major Part (including as to the terms of any lease agreement relating to a Substitute Major Part sourced by Lessee on a leased basis) under this clause 15.6.1, then this Agreement will terminate on, and the Expiry Date will be deemed for all purposes under this Agreement to be, the date that is 91 days following receipt by Lessor of the Exchange Notice. Following such termination, neither party will have any further obligations to the other party under this Agreement except (A) for any obligations which are expressed to survive the termination of the leasing of the Aircraft or of this Agreement (including but not limited to compliance with the Redelivery Conditions except insofar as they relate to the specific cause of the unserviceability of an Unserviceable Major Part described in the Exchange Notice) and (B) that Lessor shall, subject to clause 9.2, pay to Lessee an amount equal to the Security (less any amounts applied in accordance with this Agreement).
(c)
in the case of a Major Part removed for an Unscheduled Qualifying Maintenance Event where the Exchange Criteria are satisfied:
(i)
Lessee and Lessor shall discuss in good faith for aperiod of not more than 15 days following receipt by Lessor of the Exchange Notice, the following options with respect to the Unserviceable Major Part:

(A)
repair the Unserviceable Major Part under terms agreed by Lessor and Lessee in order to make it serviceable as declared by the Major Part’s serviceable tag;
(B)
have Lessor source a Substitute Major Part as soon as commercially practicable under the circumstances, but in any case within 60 days of receipt of the Exchange Notice, in which case a revised set of Redelivery Conditions in respect of the Substitute Major Part shall be agreed between Lessor and Lessee taking into consideration the condition of the Substitute Major Part and the remaining Lease Term to ensure that such Substitute Major Part will meet such Redelivery Conditions without further maintenance unless caused by an Excluded Event; or
(C)
have Lessee source a Substitute Major Part on a leased basis or from its own fleet. If Lessee sources a Substitute Major Part on a leased basis, Lessee shall provide a copy of the lease agreement for such Substitute Major Part to Lessor and obtain Lessor’s written consent (as to the form and substance of such lease agreement, including the amount of rent payable thereunder), not to be unreasonably withheld or delayed, in advance of executing such lease agreement. Under this scenario, (A) Basic Rent payable under this Agreement shall be adjusted in accordance with the Basic Rent Adjustment and (B) Lessee shall have no obligation to pay Maintenance Rent to Lessor in respect of such Substitute Major Part beginning on the date of installation of such Substitute Major Part.
(ii)
If Lessor and Lessee are unable to agree on any of the options set forth in sub-clause (i) above, then this Agreement will terminate on, and the Expiry Date will be deemed to be for all purposes under this Agreement, the date that is 30 days following receipt by Lessor of the Exchange Notice. Following such termination, neither party will have any further obligations to the other party under this Agreement except (A) for any obligations which are expressed to survive the termination of the leasing of the Aircraft or of this Agreement (including but not limited to compliance with the Redelivery Conditions except insofar as they relate to the specific cause of the unserviceability of an Unserviceable Major Part described in the Exchange Notice) and (B) that Lessor shall, subject to clause 9.2, pay to Lessee an amount equal to the Security (less any amounts applied in accordance with this Agreement). If Lessee is not able to redeliver the Aircraft in accordance with the immediately preceding sentence on the new Expiry Date, then for the first 30 days following such new Expiry Date, Basic Rent shall continue to accrue at the Basic Rent rate and not at the escalated Basic Rent rate set forth in clause 21.4.1 (provided that from and after the 31st day following such new Expiry Date, if the Aircraft has not been redelivered, Basic Rent shall accrue at the rate set forth in clause 21.4.1).
(iii)
If Lessor and Lessee agree that Lessor will deliver a Substitute Major Part pursuant to sub-clause (i)(B) above, and Lessor, acting reasonably, is not able to locate a suitable Substitute Major Part within 60 days of receipt of the Exchange Notice, then Lessor and Lessee shall discuss in good faith to either:

(A)
terminate this agreement, in which case this Agreement shall terminate on, and the Expiry Date will be deemed to be for all purposes under this Agreement, the date that is 90 days following receipt by Lessor of the Exchange Notice, provided that Lessee shall not be required to pay Basic Rent for the 30 day period prior to the new Expiry Date (provided that If Lessee is not able to redeliver the Aircraft on the new Expiry Date, then Basic Rent shall resume beginning on the first day following such new Expiry Date at the rate set forth in clause 21.4.1). Following such termination, neither party will have any further obligations to the other party under this Agreement except (A) for any obligations which are expressed to survive the termination of the leasing of the Aircraft or of this Agreement (including but not limited to compliance with the Redelivery Conditions except insofar as they relate to the specific cause of the unserviceability of an Unserviceable Major Part described in the Exchange Notice) and (B) that Lessor shall, subject to clause 9.2, pay to Lessee an amount equal to the Security (less any amounts applied in accordance with this Agreement); or
(B)
have Lessee source a Substitute Major Part on a leased basis or from its own fleet. If Lessee sources a Substitute Major Part on a leased basis, Lessee shall provide a copy of the lease agreement for such Substitute Major Part to Lessor and obtain Lessor’s written consent (as to the form and substance of such lease agreement, including the amount of rent payable thereunder), not to be unreasonably withheld or delayed, in advance of executing such lease agreement. Under this scenario, (A) Basic Rent payable under this Agreement shall be adjusted in accordance with the Basic Rent Adjustment and (B) Lessee shall have no obligation to pay Maintenance Rent to Lessor in respect of such Substitute Major Part beginning on the date of installation of such Substitute Major Part.

15.6.2
(i) Any Substitute Major Part provided by Lessor will become an “Engine”, “APU” or “Landing Gear”, as applicable, for all intents and purposes under the Transaction Documents and shall become subject to this Agreement, the other Transaction Documents and the Financing Documents, (ii) the Unserviceable Major Part shall cease to be subject to this Agreement, the other Transaction Documents and the Financing Documents, (iii) Lessee shall promptly, and in any case within 45 days of removal, redeliver the Unserviceable Major Part, together with all Aircraft Documents relating to such Unserviceable Major Part, to Lessor in the condition required under clause 21 (other than in respect of the issue which triggered the Exchange Criteria) to a location chosen by Lessor (acting reasonably), (iv) Lessee shall (at its own cost) execute such agreements or instruments, and do all such further acts and things, as Lessor may request in order to give effect to the substitution of the Substitute Major Part and (v) all transportation, shipping, installation and removal costs shall be borne (A) by

Lessee in the case of (x) a return to Lessor of an Unserviceable Major Part and (y) delivery to Lessee of a Substitute Major Part sourced by Lessee and (B) by Lessor in the case of delivery to Lessee of a Substitute Major Part sourced by Lessor.

16
Manufacturer’s Warranties

16.1
Assignment of Warranties

On the Delivery Date, all assignable or transferable Manufacturer, Engine Manufacturer, or any other maintenance provider or vendor warranties with respect to the Aircraft are hereby made available by Lessor to Lessee for the duration of the Lease Term, without warranty by Lessor as to the enforceability of any of the rights so made available.

16.2
Obligations Relating to Warranty Claims

Lessee shall promptly and in good faith pursue all claims it may have against Manufacturer, Engine Manufacturer and any other vendor, maintenance provider or repairer in respect of the Aircraft and will promptly notify Lessor in writing of any such claim. Lessee shall not take or allow any action, or omit to take any action, that would adversely affect any material right of any Relevant Party against Manufacturer, Engine Manufacturer and any other vendor, maintenance provider or repairer in respect of the Aircraft. In respect of any maintenance or repairs performed on the Aircraft during the Lease Term, Lessee shall ensure that the person performing such maintenance or repair (including any manufacturer) gives a binding agreement that any warranties given to Lessee in respect of such maintenance or repairs are assignable or transferable to Owner and any subsequent owner or operator of the Aircraft or any part thereof at or after the end of the Lease Term (and such obligation shall survive the Expiry Date).

16.3
Proceeds of Warranty Claims

Lessee shall give Lessor prompt written notice of any warranty claim in respect of the Aircraft which is settled with Lessee on the basis of a total or partial cash payment. Any cash payments to Lessee in respect of warranty claims, which are not or will not be applied to the repair or remedy of defects in the Aircraft and which are not in respect of compensation for loss of use of the Aircraft during the Lease Term, shall be for Lessor’s account and shall, to the extent received by Lessee, be promptly paid by Lessee to Lessor. In all other cases, proceeds of any claims under any warranty relating to the Aircraft received by Lessee shall be promptly applied to repair or remedy the defect, if any, in the Aircraft giving rise to such claim.

16.4
Reassignment of Warranty and Existing Claims

The assignment or other transfer of rights by Lessor or Owner pursuant to this clause 16 shall terminate and automatically revert to Lessor or Owner (as applicable) at the time the Aircraft is redelivered to Lessor (whether at the end of the Lease Term or otherwise and whether voluntary or involuntary) without any further act on the part of Owner, Lessor or Lessee; provided that if any claims relating to the repair or remedy of defects in the Aircraft (other than defects which have been repaired or remedied by Lessee and for which such claim relates only to reimbursement of Lesseefor the costs of such remedyor repair) remain outstanding at the time of such termination, then Lessee shall, at its own expense, take all such actions as are required to assign or transfer the rights to such claims to Lessor (or, at Lessor’s election, Owner) and notify and obtain any required consent of the relevant manufacturer, vendor, maintenance provider or repairer. If requested by Lessor, Lessee shall take all actions and execute all documents required to give effect to this clause 16.4 and Lessee’s obligations under this clause 16.4 shall survive the Expiry Date.

17
Indemnities

17.1
General Indemnities

Lessee hereby agrees at all times to indemnify and hold harmless each Indemnitee from and against all and any Losses that are incurred by, imposed on or asserted against any Indemnitee or the Aircraft by any person directly or indirectly arising from, connected with or related to any of the following:

17.1.1
the manufacture, ownership, possession, registration (or non-registration), performance, transportation, management, control, use, operation, loss, damage, emissions, environmental damage, acceptance, abandonment, rejection, storing, design, destruction, presence, substitution, insurance, repossession, condition, testing, delivery, non-delivery, leasing, subleasing, wet-leasing, mortgaging (other than a Lessor Lien), location, maintenance, repair, service, modification, performance restoration, overhaul, inspection, refurbishment, alteration, replacement, pooling, interchange, removal, redelivery, import, export, reexport, return, protection, purchase, transfer, sale, or disposition of (or attempted purchase, transfer, sale, or disposition of), or other matters relating to or attributable to, the Aircraft or any part thereof or any right or interest therein, in each case whether or not such Losses may be attributable to any defect in the Aircraft or any part thereof or the Aircraft Documents, or to any other reason whatsoever, and regardless of when the same shall arise;
17.1.2
any design, article or material in the Aircraft or any part thereof or the operation or use thereof constituting or being alleged to constitute an infringement of any patent, copyright, design, trademark or other proprietary right;
17.1.3
preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft;
17.1.4
a breach by Lessee of any of its obligations under the Transaction Documents or any other act or omission of any person which invalidates or renders void or voidable any of the Insurances; or
17.1.5
any transaction, activity, approval, or document contemplated by any Transaction Document or given or entered into in connection therewith, other than any Financing Document unless caused by Lessee’s breach of any of its obligations under the Transaction Documents, in each case whether or not such Losses arise in contract, applicable law or otherwise and regardless of the acts or omissions (including any negligence or any type) of any Indemnitee except as expressly provided in clause 17.2.

17.2
Exclusions

The following are excluded from Lessee’s agreement to indemnify any particular Indemnitee under clause 17.1:

17.2.1
any Loss to the extent relating to a claim arising prior to the Delivery Date;
17.2.2
any Loss to the extent that it is mutually agreed or absent mutual agreement are judicially determined to be attributable to an act, matter, circumstance or thing done, arising or occurring after the date on which Lessor shall have accepted redelivery of the Aircraft and the Aircraft Documents from Lessee in accordance with this Agreement (the Compliance Date), but only to the extent such Loss is not attributable to acts or omissions of Lessee;
17.2.3
any Loss to the extent that it is judicially determined to have been caused by the gross negligence or wilful misconduct of such Indemnitee;
17.2.4
without prejudice to clause 17.5 or clause 18, any Loss which is a Tax;
17.2.5
any Loss for currency indemnification, which shall be governed by clause 8.5;
17.2.6
any increase in the amount of any Loss for which Lessee is required to indemnify any Indemnitee under clause 17.1 to the extent such increase arises out of and as a consequence of the assignment, transfer or disposal by such Indemnitee of its interest in the Aircraft, the Transaction Documents or the Financing Documents to which it is a party, in each case with reference to applicable law in effect at the time of such assignment, transfer or disposal (but without prejudice to the rights of the relevant assignee, transferee or disposee as an Indemnitee hereunder following such assignment, transfer or disposal) unless such assignment, transfer or other disposition occurs: (a) at Lessee’s request, (b) as a result of or in connection with an Event of Default or the termination of this Agreement other than by expiration of the Lease Term, (c) pursuant to a requirement in the Transaction Documents or under applicable law, (d) in connection with a Total Loss or (e) while the Aircraft is subleased to any person and such Loss would not have been incurred had the Aircraft not been so subleased; and
17.2.7
any Loss which is covered pursuant to another indemnity provision of any Transaction Document and payment to such Indemnitee under such other indemnity has actually been unconditionally and irrevocably received by it, or would have been covered pursuant to another indemnity provision of any Transaction Document but for an express exclusion to such indemnity provision;
17.2.8
any Loss which arises directly as a result of a Lessor Lien provided such Lessor Lien does not result directly from a breach, act or omission on the part of Lessee;
17.2.9
any Loss comprising normal administrative and management costs and expenses of such Indemnitee (but excluding any such Loss which is suffered or incurred as a result of or following the occurrence of a Default);
17.2.10
any Loss to the extent such Loss has been unconditionally and irrevocably settled and reimbursed by the receipt of proceeds by such Indemnitee under the insurances.

17.3
Notice

Lessee and Lessor shall promptly after obtaining actual knowledge thereof notify the other of any Loss as to which indemnification is or may be sought under clause 17.1.

17.4
Continuation of Indemnities

The rights of each Indemnitee in respect of all of the indemnities contained in this Agreement, including in this clause, shall continue in full force and effect in favour of each such Indemnitee notwithstanding the termination of any Transaction Document and/or the leasing of the Aircraft hereunder for any reason whatsoever, any breach of any Transaction Document by any person or any other fact, event or circumstance of any kind whatsoever.

17.5
Payments on Demand on After-Tax Basis

Each indemnity and other payment made by Lessee under this clause 17 shall be made upon written demand for payment and on an After-Tax Basis.

18
Taxation

18.1
Tax Indemnity

Lessee shall promptly pay and discharge, within the period for payment permitted by law (and shall, if requested by a Tax Indemnitee, produceto such Tax Indemnitee evidence of the payment and discharge thereof), and immediately upon demand pay and indemnify and hold harmless each Tax Indemnitee from and against any and all Taxes whether suffered or incurred by or imposed on Lessee, any Tax Indemnitee or any of their respective Affiliates, the Aircraft or any part thereof or otherwise, directly or indirectly arising from, connected with, related to, upon or measured by any of the following:

18.1.1
the manufacture, ownership, possession, registration (or non-registration), performance, transportation, management, control, use, operation, loss, damage, acceptance, abandonment, rejection, storing, design, destruction, presence, substitution, insurance, repossession, condition, testing, delivery, non-delivery, leasing, subleasing, wet-leasing, mortgaging (other than a Lessor Lien), location, maintenance, repair, service, modification, performance restoration, overhaul, inspection, refurbishment, alteration, replacement, pooling, interchange, removal, redelivery, import, export, return, protection, purchase, transfer, sale or disposition of, or other matters relating to or attributable to, the Aircraft, any part thereof or any right or interest therein;
18.1.2
the Transaction Documents or any transaction or activity contemplated thereby, including any rentals, gains, income, proceeds (including insurance proceeds), earnings or other amounts arising from the Transaction Documents, the Aircraft or any part thereof;
18.1.3
the entry into, execution, delivery, filings, recording, registration, performance or enforcement of any Transaction Document,

and will indemnify and hold harmless each Tax Indemnitee from and against all

Losses incurred by any Tax Indemnitee in relation to any such Taxes or in connection with the enforcement of this clause 18.1.

18.2
Exceptions

The following are excluded from Lessee’s agreement to indemnify any particular Tax Indemnitee under clause 18.1:

18.2.1
any Taxes arising solely as a result of a transaction or event relating to the Aircraft that occurs after the Compliance Date or any Taxes related to a period occurring after the Compliance Date, in each case that is unrelated to the transactions contemplated by the Transaction Documents;
18.2.2
any Taxes imposed on such Tax Indemnitee with respect to, or measured by reference to, the net income, profits, capital or gains of such Tax Indemnitee by any Government Entity in the jurisdiction in which it is incorporated or tax-resident for the purposes of tax under applicable law, except for any Taxes imposed on such Tax Indemnitee in any jurisdiction that result from:
(a)
any improvement, alteration, substitution or addition made to the Aircraft during the Lease Term (except where it is made at the written request of Lessor or Owner and is not otherwise required to be made by the terms of this Agreement);
(b)
the negotiation, presence, execution, delivery, enforcement, registration or delivery of any of the Transaction Documents in such jurisdiction;
(c)
the presence, use, operation, maintenance, alteration, registration, repair or replacement of the Aircraft or any part thereof in such jurisdiction;
(d)
the presence, organization, incorporation, any place of business or activities of Lessee or any person having use, possession or custody of the Aircraft or any part thereof in, or payment of any amount under the Transaction Documents from, such jurisdiction;
(e)
the breach by Lessee of any of its representations, warranties, obligations or covenants under any Transaction Document; or
(f)
an Event of Default or a Total Loss or an Illegality Event;
18.2.3
any Taxes imposed on such Tax Indemnitee to the extent such Tax is imposed as a consequence of the sale, transfer or other disposition by such Tax Indemnitee of any interest in the Aircraft or any part thereof, in each case with reference to applicable law in effect at the time of such sale, transfer or disposal (but without prejudice to the rights of the relevant buyer, transferee or disposee as a Tax Indemnitee hereunder followingsuch sale, transfer or other disposition) unless such sale, transfer or disposition shall occur (a) at Lessee’s request, (b) as a result of or in connection with an Event of Default, an Illegality Event or the termination of this Agreement other than by expiration of the Lease Term, (c) pursuant to a requirement in the Transaction Documents or under applicable law, (d) in connection with a Total Loss or (e) while the Aircraft is subleased to any person and such Taxes would not have been imposed had the Aircraft not been so subleased;

18.2.4
any Taxes imposed on such Tax Indemnitee to the extent such Taxes are wholly and directly attributable to that Tax Indemnitee’s gross negligence or wilful misconduct unless caused directly by the gross negligence or wilful misconduct on the part of Lessee or any other user of the Aircraft;
18.2.5
any Taxes which are covered pursuant to another indemnity provision of any Transaction Document to the extent that payment to such Tax Indemnitee under such other indemnity has actually been unconditionally and irrevocably received by it;

18.2.6
any Taxes arising as a result of a Lessor’s Lien or Financing Document; and
18.2.7
any Taxes which arise as a result of (i) a material breach or default by such Tax Indemnitee of its obligations under a Transaction Document or, (ii) a material misrepresentation by a Tax Indemnitee under any Transaction Document, and in each case which does not result from any breach, act or omission of Lessee; or
18.2.8
any Taxes which are imposed solely as a direct result of activities of any Tax Indemnitee in the jurisdiction imposing the liability unrelated to that Tax Indemnitee’s dealings with Lessee or to the transactions contemplated by the Transaction Documents or the operation of the Aircraft by Lessee or any Permitted Sublessee,

provided that the exclusions set out in this clause 18.2 shall not be interpreted to exclude the making of any payment on an After-Tax Basis.

18.3
Notice and Contest
18.3.1
If Lessor receives written notice from any Government Entity or from another Tax Indemnitee of any written claim against any Tax Indemnitee for any Taxes for which Lessee is required to pay or against which Lessee is required to indemnify such Tax Indemnitee pursuant to clause 18.2, Lessor shall promptly notify Lessee thereof in writing.
18.3.2
So long as (i) a contest of such claim does not involve any risk of the sale, forfeiture, seizure, detention or loss of the Aircraft or any interest therein or any civil or criminal liability on the part of any Tax Indemnitee, (ii) no Default or Event of Default has occurred and is continuing, and (iii) adequate reserves have been made for such claim or, if required, an adequate bond has been posted and arrangements satisfactory to Lessor (acting reasonably) have been made with respect to the costs and expenses associated with the contest, then Lessor will in good faith and at Lessee’s sole cost and expense consult and cooperate with Lessee in taking such action as is reasonably practicable to avoid or mitigate such claim or loss, provided always that Lessee will indemnify such Tax Indemnitee from and against all costs and expenses suffered or incurred by the Tax Indemnitees in connection with the same. To the extent that Lessee indemnifies Lessor or any Tax Indemnitee in respect of any Loss under clause 18.1 and Lessor or such Tax Indemnitee is subsequently reimbursed in full in respect of that Loss by any other person, Lessor or such Tax Indemnitee shall, provided no Event of Default shall have occurred and be continuing, promptly pay to Lessee an amount equal to the sum paid to it by Lessee pursuant to clause 18.1 less any Tax payable by Lessor or such Tax Indemnitee in respect of such reimbursement.

18.4
Value Added Tax

Each amount stated as payable under any Transaction Document is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it. Lessee will pay to Lessor or the relevant tax authority (as applicable) the amount of any VAT chargeable in respect of any supply for VAT purposes under such Transaction Document. Lessee shall provide evidence to the Lessor in respect of payment of any such VAT. For such purposes:

18.4.1
VAT means value added, sales, use, rental, services, transaction privilege, goods and services, turnover or consumption tax or any other charge, imposition or levy of a like nature, wherever imposed; and
18.4.2
supply includes anything on which VAT is chargeable.
18.5
Payments on Demand on After-Tax Basis

Each indemnity and other payment made by Lessee under this clause 18 shall be made upon written demand for payment and on an After-Tax Basis.

18.6
No Deductions or Withholdings

All payments to be made by Lessee under or in connection with the Transaction Documents, whether in respect of Rent or any other amount, shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise) unless such deduction or withholding is required by law in respect of any payment, in which event Lessee shall:

18.6.1
ensure that any deduction or withholdingby it does not exceed the minimum amount legally required;
18.6.2
on the due date for such payment, pay to the payee such additional amount as shall result in the net amount received by such payee being equal on an After-Tax Basis to that amount which would have been received by such payee had no such deduction or withholding been made or required;
18.6.3
pay to the applicable taxation or other authorities within the period for payment permitted by law the full amount of the deduction or withholding legally required to be paid by it (including the full amount of any deduction or withholding from any additional amount paid pursuant to clause 18.6.2); and
18.6.4
furnish to such payee, within 30 days of the due date for such payment to it either

(x) an official receipt of the applicable taxation or other authorities for all amounts deducted or withheld as aforesaid or (y) if such receipts are not issued by the relevant taxation or other authorities, a certificate of deduction or other evidence acceptable to Lessor of payment of the relevant deduction or withholding.

18.7
Payment of Taxes

Lessee shall promptly pay all Taxes as and when the same are due and Lessee shall, upon request, provide evidence satisfactory to Lessor that it has paid, or set aside adequate reserves to pay, all Taxes.

18.8
Tax Filings and Information

18.8.1
Lessee will provide such information as may be requested by Lessor to enable any Tax Indemnitee to fulfil its tax filing or other information reporting requirements with respect to the transactions contemplated by the Transaction Documents. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this clause 18, to the extent legally permitted to do so Lessee shall timely file it or cause it to be filed (except for any such report, return or statement which a Tax Indemnitee has notified Lessee that it intends to file, or for income tax returns or any other return, report or statement which any Tax Indemnitee is required by law to file in its own name). Lessee shall send a copy of each such report, return or statement to Lessor. Where Lessee is not so permitted to file such report, return or statement, it shall notify Lessor of such requirement and prepare and deliver, such report, return or statement to Lessor in a manner satisfactory to it within a reasonable time prior to the time such report, return or statement is to be filed.

18.8.2
Lessor agrees to provide Lessee with such information as is available to Lessor and which Lessor is permitted to provide and as may be reasonable necessary or appropriate in order for Lessee to claim any reduction of, or exemption from any Tax which Lessee may be required to indemnify against under this Agreement, unless Lessor determines that providing such information may have an adverse effect on either the business, operations, financial or tax position of any Indemnitee or Tax Indemnitee or Lessor’s reputation or standing with any tax authority.
18.9
Continuation of Indemnities

The rights of each Tax Indemnitee in respect of the indemnities contained in this Agreement, including in this clause 18, shall continue in full force and effect in favour of each such Tax Indemnitee notwithstanding the termination of any Transaction Document and/or the leasing of the Aircraft hereunder for any reason whatsoever, any breach of any Transaction Document by any person or any other fact, event or circumstance of any kind whatsoever.

19
Insurances

19.1
Obligation to Insure

From the Delivery Date until expiration or earlier termination of the Lease Term and redelivery of the Aircraft to Lessor (and thereafter in accordance with clause 19.13), Lessee shall, at its own expense, effect and maintain or cause to be effected and maintained in full force and effect insurances and, if required by Lessor, reinsurances, on and with respect to the Aircraft that comply with the provisions of this clause 19, and further comply with any other applicable provisions of the Transaction Documents (such insurances and reinsurances, the Insurances). The Insurances shall be led by underwriters and carried with insurers, and through brokers, in each case, of recognised international standing and credit, in each case acceptable to Lessor in its sole discretion, who regularly participate in aviation insurance in the London or New York insurance markets (or such other leading international insurance markets as Lessor may approve in writing). The Insurances shall at all times reflect prudent practices in the international aviation insurance market for major international air carriers operating the same type of aircraft as the Aircraft on similar routes.

19.2
Changes

19.2.1
Lessor may from time to time, having regard to insurance coverage carried by major international commercial air carriers operating aircraft of the same type as the Aircraft and to practices at such time in the international aviation insurance market and to the requirements of lessors and financiers of aircraft and to the interests of the Indemnitees, require Lessee (at no cost to Lessor or any Indemnitee) to effect such other insurances, or such variations to the terms of the existing Insurances, as Lessor may by notice to Lessee reasonably require in order fully to protect the interests of the Indemnitees.

19.2.2
If Lessor requires any additional insurances or variations to any Insurances pursuant to clause 19.2.1 or wishes to revoke its approval of any insurer, reinsurer or broker, Lessor and its insurance advisers will, at the request of Lessee made within 5 Business Days of Lessor’s notification of any such requirement or revocation, consult with Lessee and the relevant broker as to whether such additional insurances or variations to any Insurances or a change of insurer, reinsurer or broker (as applicable) is required in to protect the interests of the Indemnitees. If, following that consultation, Lessor (acting reasonably) considers that any such additional insurances, variations to Insurances or change of insurer, reinsurer or broker should be implemented, Lessee shall promptly arrange or procure insurance cover meeting Lessor’s requirements.
19.2.3
If at any time Lessor reasonably considers that the existing Insurances do not provide the Relevant Parties a satisfactory breach of warranty endorsement (in the case of Hull All-Risks and Hull War-Risks policies) and a satisfactory breach of warranty endorsement and cross liability and/or severability of interests clause (in the case of liability policies), then Lessee shall, at the request of Lessor, effect and maintain a policy in respect of the interests of the Relevant Parties, in such form as Lessor reasonably requires.
19.2.4
Nothing in this clause 19.2 shall be construed as to require Lessee to (i) increase the Agreed Value, (ii) decrease the deductible permitted under this Agreement or

(iii) increase the Minimum Liability Amount; provided that the Agreed Value may be adjusted in connection with the replacement of any Engine in accordance with clause 15.6 or clause 20.2, as applicable.

19.3
Insurance with Respect to the Aircraft

Lessee shall obtain and maintain, or cause to be obtained and maintained with respect to the Aircraft the following insurances:

19.3.1
“Hull All-Risks” in respect of loss or damage while flying and on the ground with respect to the Aircraft on an agreed value basis for the Agreed Value;
19.3.2
“All-Risks” (including “War and Allied Risk” except when on the ground or in transit other than by air) property insurance on all Engines, the APU and Parts when not installed on the Aircraft on an agreed value basis for not less than their full replacement value and including engine test and running risks; and
19.3.3
“Hull War and Allied Perils” based on the coverage afforded by LSW 555D or market equivalent available from the leading international insurance markets, including confiscation and requisition by the State of Registration, hijacking, strikes, riots, malicious damage and civil commotion on an agreed value basis for the Agreed Value.
19.4
AVN 67B

So long as it shall, in Lessor’s opinion, be general industry practice to insure aircraft that are leased and financed on the basis of Lloyds form AVN 67B endorsements, then Lessee shall procure endorsements to the Insurances to incorporate the terms of Lloyds form AVN 67B endorsements into the policies for such Insurances (or, if such endorsements are not possible, shall procure that the Insurances are, at a minimum, consistent with the terms of such endorsements). In the event that any provision of such AVN 67B endorsements conflicts with or is otherwise inconsistent with the requirements of this clause 19 then (so long as it shall, in Lessor’s reasonable opinion, be general industry practice to insure aircraft that are leased and financed on the basis of such endorsements) such conflicting or inconsistent provision of such endorsements shall prevail and shall be deemed to satisfy the requirements of this clause 19 to the extent of such conflict or inconsistency.

19.5
Terms Specific to Hull Insurance

The Insurances required under clause 19.3 shall be provided on an agreed value basis and the policies and shall:

19.5.1
include each Relevant Party as an additional insured for its respective rights and interests;
19.5.2
include a loss payable clause that provides that all insurance proceeds in respect of a Total Loss shall be payable in accordance with (or on terms consistent with) the terms and conditions of Lloyds form AVN 67B endorsement to Lessor or its designee and that all other insurance proceeds shall be paid in accordance with the terms of this Agreement and any other “Contracts” named on the Insurances (which shall include the relevant Transaction Documents and Financing Documents) to such parties as may be necessary to repair the Aircraft;
19.5.3
include a notice and/or acknowledgment of any assignment (which may take the form of being noted as a contract in the insurance certificate) of any of Lessee’s or any insurer’s rights, interests and benefits to all proceeds of Insurances, as the case may be, and any further assignment of the same by Lessee, Lessor, Owner or any other person in a form acceptable to Lessor;
19.5.4
be subject to such exclusions and deductibles as Lessor may reasonably approve, provided that in no event shall the deductible under the Hull All-Risks and the Hull War-Risks insurance exceed the Damage Notification Threshold;
19.5.5
provide that the insurers are not entitled to replace the Aircraft in the event of a Total Loss; and
19.5.6
provide that under the insurance policies, if the insured installs an engine owned by a third party on the Aircraft either (i) the hull insurance will automatically increase to such higher amount as is necessary in order to satisfy both the requirement that the loss payee in respect of the Aircraft will receive an amount equal to the Agreed Value in the event of a Total Loss and any amount separately payable to the third party engine owner in respect of the Total Loss, or (ii) separate additional insurance on such engine will attach in order to satisfy the requirements of the insured to such third party engine owner.

If separate Insurances are arranged to cover the “Hull All-Risks” insurance and the “Hull War-Risks” and related insurances, the underwriters subscribing to such insurance agree that if any dispute as to whether a claim is covered by the “Hull All-Risks” or “Hull War-Risks” policies, such claim be settled on a 50/50 claim funding basis in accordance with AVS103 (or similar).

19.6
Liability Insurance with Respect to the Aircraft

19.6.1
Lessee shall obtain and maintain a policy or policies of comprehensive insurance covering third party legal liability, products liability, contractual liability, bodily injury and property damage, passenger legal liability, baggage, cargo and mail for a combined single limit of not less than the Minimum Liability Coverage Amount (or the equivalent thereof in any other currency approved by Lessor in writing), for any one accident, such policy or policies to cover war risks and allied perils.

19.6.2
The policies evidencing the Insurances required under clause 19.6.1 shall:
(a)
include each Indemnitee as an additional insured for its respective rights and interests;
(b)
provide that all the provisions thereof, except the limits of liability, shall operate to give each additional insured the same protection as if there were a separate policy covering each additional insured;
(c)
provide cover for each additional insured in relation to death or injury to Lessee’s pilots, crew and employees; and
(d)
be primary and without right of contribution from other insurance that may be available to any other additional insured, and that the liability of the insurers will not be affected by any other insurance of which any additional insured may have the benefit of to reduce the amount payable to the additional insureds under such policies.
19.7
Provisions Relating to all Insurances

The policies evidencing the Insurances shall:

19.7.1
provide that the Insurances shall not be invalidated, so far as concerns any contract party or additional insured, by any action or inaction or omission (including misrepresentation and nondisclosure) of any person that results in a breach of any term, condition or warranty of such policy; provided that the contract party or additional insured so protected has not caused, contributed to or knowingly condoned the action, inaction or omission, as the case may be;
19.7.2
specifically reference this Agreement and all other contracts under which any Relevant Party has an insurable interest and accept and insure (to the extent of the risks covered by such policies) the indemnity provisions of this Agreement;
19.7.3
provide for worldwide coverage (subject only to such exceptions as are customary in insurance coverages carried by major international air carriers operating aircraft of the same type as the Aircraft);
19.7.4
provide that all proceeds will be payable in Dollars, except as otherwise agreed to by Lessor;
19.7.5
provide that the insurers will hold harmless and waive any rights of recourse against the additional insureds or to be subrogated to any rights of the additional insureds or Lessee;
19.7.6
provide that any contract party or additional insured may initiate a claim if Lessee refuses to do so;
19.7.7
provide that no contract party or additional insured shall be liable for any premiums in respect thereof and that the insurers shall waive any right of set-off or counterclaim against the contract parties and additional insureds except in respect of unpaid premiums in respect of the Aircraft;

19.7.8
provide that the insurers shall promptly notify each Relevant Party in the event of cancellation of, or any material change in, the Insurances or any act or omission or any event that might invalidate or render unenforceable the Insurances or if any premium or instalment of premium shall not have been paid when due and that the Insurances shall continue unaltered for the benefit of each Indemnitee for at least 30 days after written notice of such cancellation, change, event or non-payment of premium or instalment thereof shall have been received by each Relevant Party or the relevant broker except in the case of War Risks for which 7 days’ notice (or such period as may be customarily available in respect of War Risks or Allied Perils) will be given; and
19.7.9
provide coverage with respect to losses and claims in connection with the change of year from 1999 to 2000, the change of date from 21 August 1999 to 22 August 1999 and/or any other change of year, date or time to the fullest extent as customary in the worldwide aviation insurance market, including date recognition limited coverage clauses AVN 2001A and AVN 2002A.
19.8
Insurance Covenants

Lessee shall:

19.8.1
ensure or procure that all legal requirements relating to the insurance of the Aircraft which may from time to time be imposed by the laws of the State of Registration, the State of Incorporation or any country to, from or over which the Aircraft may be flown are complied with including those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention, seizure, confiscation or forfeiture (or any similar event), (ii) the Insurances remain valid and in full force and effect and (iii) the interests of the Indemnitees in the Insurances and the Aircraft are not prejudiced;
19.8.2
not permit the Aircraft to be used for any purpose or in any manner inconsistent with or not fully covered by the Insurances or outside any geographical limit imposed by the Insurances;
19.8.3
comply with the terms and conditions of each policy which relates to the Insurances and not do, consent to, agree to or allow any act or omission which (i) invalidates or may invalidate or limit the Insurances, (ii) renders or may render void or voidable the whole or any part of any of the Insurances or (iii) brings any particular liability within the scope of an exclusion or exception to the Insurances;
19.8.4
not make or permit any modification or alteration to the Insurances which is adverse to the interests of any Indemnitee;
19.8.5
be responsible for any deductible under the Insurances;
19.8.6
if the Insurances required under clause 19.3 are subject to any aggregate limit, from to time purchase additional coverage such that the balance of coverage available under any such aggregate limit shall at all times be equal to at least the greater of

(i) the insured aggregate at the inception of the current policy and (ii) the minimum requirements of this Agreement.

19.9
Renewal and Information
19.9.1
On or before the Delivery Date and promptly prior to each renewal of the Insurances, but in no event later than 2 Business Days prior thereto, Lessee shall provide Lessor with certificates of insurance and a broker’s letter of undertaking in respect of the Insurances (including, if applicable a separate certificate and letter of undertaking relating to the reinsurances) that (i) evidence to the satisfaction of Lessor that the Insurances are and will continue in full force after the Delivery Date or the renewal date (as the case may be) for such period as shall then be stipulated and (ii) contain such other certifications and undertakings as are customarily provided to parties of the same type as the Indemnitees by insurance brokers acting for major international air carriers.

19.9.2
Lessee shall commence renewal procedures at least 30 days prior to expiry of any of the Insurances and shall furnish such information regarding the status of renewal negotiations as may from time to time be reasonably requested by Lessor.
19.9.3
Lessee shall furnish, or cause to be furnished, to Lessor on the Delivery Date and thereafter as and when required by Lessor (including upon each transfer of the Aircraft or assignment or transfer of rights or interests as permitted by clause 23.2 of this Agreement) insurance certificates and broker’s letters of undertaking (and corresponding reinsurance documentation, where applicable) that confirm that the requirements of this clause 19 are being complied with.
19.9.4
Lessee shall, at the reasonable request of Lessor (which shall include any request made in connection with an insurance claim that relates to the Aircraft), make available to Lessor (or its respective authorised representatives), at the office of Lessee or its insurance brokers during normal business hours, copies of the policies and endorsements and any amendments thereto with respect to the Insurances.
19.9.5
Lessee shall, on request, provide to Lessor copies of documents evidencing the Insurances and evidence that all insurance premiums have been paid and shall provide any other insurance and reinsurance related information or assistance in respect of the Insurances that Lessor may reasonably require.
19.10
Additional Insurance; No Security Interest
19.10.1
Lessee shall not, without the prior written consent of Lessor, maintain insurances with respect to the Aircraft or any Engine, other than as required under this Agreement; provided that Lessee may self-insure the risks covered by the hull Insurances by way of deductible, but in no event in an amount greater than the Damage Notification Threshold.
19.10.2
Lessee shall not create or permit to exist any Security Interest (other than a Lessor Lien) over the Insurances required by this Agreement, or its interest therein, save as constituted by the Transaction Documents.
19.11
Failure to Insure

If at any time Lessee fails to maintain in full force and effect Insurances in compliance with the Transaction Documents (and without prejudice to any other rights that any Relevant Party may have or acquire under the Transaction Documents or the Insurances because of such failure):

19.11.1
Lessor and any Relevant Party shall be entitled but not bound to pay the premiums due or effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner (including to effect and maintain its own insurance policy) as it considers appropriate and any sums so expended by it will become immediately due and payable by Lessee to Lessor or the applicable Relevant Party; and

19.11.2
Lessee shall, as soon as it is possible to do so, cause the Aircraft to be grounded and shall keep the Aircraft grounded and immediately notify Lessor of such failure including reasonable details of all relevant circumstances and the steps that Lessee is taking to remedy the failure. Lessor may, at any time while such failure is continuing, require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.
19.12
Settlement of Claims
19.12.1
Lessee shall not settle or permit settlement of any claim arising under any of the hull and spare Insurances in respect of any loss or damage in excess of the Damage Notification Threshold or make any payment in connection therewith without the prior written consent of Lessor, and will not settle or permit settlement of any claims under such Insurances without such consent if a Default has occurred and is continuing. The proceeds of hull Insurances in respect of a Total Loss shall be paid to Lessor or its designee in an amount equal to the Agreed Value. The proceeds of hull and spare Insurances in respect of any loss or damage other than a Total Loss shall be paid (i) to Lessee if such proceeds are in an amount that is less than the Damage Notification Threshold, or (ii) to Lessor or at Lessor’s direction for the account of the person who repairs the Aircraft (or to Lessee in reimbursement for paying for such repairs if Lessee has provided proof that it has paid such repairer of the Aircraft in full) if such proceeds are equal to or greater than the Damage Notification Threshold, provided that if a Material Default or Event of Default has occurred and is continuing, all such proceeds which would otherwise be paid to Lessee shall be paid to Lessor or its designee until such Material Default or Event of Default is no longer continuing.
19.12.2
Upon completion of the repair of any loss or damage for which the insurers have paid insurance proceeds to Lessee, Lessee shall deliver to Lessor an officer’s certificate together with a certificate of return to service (CRS) certifying that such repairs to the Aircraft have been completed in accordance with Manufacturer’s recommended procedures.
19.13
Changes to Indemnitees and Continuation of Cover
19.13.1
In the event of a sale, assignment, novation, transfer or other disposition or the granting of any Security Interest by any person pursuant to clause 23.2 and/or if any person becomes an Indemnitee from time to time, Lessee will, upon request, promptly procure that each new and each continuing Indemnitee be named as a contract party and/or additional insured under all Insurances in respect of its rights and interests. In addition, if at any time any person ceases to be an Indemnitee (which, for the purposes of this clause 19.13.1, shall include any person who only continues to be an Indemnitee by virtue of clause 23.5), Lessee shall effect and maintain for the benefit of such person the liability Insurances otherwise required under this Agreement for such period as Lessor may reasonably require, but in any event for not more than 2 years from the date such person ceased to be an Indemnitee, and such Insurances shall provide for such person to be named as an additional insured.
19.13.2
Lessee shall effect and maintain, at no cost to Lessor, Insurances in an amount not less than the Minimum Liability Coverage in the annual aggregate after the Expiry

Date with respect to its liability under the indemnities in clause 17 for such period as Lessor may reasonably require, but in any event for not more than 2 years from the Expiry Date, and such Insurances shall provide for each person that was an Indemnitee immediately prior to the Expiry Date to be named as an additional insured.

19.13.3
Lessee’s obligations under this clause 19.13 shall not be affected by Lessee ceasing to be Lessee of the Aircraft and/or any Indemnitee ceasing to have an interest in respect of the Aircraft.
19.14
Reinsurance

If reinsurance is required to be maintained, all reinsurances must (a) be on the same terms as the original Insurances, (b) reinsure not less than 98% of all risks (or such other amount as Lessor may agree), (c) provide that notwithstanding the bankruptcy, insolvency, liquidation, or similar proceedings affecting the reinsured party, the reinsurers will be liable to make payment under the relevant policy of reinsurance as if the reinsured party had (immediately before such proceedings) discharged its obligations in full under the original insurance policy, (d) be with insurers of recognised responsibility with limits in line with those of standard airline practice and (e) contain a “cut through” clause in the following terms or otherwise satisfactory to Lessor:

“The reinsurers hereby agree that in the event of any valid claim arising under the reinsurances in respect of a Total Loss or other claim where, as provided by the [Lease], such claim is to be paid to the person(s) named as loss payee(s) under the primary insurances, the reinsurers shall in lieu of payment to the reinsured, its successors in interest and assigns, pay to the person(s) named as loss payee(s) under the primary insurances effected by the Insured that portion of any loss due for which the reinsurers would otherwise be liable to pay the reinsured (subject to proof of loss), it being understood and agreed that any such payment by the reinsurers shall (to the extent of such payment) fully discharge and release the reinsurers from any and all further liability in connection therewith. Any payment due under this clause shall not contravene any law, statute or decree of [insert country of primary insurer].”

20
Loss, Damage And Requisition

20.1
Total Loss of Aircraft or Airframe after Delivery

If a Total Loss of the Airframe or the Aircraft occurs during the Lease Term (and whether or not the same constitutes a Total Loss in respect of any Engine or the APU):

20.1.1
Lessee will pay the Agreed Value to Lessor (or such other person as is designated by Lessor) on or prior to the earlier of (i) 90 days after such Total Loss and (ii) the date on which the insurance proceeds in respect of such Total Loss are paid by Lessee’s insurers or brokers. Notwithstanding such Total Loss, the Lease Term shall continue until the Expiry Date and Lessee shall continue to make all Basic Rent and other payments (including, without limitation, Maintenance Rent), and all parties shall continue to perform their respective obligations under the Transaction Documents that are capable of being performed despite such Total Loss;
20.1.2
subject to the rights of any insurers and reinsurers or other person, uponor promptly following the Expiry Date, Lessor will procure at Lessee’s expense that there is transferred to Lessee (or its designee) without recourse or warranty (except as to freedom from Lessor Liens) all of Owner’s right, title and interest in and to the Aircraft, on an “as-is, where-is” basis, and will procure such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer. Lessee shall indemnify each Tax Indemnitee for all fees, expenses and Taxes incurred by it in connection with any such transfer; and

20.1.3
upon the Expiry Date, the leasing of the Aircraft under this Agreement shall terminate and neither party will have any further obligations to the other party under this Agreement, except (i) for any obligations which are expressed to survive the termination of the leasing of the Aircraft or of this Agreement, (ii) the provisions of clause 9.2 shall apply with respect to Security and (iii) the Lessor shall pay to the Lessee an amount equal to any Maintenance Rent paid to the Lessor following the date of the Total Loss.
20.2
Total Loss of Engine(s)
20.2.1
Upon a Total Loss of any Engine not installed on the Aircraft, or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe (in either case, a Destroyed Engine), Lessee shall, promptly, and in any case within 2 Business Days, upon becoming aware of the same, give written notice thereof to Lessor and Lessee shall replace the Destroyed Engine as soon as reasonably possible (and in any event within the earlier of (i) 90 days after the Total Loss and

(ii) the date of receipt of insurance proceeds in respect of such Total Loss) by procuring that title to a Replacement Engine is duly transferred to Owner (free of all Security Interests other than Permitted Liens and on terms and from such person as is reasonably acceptable to Lessor). Lessee’s obligation to pay Basic Rent and all other payments shall continue in full force and effect and shall not be affected by such Total Loss or replacement. Upon such transfer of title to such Replacement Engine to Owner, such Replacement Engine shall be an Engine as defined in this Agreement and, provided no Material Default or Event of Default has occurred and is continuing, Lessor shall pay to Lessee or its designee an amount equal to the lesser of (i) the net amount of any insurance proceeds receivedby Lessor in respect of the Destroyed Engine under the Insurances required to be maintained in respect of such Destroyed Engine and (ii) the actual purchase price (or, if sourced from the Lessee’s owned-fleet, the fair market value (as reasonably agreed by the Lessor and the Lessee)) of such Replacement Engine.

20.2.2
Lessee agrees to take such action as Lessor may reasonably request in order that any such Replacement Engine shall be or immediately become the property of Owner and become subject to this Agreement (leased on the same terms as the Destroyed Engine) and any Transaction Documents and/or Financing Documents.
20.2.3
Upon compliance with the provisions of clauses 20.2.1 and 20.2.2, the leasing of the Destroyed Engine shall cease and Lessor will, subject to the rights of any insurers and reinsurers or other person, procure at Lessee’s expense that there is transferred to Lessee (or its designee) without recourse or warranty (except as to freedom from Lessor Liens) all of Owner’s right, title and interest in and to the Destroyed Engine, on an “as-is, where-is” basis, and will procure such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer. Lessee shall indemnify each Tax Indemnitee for all fees, expenses and Taxes incurred by it in connection with any such transfer. If the Destroyed Engine or any part thereof is salvaged and returned to service, Lessee shall indemnify each Indemnitee under clause 17 against any future use of such Destroyed Engine to the same extent as if it were an

Engine and will include each Indemnitee as an additional insured on its insurance policy with respect to the Destroyed Engine for so long as the Destroyed Engine is operated by Lessee.

20.3
Total Loss of APU
20.3.1
Upon a Total Loss of an APU not installed on the Aircraft, or a Total Loss of an APU installed on the Airframe not involving a Total Loss of the Airframe (in either case, a Destroyed APU), Lessee shall, promptly, and in any case within 2 Business Days, upon becoming aware of the same, give written notice thereof to Lessor and Lessee shall replace the Destroyed APU as soon as reasonably possible (and in any event within the earlier of (i) 90 days after the Total Loss and (ii) the date of receipt of insurance proceeds in respect of such Total Loss) by procuring that title to a Replacement APU is duly transferred to Owner (free of all Security Interests other than Permitted Liens and on terms and from such person as is reasonably acceptable to Lessor). Lessee’s obligation to pay Rent and all other payments shall continue in full force and effect and shall not be affected by such Total Loss or replacement. Upon such transfer of title to such Replacement APU to Owner, such Replacement APU shall be an APU as defined in this Agreement and, provided no Material Default or Event of Default has occurred and is continuing, Lessor shall pay to Lessee or its designee an amount equal to the lesser of (i) the net amount of any insurance proceeds received by Lessor in respect of the Destroyed APU under the Insurances required to be maintained in respect of such Destroyed APU and (ii) the actual purchase price (or, if sourced from the Lessee’s owned-fleet, the fair market value (as reasonably agreed by the Lessor and the Lessee)) of such Replacement APU.
20.3.2
Lessee agrees to take such action as Lessor may reasonably request in order that any such Replacement APU shall be or immediately become the property of Owner and become subject to this Agreement (leased on the same terms as the Destroyed APU) and any Transaction Documents and/or Financing Documents.
20.3.3
Upon compliance with the provisions of clauses 20.3.1 and 20.3.2, the leasing of the Destroyed APU shall cease and Lessor will, subject to the rights of any insurers and reinsurers or other person, procure at Lessee’s expense that there is transferred to Lessee (or its designee) without recourse or warranty (except as to freedom from Lessor Liens) all of Owner’s right, title and interest in and to the Destroyed APU, on an “as-is, where-is” basis, and will procure such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer. Lessee shall indemnify each Tax Indemnitee for all fees, expenses and Taxes incurred by it in connection with any such transfer. If the Destroyed APU or any part thereof is salvaged and returned to service, Lessee shall indemnify each Indemnitee under clause 17 against any future use of such Destroyed APU to the same extent as if it were an APU and will include each Indemnitee as an additional insured on its insurance policy with respect to the Destroyed APU for so long as the Destroyed APU is operated by Lessee.
20.4
Requisition
20.4.1
If there is a requisition for use or hire of the Aircraft or any part thereof, then Lessee shall promptly notify Lessor in writing and, unless and until the Aircraft becomes a Total Loss and Lessee shall have paid all amounts due pursuant to clause 20.1, the leasing of the Aircraft to Lessee under this Agreement shall continue in full force and effect, and Lessee shall remain fully responsible for performance and observance of all its obligations under this Agreement, other than obligations (which shall not include reporting requirements and payment of Rent or any other amounts,

including any amounts which become payable if the Lease Term is extended in accordance with clause 21.4.1) with which Lessee is unable to comply solely by virtue of such requisition.

20.4.2
Lessee shall, as soon as practicable after the end of any requisition for use or hire, cause the Aircraft to be put into the condition required by this Agreement.
20.4.3
Lessor shall apply any requisition payments or other compensation received by it as a result of the requisition for use of the Aircraft in or towards discharge of Rent and other amounts due from Lessee under the Transaction Documents (including such amounts as may be required to restore the Aircraft to the condition required by this Agreement after the end of such requisition) and shall (provided no Material Default or Event of Default shall have occurred and be continuing) release to Lessee the net amount of any surplus remaining after such application.
21
Redelivery

21.1
Redelivery

On the Expiry Date (other than following a Total Loss) Lessee shall, at its own expense, redeliver the Aircraft and the Aircraft Documents to Lessor (cleared through customs with all Taxes, customs or export duties or other amounts payable in any jurisdiction in connection with the export and return to Lessor of the Aircraft paid in full by Lessee) at an airport in the contiguous United States selected by Lessor and reasonably accepted by Lessee (the Redelivery Location); provided that at the request of Lessor and prior to redelivery, Lessee shall ferry the Aircraft from the Redelivery Location to an airport in the USA selected by Lessor (at Lessor’s cost and expense).

21.2
Condition of Aircraft and the Aircraft Documents

On redelivery of the Aircraft and the Aircraft Documents to Lessor pursuant to this clause 21:

21.2.1
the Aircraft shall be in such condition and all modifications and maintenance shall have been performed, and the Aircraft Documents (excepting any Aircraft Documents not provided by Lessor to Lessee at Delivery) shall be compiled and shall have been maintained, in such a manner as to demonstrate that Lessee has in all material respects complied with its obligations contained in the Transaction Documents and shall provide full Back to Birth Traceability of all LLPs;
21.2.2
the Aircraft shall be free and clear of all Security Interests (other than Lessor Liens)and upon Lessor’s reasonable request, Lessee shall provide evidence reasonably satisfactory to it of the release and discharge or any Security Interests (other than Lessor Liens) and any related registrations and filings with the FAA and/or International Registry;
21.2.3
the Aircraft shall immediately prior to redelivery have in effect a valid certificate of airworthiness issued by the Aviation Authority and, if requested by Lessor, an export certificate of airworthiness issued by the Aviation Authority to a country specified by Lessor, and such other current certificates, permits and licenses as shall allow the Aircraft to be used for the public transport of passengers under the regulations of the Aviation Authority, in each case without waivers, exceptions or restrictions listed; for the avoidance of doubt, Lessee shall not be required to install any equipment or modifications required for operations outside of the United States (unless the installation of any such equipment or modification is required by the FAA);

21.2.4
the Aircraft shall comply fully with the Redelivery Conditions;
21.2.5
the Aircraft Documents shall comply with the conditions of clause 11.5 and, at a minimum, shall include the records and documents listed in Part B of Schedule 8; and
21.2.6
the Aircraft and Aircraft Documents shall be in such condition and have such supporting documentation as would be required for a qualified owner or operator, as the case may be, without necessity of any repair, modification or maintenance to procure the immediate issuance of a current and valid certificate of airworthiness and operation in commercial airline service, in each case pursuant to the requirements of FAR regulations (including FAR Part 121).
21.3
Inspection; Corrections
21.3.1
Lessee shall make the Aircraft and the Aircraft Documents available to Lessor’s representatives at the Redelivery Location for inspection (Final Inspection) in order to verify that the condition of the Aircraft complies with the provisions of the Transaction Documents. All costs related to Lessor’s performance of the Final Inspection will be for Lessor’s account excluding the costs of performing the maximum power assurance runs and performance of the Engine borescope inspections. The period allowed for the Final Inspection shall have such duration as to permit the conduct by Lessor and/or its representatives of the following:
(a)
inspection of the Aircraft (including the Aircraft Documents) and Parts (including any uninstalled Parts) during which inspection Lessee shall open such inspection doors and panels as are necessary in order to verify that the requirements of this clause 21 and the Redelivery Conditions have been satisfied;
(b)
witness of engine maximum power assurance ground runs for any Engine that, in Lessor’s sole opinion, is expected to have remaining serviceable life following the Expiry Date, which shall be carried out in accordance with the AMM (including any limits specified therein);
(c)
upon satisfactory completion of the engine maximum power assurance runs (per clause (b) above) witness a complete front to back digitally recorded borescope inspection of each Engine in accordance with the AMM with Lessor and/or Lessor’s representative present to witness such borescope; and
(d)
all other inspections determined by Lessor to be necessary to verify that the condition of the Aircraft complies with the provisions of the Transaction Documents.
21.3.2
Lessee will, at its own expense, promptly correct all discrepancies found during any such inspection determined not to have been in compliance with the Maintenance Program, the AMM or the requirements of this Agreement and provide to Lessor satisfactory evidence of such corrections. Upon completion of the inspection and correction of all the discrepancies, Lessee will make the Aircraft available to Lessor for re-inspection to demonstrate that a discrepancy has been rectified. Upon confirmation of the correction of all discrepancies discoveredduringthe inspections, Lessee and Lessor will execute a Return Acceptance Certificate, at which time the leasing of the Aircraft pursuant to the terms of this Agreement shall terminate.

21.4
Compliance after Term
21.4.1
If the time required by Lessee to complete compliance with any of the provisions of this clause 21 (including the Redelivery Conditions) shall extend beyond the Scheduled Expiry Date, the provisions of this Agreement shall, at the option of Lessor, continue on a daily basis until Lessee has fully complied with all such provisions. In such case, Lessee shall (without relieving Lessee of any liability for damages of any kind suffered by Lessor because of such delay) pay to Lessor upon demand (as a separate and distinct obligation from compliance with the condition required for redelivery of the Aircraft by this clause 21 (including the Redelivery Conditions)) an amount equal to 150% of the monthly Basic Rent, pro-rated on a daily basis for each day during the period from and including the Scheduled Delivery Date to the date of full compliance by Lessee with all provisions of this clause 21 (including the Redelivery Conditions).
21.4.2
Notwithstanding any continuation of Lessee’s obligations under this Agreement Lessee shall only be entitled to possession of the Aircraft after the date Lessee is required to redeliver the same pursuant to this Agreement (i) if Lessor so elects and

(ii) for the sole purpose of promptly carrying out the works necessary to ensure redelivery in accordance with the provisions of this Agreement.

21.4.3
Lessee shall not be required to make Basic Rent payments during any period of delay in the redelivery of the Aircraft that is directly attributable to the accomplishment of additional work requested by Lessor and/or any Lessor requested modifications after the Aircraft is in the required condition for redelivery in accordance with this Agreement (the condition for redelivery to be considered without regard to the accomplishment for any such additional work or Lessor requested modifications).
21.5
De-registration and Export

At such time as Lessee is obligated to redeliver the Aircraft to Lessor pursuant to this Agreement, Lessee shall upon the request of Lessor:

21.5.1
promptly take all such steps (other than the discharge of any Lessor Liens) as may be necessary to cancel the existing registration of the Aircraft (subject to any Relevant Party giving such notices and/or consents that are required to effect such cancellation) and obtain and deliver to Lessor all certificates and other instruments relating to the Aircraft required by applicable law on any transfer of or alteration to the registration thereof (including either a certificate of airworthiness or an export certificate of airworthiness for the Aircraft);
21.5.2
provide to Lessor all assistance as Lessor may reasonably request to enable Lessor to obtain any documents (including any export certificate of airworthiness) required by applicable law in relation to the export of the Aircraft from the State of Registration, the Habitual Base or such other country in which the Aircraft is for the time being located and shall comply with clause 16.4 in respect of the benefit of any indemnities, claims or warranties available to Lessee from any manufacturer, vendor, maintenance provider or repairer;

21.5.3
provide to Lessor, at Lessor’s expense, such assistance with respect to information and documentation as Lessor may reasonably require to enable the Aircraft to be registered and certifiedas to airworthiness under any applicable laws of any country other than the State of Registration; and

21.5.4
if the Redelivery Location is different from the jurisdiction of the Habitual Base or State of Registration, Lessee shall obtain all necessary permits and licences associated with such export (at Lessor’s cost and expense).
21.6
Storage
21.6.1
Following redelivery of the Aircraft to Lessor, Lessee will, upon the written request of Lessor, store and maintain the Aircraft for a period not exceeding 60 days from the end of the Lease Term, subject to Lessee’s maintenance facility availability. Lessee will provide insurance coverage for the duration of such storage period equivalent to that provided by the policies required under this Agreement during the Lease Term. Lessor shall reimburse Lessee for its reasonable and direct costs (without any element of overheads, profit or mark-up) incurred in storing, maintaining and insuring the Aircraft during such storage period upon receipt of an invoice and other supporting documents reasonably acceptable to Lessor.
21.7
Fuel

The Aircraft shall have at least the same amount of fuel on board at redelivery as at Delivery.

22
Default

22.1
Events of Default

Each of the following shall constitute an Event of Default:

22.1.1
Delivery: Lessee fails to accept Delivery of the Aircraft in accordance with the terms of this Agreement or any condition or provision of Part A or Part B of Schedule 4 which is in Lessee’s reasonable control and such failure is not caused by an act or omission of Lessor (or any conditions attached to any deferral or waiver of any such provision by Lessor) has not been satisfied at the time required by any such provision or condition.
22.1.2
Non-payment: Lessee fails to pay any Basic Rent, Maintenance Rent, Security, or Agreed Value within 3 Business Days of the due date or Lessee or Lessee Guarantor fails to pay any other amount due under any of the Transaction Documents within 5 Business Days of the date of Lessor’s written demand for payment of such amount;
22.1.3
Insurance: (i) Lessee fails to obtain or maintain (or cause to be obtained or maintained) any Insurances, or (ii) a notice of cancellation is given in respect of any such Insurances and the same is not renewed or replaced at least 5 Business Days prior to such cancellation taking effect so as to ensure continued compliance with the provisions of clause 19, or (iii) any Insurances otherwise cease to be in full force and effect or (iv) the Aircraft is operated at a time or in a place when the Insurances are not in effect;
22.1.4
Breach: Lessee fails to observe or perform any of the obligations or undertakings under any of the Transaction Documents (other than obligations mentioned elsewhere in this clause 22.1) which failure is incapable of being remedied or, only if such failure is capable of being remedied, is not remedied to Lessor’s reasonable satisfaction within 30 days after notice from Lessor requiring it to be remedied (or, if earlier, after Lessee became aware of such failure);

22.1.5
Misrepresentation: Any representation, warranty or statement made or repeated by

Lessee or Lessee Guarantor in any of the Transaction Documents or in any certificate, written statement or notice provided by Lessee or Lessee Guarantor pursuant to any Transaction Document, is or proves to have been untrue, inaccurate, incorrect or misleading in any material respect and, only if the circumstances giving rise to such representation, warranty or statement being untrue, inaccurate, misleading or incorrect (as the case may be) are capable of being remedied, are not remedied to Lessor’s reasonable satisfaction within 30 days after notice from Lessor requiring them to be remedied (or, if earlier, after Lessee or Lessee Guarantor, as applicable, became aware of the such circumstances);
22.1.6
Security Interests: The Aircraft or any part thereof, or any right or interest of any Relevant Party in or to the Aircraft or any part thereof or under the Transaction Documents, becomes subject to any Security Interest (other than a Permitted Lien).
22.1.7
Redelivery: Lessee fails to redeliver the Aircraft to Lessor in accordance with clause 21 on the Expiry Date (without regard to any extension of the Lease Term pursuant to clause 21.4);
22.1.8
Possession; Arrest: Lessee parts with possession of the Aircraft or any part thereof other than as permitted under the Transaction Documents or the Aircraft is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained or taken from the possession of Lessee (or any other operator of the Aircraft) by any airport authority, Government Entity or any other person whatsoever, (except where the same is solely as a result of (i) the existence of a Lessor Lien, (ii) requisition for hire by a Government Entity, provided that clause 20.4 is being complied with or (iii) any other circumstances which constitute, or will with the passage of time constitute, a Total Loss);
22.1.9
Approvals: Any consent, authorisation, license, permit, certificate, approval, registration or similar thing required (i) for any Relevant Party to repossess, de-register and export the Aircraft when entitled to do so under the Transaction Documents, or (ii) for the conduct of Lessee’s or Lessee Guarantor’s business (including Lessee’s operations as a Certificated Air Carrier) or (iii) by, or in connection with the entry into or performance of Lessee’s or Lessee Guarantor’s obligations under, the Transaction Documents (including in connection with the execution, delivery, validity, enforceability or admissibility in evidence of any of the Transaction Documents), ceases to be in full force and effect or is modified in any manner unacceptable to Lessor without Lessor’s prior written consent (in each case, whether temporarily or permanently) unless such circumstance is capable of remedy and is remedied within thirty (30) days of the earlier of Lessor giving Lessee notice of such circumstance and Lessee becoming aware of such circumstance; provided that if any of the events in (i) through (iii) herein could be expected to have a material adverse effect Lessor’s, Beneficial Owner’s or Owner’s respective rights, title and interest to and in the Aircraft or under the Transaction Documents any such event shall be an immediate Event of Default;
22.1.10
Creditors’ Process: All or any material part of the business or assets of Lessee or Lessee Guarantor is attached, sequestered, levied upon or subjected to any form of distraint or execution, unless Lessor is satisfied that such attachment, sequestration, levy, distraint or execution is vexatious or frivolous and is being contested in good faith by appropriate proceedings (for the payment or settlement of which adequate funds are available and, if required, an adequate bond has been or will be provided);

22.1.11
Insolvency, Bankruptcy and Similar Proceedings.

(a)
Any encumbrancer takes possession of, or a trustee, examiner, liquidator, administrator, receiver, administrative receiver, custodian or similar officer is appointed in respect of, all or any material part of the business or assets of Lessee or Lessee Guarantor;
(b)
In respect of Lessee or Lessee Guarantor (A) it is or becomes, or is deemed for the purpose of any law to be, insolvent or unable to pay its debts as they fall due, or admits its inability to pay its debts as they fall due, (B) it suspends or announces in writing its intention to suspend making payments with respect to its debts, or a moratorium is declared in respect of its debts or (C) it convenes, proposes, enters into or is a party to any meeting or proceeding (or takes any corporate action to authorise or facilitate) any scheme or arrangement or composition with, or any assignment for the benefit of, its creditors, holding an aggregate outstanding Financial Indebtedness of not less than US$3,000,000 (or the equivalent thereof in other currencies);
(c)
Lessee or Lessee Guarantor commences a voluntary case or other proceeding seeking liquidation, winding up, reorganization, protection from creditors or other relief with respect to itself or its debts under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, suspension of payments, dissolution, liquidation or similar law, whether now or hereafter in effect, or seeking the appointment of a trustee, examiner, liquidator, administrator, receiver, administrative receiver, custodian or similar official for itself or any material part of its business or assets, or consents to any such relief or to the appointment of or taking possession by any such official, or convenes a meeting or takes any corporate action to authorise any of the foregoing;
(d)
In respect of Lessee or Lessee Guarantor, an involuntary case or other proceeding (including any interim proceeding) is commenced against it seeking liquidation, winding up, reorganization, protection from creditors or other relief with respect to itself or its debts under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, suspension of payments, dissolution, liquidation or similar law, whether now or hereafter in effect, or seeking the appointment of a trustee, examiner, liquidator, administrator, receiver, administrative receiver, custodian or similar official in respect of it or any material part of its business or assets, and (i) has not been dismissed or withdrawn within 60 days of commencement, or (ii) a judgment, decree or order for relief is entered against it in connection with such involuntary case or other proceeding or

(iii) it consents to such relief or appointment;

(e)
Any event occurs, circumstance arises or case or proceeding is taken with respect to Lessee or Lessee Guarantor in any jurisdiction to which it is or may be subject that has a purpose or an effect equivalent or similar to any of the events mentioned in the foregoing provisions of this clause 22.1.11;

22.1.12
Cessation of Business: Lessee or Lessee Guarantor suspends or ceases or threatens to suspend or cease to carry on all or a material part of its business;
22.1.13
Existence; Merger: Lessee or Lessee Guarantor fails to maintain its corporate existence, or merges or consolidates with any person or sells or disposes of all or a material part of its assets other than in accordance with the terms of clause 10.2.1;
22.1.14
Impairment of Rights: If, other than as a result of the wilful acts of Lessor, Owner or Owner Participant, and following the acts or omissions of Lessee or Lessee

Guarantor, any of the Transaction Documents or any provision thereof ceases to be in full force or effect, or becomes wholly or partially invalid or unenforceable provided that, in the case of partial invalidity or unenforceability only, such partial invalidity or unenforceability does not have amaterial adverse effecton (i) the rights, title or interests of any Relevant Party in and to the Aircraft or under any Transaction Document and/or (ii) the ability of Lessee, Lessee Guarantor or any Relevant Party to perform its obligations under any Transaction Document;
22.1.15
Challenge of Obligations: Lessee, Lessee Guarantor or any person acting by or on their behalf denies or disaffirms its obligations under, or challenges the existence, validity, enforceability or priority of, any of the Transaction Documents or the rights of any Relevant Party thereunder or in and to the Aircraft or in connection with the Insurances;
22.1.16
Registration: The registration of the Aircraft or the certificate of airworthiness for the Aircraft ceases to be in full force and effect for any reason (whether temporarily or permanently) other than (i) as result of a Total Loss, or (ii) as a result of an act or omission of Lessor or Owner or Owner Participant;
22.1.17
Cross Default.
(a)
Any ‘event of default’, howsoever described, occurs and is continuing under any Other Agreement and (if applicable) such event of default has not been cured in accordance with the terms of such Other Agreement within any expressly agreed cure period;
(b)
Any payment ‘event of default’, howsoever described, occurs and is continuing under any agreement or instrument that relates to the leasing or financing of an aircraft or engine between any of Lessee or Lessee Guarantor and/or their respective Subsidiaries, on the one hand, and any other person, on the other, and either (i) the outstanding value of the payments that remain due from Lessee or Lessee Guarantor and/or their respective Subsidiaries (including the defaulted payment amounts) under such agreement or instrument are, in the aggregate, in excess of US$3,000,000 or (ii) the relevant lessor, lender or other creditor under such instrument or agreement is exercising remedies as a result of such ‘event of default’, and in each case (if applicable) such ‘event of default’ has not been cured in accordance with the terms thereof.
(c)
Any Financial Indebtedness of Lessee, Lessee Guarantor and/or their respective Subsidiaries having an aggregate outstanding value of more than US$3,000,000 (or the equivalent thereof in other currencies) is not paid when due or becomes due and payable prior to its stated maturity; or
(d)
One or more judgments, awards or orders is made against Lessee, Lessee Guarantor and/or their respective Subsidiaries having an aggregate amount in excess of US$3,000,000 (or the equivalent thereof in other currencies) and the same remains undischarged for a period of 30 days or more (unless execution of such judgments, awards or orders has been effectively stayed or an adequate bond has, or adequate bonds have, been provided, in each case, at the time and in the amount required by the relevant judgment, award or order);

22.1.18
Charges: If Lessee fails to pay when due any (i) airport or navigation duties or charges (including airport duties and Eurocontrol charges) or landing fees, (ii) charges or penalties payable to the EU-ETS Authority (or any other “competent authority” pursuant to the EU-ETS Laws) or otherwise incurred in connection with any EU-ETS Laws or any other emissions scheme of any Government Entity outside of the European Union or (iii) customs or import duties or Taxes, in each case, assessed with respect to or payable in relation to the Aircraft and/or any other aircraft operated by Lessee which, if unpaid, may give rise to any Security Interest over (or any risk of the sale, forfeiture, loss, detention or seizure of) the Aircraft, an Engine, the APU or any Part or any risk of civil or criminal liability or penalty being imposed upon any Relevant Party, and such failure to make such payment is not remedied within 5 Business Days of the due date thereof;
22.1.19
Lawful Operation: Lessee fails to comply with, or procure compliance with, any term of clauses 11.1.1 to 11.1.6 (inclusive);
22.1.20
Notification of Certain Events: Lessee fails to comply with any term of clause 10.1.1 and such failure is not remedied within 5 days after notice from Lessor requiring it to be remedied (or, if earlier, after Lessee became aware of such failure); or
22.1.21
Material Adverse Change: One or more events or changes occur (in each case when compared with the circumstances subsisting on the date of this Agreement) that have resulted in a Material Adverse Change.
22.2
Lessor’s Rights
22.2.1
Upon the occurrence of any Event of Default, Lessor may treat such event as a repudiation by Lessee of this Agreement and may, without giving notice making any demand or taking any other action (except as required by applicable law or as expressly set out below), do any or all of the following at Lessor’s sole discretion:
(a)
proceed by appropriate court action or actions to enforce performance of the Transaction Documents and to recover damages for the breach of the Transaction Documents;
(b)
if such Event of Default occurs prior to Delivery, terminate Lessee’s right to lease the Aircraft and terminate Lessor’s obligations under the Transaction Documents by written notice to Lessee, without prejudice to any indemnity and other obligations of Lessee which are expressed to survive the termination or expiry of the leasing of the Aircraft or this Agreement;
(c)
terminate the leasing of the Aircraft under this Agreement by written notice to Lessee and, in such case, Lessee agrees that it will have no further right to operate or possess the Aircraft but that Lessee’s obligations under the Transaction Documents will otherwise continue in full force and effect, provided that, upon the occurrence of any Event of Default described in clause 22.1.11, such termination shall occur with immediate effect and automatically without the need for any notice to Lessee or any other action;
(d)
by written notice to Lessee, require that Lessee immediately cease to operate the Aircraft or that the Aircraft and/or the Aircraft Documents are moved to and grounded at a location specified by Lessor and, in each case, Lessee’s obligations under the Transaction Documents will continue in full force and effect;
(e)
take possession of the Aircraft and in connection therewith:
(i)
Lessee shall upon the written request of Lessor, either (x) immediately return the Aircraft to Lessor in the manner specified in such notice (including, if required, the assembly of any part thereof which may have been removed from the Aircraft), in which event such return shall not be delayed for purposes of complying with clause 21 or the Redelivery Conditions or for any other reason or (y) take such actions as would be required by the provisions of this Agreement if the Aircraft were being returned at the end of the Lease Term. If Lessor requires that Lessee immediately return the Aircraft pursuant to sub-clause (x), Lessor shall not nor shall be deemed to have released or relinquished any of its rights to cause the Aircraft subsequently to be put in the condition specified in clause 21 (including the Redelivery Conditions) at Lessee’s expense; and/or
(ii)
Lessor and its representatives and agents may enter upon any premises where it reasonably believes the Aircraft, the Airframe, an Engine, the APU, any Part or the Aircraft Documents to be located without any liability whatsoever and take immediate possession of and/or remove the same and shall have the right to maintain possession of and dispose of the Aircraft or any part thereof on any premises owned by Lessee or under Lessee’s control; and/or
(iii)
Lessor and its representatives and agents may cause the sale of the Aircraft at private or public sale or hold, use, operate or lease or otherwise make available to any person the Aircraft, in each case at Lessor’s sole discretion and in any manner Lessor sees fit, all free and clear of any rights or interests of Lessee and without any duty to account to Lessee for its acts, omissions or with respect to any proceeds;
(f)
exercise or allow the exercise of any rights or remedies afforded to Lessor or any other Relevant Party under applicable law, including the Cape Town Convention, the UCC and the Bankruptcy Code, and Lessor and each other Relevant Party will be afforded all speedy and other relief, rights and remedies afforded by the Cape Town Convention, the UCC and the Bankruptcy Code as a result of the relevant Event of Default;
(g)
require Lessee to provide any information relating to the location and condition of the Aircraft or any part thereof (including the Aircraft Documents) and/or to direct any other person in possession of the Aircraft or any part thereof (including the Aircraft Documents) to release the Aircraft, any part thereof or the Aircraft Documents to Lessor or its agent, representative or designee.

No right or remedy referred to in this clause 22.1.1 is intended to be exclusive and each shall be cumulative and in addition to any other right or remedy referred to above or otherwise available to Lessor; and the exercising or beginning of the exercise by Lessor of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other rights and remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the fullest extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use or deal with the Aircraft or any part thereof which may otherwise diminish, limit or modify any of Lessor’s rights or remedies under the Transaction Documents.

22.2.2
Lessee agrees that, following an Event of Default, it will promptly do and perform such other and further acts and promptly execute and deliver any and all such other documents and instruments as may be requested by Lessor to take possession of the Aircraft or any part thereof, de-register the Aircraft from the Aviation Authority or any other Government Entity or authority and export the Aircraft from the State of Registration, the Habitual Base or any other jurisdiction where the Aircraft is located.
22.3
Cape Town Convention

Lessor and Lessee agree that:

22.3.1
each Event of Default set out in clause 22.1 is an event that constitutes a “default” for all purposes of the Cape Town Convention; and
22.3.2
all of the rights and remedies set out in clauses 22.1.1 and 22.2.2 will be deemed to be “additional remedies” for all purposes of the Cape Town Convention which may be exercised by Lessor pursuant to this Agreement.
22.4
Liability and Payments

Upon the occurrence of any Event of Default, and at any time thereafter (without prejudice to and whether or not Lessor shall have exercised, or shall thereafter exercise, any of its other rights under the Transaction Documents or applicable law), Lessee shall indemnify Lessor on written demand against all Losses (including legal, professional and other expenses) payable or incurred by any Relevant Party directly or indirectly in connection with any Event of Default and/or the termination of the leasing of the Aircraft after the occurrence of an Event of Default including:

22.4.1
in connection with any delay in Delivery;
22.4.2
in connection with the enforcement or preservation of any Relevant Party’s rights and interests in and to the Aircraft or any part thereof or under any of the Transaction Documents including recovering possession of, storing, insuring, maintaining, repairing, de-registering or exporting the Aircraft, carrying out any works or modifications required to place the Aircraft in the condition required by clause 21 (including the Redelivery Conditions) or making a drawing under any letter of credit provided in connection with this Agreement;
22.4.3
any loss of profit or other Losses suffered by any Relevant Party because of the inability to place the Aircraft on lease with another lessee on terms as favourable as the terms of the Transaction Documents or because whatever use, if any, to which the Aircraft can be put upon its return to Lessor (or the funds arising upon any sale, transfer or other disposal of the Aircraft or any rights or interests in and to the Aircraft by any Relevant Party) is not as profitable as leasing the Aircraft in accordance with the terms of the Transaction Documents would have been;

22.4.4
any interest, fees or other amounts whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount and any Loss, premium or penalty that may be incurred in repaying funds raised to finance the Aircraft or in unwinding any hedging agreement or other financial instrument relating in whole or in part to the financing of the Aircraft;
22.4.5
any Loss sustained or incurred by any Relevant Party owing to Lessee’s failure to maintain the Aircraft in accordance with this Agreement and/or redeliver the Aircraft in the condition required by this Agreement including any diminution in the residual value of the Aircraft; and
22.4.6
any other amount which is required to put any Relevant Party, on an After-Tax

Basis, in the same economic position as it would have been if the obligations of Lessee under the Transaction Documents were fully performed.

Lessor will use reasonable endeavours to mitigate such Losses and shall provide calculations (in reasonable detail) of any Loss in respect of any claim made under this clause 22.4, but Lessor shall not be obliged (a) to consult with Lessee concerning any proposed course of action or to notify the Lessee of the taking of any particular action, and (b) to disclose any of its tax and/or financial affairs which are confidential in nature.

22.5
Further Demands

The issuance by Lessor of a written demand to Lessee for any amount shall not preclude the issuance of further written demands by Lessor to Lessee for amounts which were not known, quantified or incurred at the time of previous demands or which were otherwise not included in previous demands.

22.6
Illegality

If, at any time following execution of this Agreement, it is or will become unlawful in any relevant jurisdiction for Lessee or Lessor to perform or give effect to any of its material obligations under any Transaction Document (each such event, an Illegality Event) then, without prejudice to Lessor’s rights and remedies if an Event of Default occurs, each of Lessor and Lessee shall be entitled to terminate the leasing of the Aircraft under this Agreement by written notice to the other party, which termination shall take place no earlier than the date that Lessor determines will allow for the orderly performance of the remaining obligations under the Transaction Documents without Lessee or Lessor being in breach of applicable law. Upon such termination of the leasing of the Aircraft, Lessee will redeliver the Aircraft to Lessor in accordance with clause 21 (including the Redelivery Conditions). Without prejudice to the foregoing, upon becoming aware of an Illegality Event, Lessee and Lessor will consult in good faith as to any steps which may be taken (at Lessee’s and Lessor’s joint cost) to restructure the transaction on terms with the same commercial effect as the Transaction Documents to avoid such Illegality Event for a period of up to 30 days or, if shorter, a period ending on the date on which the leasing of the Aircraft is terminated.

23
Assignment And Transfer

23.1
No Lessee Assignment or Transfer

Except as expressly permitted in clause 10.2.2 or with Lessor’s express prior written consent, Lessee may not assign, novate, transfer or otherwise dispose of any or all of its rights, interests or obligations under any Transaction Document or in respect of the Aircraft or any part thereof.

23.2
Assignment or Transfer by Others

Subject to clause 23.3, Lessor or Owner or Owner Participant may at any time without the consent of Lessee do any of all of the following:

23.2.1
sell, assign, novate, transfer or otherwise dispose of any or all of their respective rights, title, interests or obligations under the Transaction Documents or in respect of the Aircraft or any part thereof to any other person (each such person a Transferee). If the purpose of any such transaction is to transfer the rights and obligations of Lessor or Owner or Owner Participant under the Transaction Documents and in and to the Aircraft, then the Transferee shall become Lessor or Owner or Owner Participant (as applicable) under the Transaction Documents from the time of such transfer; and
23.2.2
grant a Security Interest to any Financing Party in or over any or all of the Aircraft or any part thereof and its right and interests under the Transaction Documents in connection with the financing or re-financing of the Aircraft under the Financing Documents.

Lessee acknowledges and agrees that the terms and conditions of the Transaction Documents have been agreed in anticipation of the rights set out in this clause 23, and that each Relevant Party from time to time (and each person that was previously a Relevant Party) shall be entitled to rely on and shall be entitled to the benefit of the provisions of this clause 23. Lessee hereby consents in advance to any sale, assignment, novation, transfer, other disposition or grant of any Security Interest pursuant to this clause 23.2 if the same constitutes a transfer of any “associated rights” and the related International Interests for the purposes of the Cape Town Convention (including Article XV of the Protocol and Article 33(1) of the Convention).

23.3
Conditions to Assignment or Transfer

Subject to clause 23.6, the following conditions shall apply in respect of any sale, assignment, novation, transfer, other disposition or grant of any Security Interest pursuant to clause 23.2:

23.3.1
Lessor will obtain a quiet enjoyment covenant on terms substantially similar to clause 9.1 from any Transferee, or any Financing Party with a Security Interest in or over the Aircraft;
23.3.2
any such sale, assignment, novation, transfer, disposition or grant of Security Interest, will not result in any increase in Lessee’s obligations, including Taxes under the Transaction Documents (determined by reference to applicable law in effect at the time of such sale, assignment, novation, transfer, disposition or grant of Security Interest), it being understood and agreed that neither an increase in the number of beneficiaries under any Insurances nor the replacement or addition of one or more Relevant Parties, Tax Indemnitees or Indemnitees shall constitute a material increase in Lessee’s obligations under the Transaction Documents;

23.3.3
there will be no material diminution in Lessee’s rights under the Transaction Documents (determined by reference to applicable law in effect at the time of such sale, assignment, novation, transfer, disposition or grant of Security Interest) as a result of any such sale, assignment, novation, transfer, disposition or grant of Security Interest;
23.3.4
Lessor, Owner, Owner Participant or the Transferee shall have agreed to be responsible for Lessee’s reasonable and properly documented out-of-pocket costs and expenses (which may be subject to pre-agreed caps) incurred in connection therewith; and
23.3.5
any Transferee who is to become Lessor (which for purposes of subclause (b) and

(d) will include any beneficial owner or trustor succeeding to the interest of Owner

Participant) under this Agreement shall:

(a)
assume all of Lessor’s obligations (including Lessor’s obligation of quiet enjoyment) under all Transaction Documents;
(b)
be experienced in commercial aircraft leasing or financing or retain the services of a lease manager or servicer which has such experience;
(c)
have a net worth of at least US$5,000,000 or be guaranteed by an entity with a net worth of at least US$5,000,000; and
(d)
not be a commercial passenger airline in direct competition with Lessee;
23.3.6
any Transferee who is to become Owner or Lessor will be a Citizen of the United States as defined in Section 40102(a)(15)(c) of Title 49 of the United States Code.
23.4
Cooperation of Lessee

In connection with any sale, assignment, novation, transfer, other disposition or grant of any Security Interest pursuant to clause 23.2, provided Lessee has been given not less than 30 days prior notice of such Transfer, and 15 days prior notice in the case of a Security Assignment (which notice shall not be required in the case of the Security Assignment to be made in connection with the financing to be in place at Delivery), upon request by Lessor (whether on behalf of itself, any other Relevant Party or any Transfereeor any prospective Relevant Party or Transferee), Lessee shall at no cost to itself:

23.4.1
execute all agreements, acknowledgements or documents reasonably requested by Lessor and any other instruments reasonably requested by Lessor including any assignment, novation, amendment of, or supplement or other modification to, the Transaction Documents and, as reasonably necessary, procure the replacement or amendment of any documents delivered pursuant to the Transaction Documents in order to make a Transferee or Financing Party or one of their designees a beneficiary thereof (including any IDERA (if applicable), de-registration power of attorney, letter of credit and Eurocontrol, EU-ETS, overflight or airport letter or authority) and promptly consent to the filing or registration of the same and the registration or release of any International Interests or other interests on the International Registry;

23.4.2
arrange for the update of the Insurances and reissuance of any insurance and reinsurance certificates and broker’s letters of undertaking required in connection therewith (including to meet the requirements of clause 19.13);
23.4.3
acknowledge in writing, in such form as is reasonably required, any Security Interests in or over the Aircraft or the Transaction Documents including any assignment by way of security of Lessor’s rights and interests under this Agreement for the benefit of the Financing Parties;
23.4.4
provide such confirmations, certificates and legal opinions (at Lessor’s cost and expense) as shall be reasonably requested; and
23.4.5
otherwise provide all reasonable assistance and cooperation required to effect such sale, assignment, novation, transfer, other disposition or grant of any Security Interest or to establish, maintain, protect and perfect the rights and interests of any Relevant Party.

23.5
Continuation of Protections

All indemnity provisions and disclaimers and waivers in the Transaction Documents (including the provisions of clauses 17 and 18) shall continue to apply, following any sale, assignment, novation, transfer, other disposition or grant of any Security Interest pursuant to clause 23.2, for the benefit of each person that was an Indemnitee and/or a Tax Indemnitee immediately prior to such sale, assignment, novation, transfer, disposition or grant of any Security Interest. The foregoing is without prejudice to the rights and interests of any person who is or becomes an Indemnitee and/or a Tax Indemnitee at any time on or after the date of such sale, assignment, novation, transfer, disposition or grant of any Security Interest.

23.6
No restriction

Nothing in this clause 23 shall impose any conditions or restrictions on Lessor’s or Owner’s or Owner Participant’s rights or remedies following termination of the leasing of the Aircraft or the occurrence of an Event of Default.

23.7
Benefit of Agreement

This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors and permitted transferees and permitted assignees.

24
Miscellaneous Provisions

24.1
Time of the Essence

Time is of the essence with respect to the performance of all of Lessee’s and Lessor’s obligations under the Transaction Documents and all timing requirements or limitations relating to such obligations shall be strictly observed.

24.2
Further Assurances

Each of Lessee and Lessor agrees to promptly do and perform such other and further acts and promptly execute and deliver and, if applicable, consent to, any and all such other instruments and registrations as may be required by law or reasonably requested by the other to establish, maintain and protect the rights and interests of the Relevant Parties and Lessee under the Transaction Documents and to carry out and effect the intent and purpose of the Transaction Documents, including if requested by Lessor and at Lessee’s expense, the execution and delivery of supplements or amendments to any Transaction Document which are required to subject any Replacement Engine, Replacement APU or other aircraft equipment to the Transaction Documents or the Financing Documents in accordance with the laws of any appropriate jurisdiction. The out-of-pocket costs and expenses of performing the acts contemplated by this clause 24.2 shall be borne by Lessee except where such out-of-pocket costs and expenses are incurred in connection with an act that is (i) in connection with an assignment or transfer by Lessor, other than as a result of an Event of Default or (ii) requested by a Financing Party, other than as a result of an Event of Default.

24.3
Rights Cumulative; Waivers

The rights of Lessor and Lessee under the Transaction Documents are cumulative,

may be exercised as often as Lessor or Lessee considers appropriate and are in addition to its rights under applicable law. The rights of Lessor and Lessee are not capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of Lessor’s or Lessee’s rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of Lessor’s or Lessee’s rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of Lessor or Lessee or on its behalf shall in any way preclude it from exercising any of its rights or constitute a suspension or any variation of any of its rights.

24.4
Variation

The provisions of this Agreement shall not be varied other than by an instrument in writing executed by or on behalf of Lessor and Lessee.

24.5
Counterparts and Delivery
24.5.1
The Transaction Documents may be executed in one or more counterparts each of which will constitute an original and all of which, together, will constitute one and the same instrument.
24.5.2
A counterpart of any Transaction Document may be delivered by a party thereto by way of e-mail or facsimile transmission to the other party in any legible format in accordance with any applicable notice provisions of such Transaction Document and any such delivery shall be deemed as effective as delivery of an original executed counterpart. A party that so delivers any such counterpart agrees to promptly thereafter deliver to the other parties theretoan original signed counterpart but any failure to do so will not invalidate, render ineffective or unenforceable or otherwise affect any Transaction Document.
24.6
Language

All documents, instruments and other written communications delivered or required to be delivered to Lessor or any other Indemnitee or Tax Indemnitee in connection with this Agreement shall be in English, or if not in English, will be accompanied by a certified English translation on which the recipient will be entitled to rely. If there is any inconsistency between the English version of any such document, instrument or written communication or any Transaction Document and any other version in any other language, the English version will prevail.

24.7
Delegation and Servicer

Lessor may delegate to any person or persons all or any of the rights, powers or discretions vested in it by or in connection with the Transaction Documents and any such delegation may be made upon such terms and conditions as Lessor in its absolute discretion thinks fit. Each Servicer will act as a lease manager and servicer on behalf of Lessor for all matters relating to the Aircraft, the Transaction Documents and the transactions contemplated thereby. Lessor hereby designates each Servicer as its fully authorised representative to deal directly with Lessee with respect to all such matters with the same effect as if Lessee was dealing directly with Lessor.

24.8
Calculations

Unless expressly provided otherwise in any Transaction Document, any certificate or determination by Lessor, any Indemnitee or any Tax Indemnitee as to any rate of interest or as to any amount payable under the Transaction Documents shall contain reasonable details of the calculation of such rate or amount and shall, in the absence of manifest error, be conclusive and binding on Lessee.

24.9
Application of Moneys

If any amount paid or recovered in respect of the liabilities of Lessee under the Transaction Documents is less than the amount then due, Lessor may apply such sum to Basic Rent, Supplemental Rent, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as Lessor shall determine.

24.10
Notices
24.10.1
Any notice, information or communication under or in connection with this Agreement shall, unless otherwise stated, be given in English and in writing and shall be delivered in person, sent by e-mail or sent by internationally recognised courier service postage prepaid to the respective addresses or e-mail addresses set out below or such other address or e-mail as the recipient may have notified to the sender in writing. Notices, information or communications shall be deemed received at the following times or dates (except that if any such notice, information or communication is received on a day that is not a Business Day or after 4 p.m. in the location of the recipient on any Business Day, such notice shall be deemed received on the following Business Day):
(a)
in the case of an e-mail, upon such email being sent unless the sender receives an automated error or similar report stating otherwise; or
(b)
in the case of internationally recognised courier service, on the date received (as reflected by the records of such courier service).
24.10.2
The notice details for Lessor are:

Address: UMB Bank, N.A.

6440 S. Millrock Drive, Suite 400 Salt Lake City, UT 84121

E-mail: corptrustutah@umb.com

Attention: Corporate Trusts – Aviation

With a copy to

Address: AE Aircraft Leasing I LLC

6700 Broken Sound Parkway NW Boca Raton, FL 33487

United States of America

E-mail : aircraftnotices@aeroequity.com Attention: Aerospace Leasing Group

And a further copy to

Address: AE Industrial Partners, L.P.

6700 Broken Sound Parkway NW Boca Raton, FL 33487

United States of America

E-mail: aircraftnotices@aeroequity.com Attention: Aerospace Leasing Group

24.10.3
The notice details for Lessee are:

Address: Global Crossing Airlines, Inc., P.O. Box 661240, Miami, FL 33166

E-mail: ryan.goepel@globalxair.com

Attention: Ryan Goepel, CFO With a copy to

Address: Global Crossing Airlines, Inc., P.O. Box 661240, Miami, FL 33166

E-mail: maria.nunez@globalxair.com Attention: Maria Nunez, Internal Counsel

24.11
Invalidity of any Provision

If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.12
Lessor’s Right to Remedy

If Lessee fails to perform or comply with any of its obligations under the Transaction Documents, Lessor and its representatives shall have the right, but shall not be obligated, to effect (or cause to be effected) such performance on Lessee’s behalf.

Lessee hereby irrevocably appoints Lessor as Lessee’s attorney-in-fact (which power shall be deemed coupled with an interest) following the occurrence and during the continuance of an Event of Default to take any action Lessor is allowed to take under this clause 24.12. Lessee shall indemnify Lessor on demand in respect of any reasonable Losses or other amounts (including reasonable legal costs) incurred or expended by Lessor or its representatives in connection with the exercise of its rights under this clause 24.12.

24.13
Entire Agreement

The Transaction Documents constitute the entire agreement between the parties hereto in relation to the leasing of the Aircraft by Lessor to Lessee, and supersede all previous proposals, agreements and other written and oral communications in relation thereto.

24.14
True Lease

The parties intend and agree that for the purposes of all applicable laws (and for all tax and accounting purposes) this Agreement constitutes a true lease and not a Security Interest of any type (including a “security interest” as defined in Section 1-201(37) of the UCC) and confers only a leasehold interest on Lessee in and to the Aircraft on and subject to the terms of this Agreement, and Owner is the owner of the Aircraft and no ownership or other interest with respect to the Aircraft is provided to Lessee under any Transaction Document. Lessee shall not file any tax return that is inconsistent with the provisions of this clause 24.14.

24.15
Confidentiality

Each of Lessor and Lessee shall, unless it has obtained the prior written consent of the other party, keep confidential the Transaction Documents and any information which is not generally available to the public furnished or made available to it pursuant to any Transaction Document, except for any disclosure made:

24.15.1
to the extent necessary to comply with applicable law (including any valid order or judgment of a court of competent jurisdiction or any request or requirement of a regulatory authority or recognised stock exchange which is binding on the disclosing party and any laws relating to Taxes and any related reporting or filing requirements);
24.15.2
by Lessor or Lessee as part of its normal reporting or review procedure to its directors, shareholders, equity holders, Affiliates, auditors, insurers, existing or prospective investors, legal advisers or other professional advisers on terms which prohibit any further disclosure that would not be permitted by this clause 24.15;
24.15.3
by Lessor or Lessee in order to enforce its rights and remedies under the Transaction Documents;
24.15.4
to any Relevant Party, Indemnitee or Tax Indemnitee or any prospective assignee, transferee or rating agency of any such person, so long as Lessor obtains an undertaking of confidentiality from such persons or such persons are subject to professional obligations to maintain such confidentiality.

Notwithstanding the forgoing, if any permitted disclosure will result in any Transaction Document or any information furnished or made available pursuant to any Transaction Document becoming publicly available, Lessor and Lessee shall cooperate with each other and any relevant third party to ensure that the financial and material commercial terms of the Transaction Documents remain confidential to the fullest extent permitted by applicable law.

24.16
Rights of Third Parties

Each Relevant Party, Indemnitee, Tax Indemnitee and Third Party Beneficiary may enforce the rights expressed to be conferred on it or for its benefit under the Transaction Documents together with any rights which are ancillary to such rights. However, the consent of any such person shall not be required for any variation or termination of any Transaction Document. Except as expressly provided in this clause 24.16, the terms of the Transaction Documents may be enforced only by the parties thereto. If it so elects, Lessor may enforce any right of any Relevant Party, Indemnitee, Tax Indemnitee and Third Party Beneficiary on its behalf.

24.17
No Broker

Each of the parties to this Agreement represents and warrants to the other parties that it has not directly or indirectly paid (or agreed or caused to be paid) to any person any commission, brokerage fee, contingency fee or other similar amount, in connection with the Transaction Documents (or the establishment of the transactions contemplated thereby). Lessee agrees to indemnify and hold Lessor harmless from any and all fees, commissions or other payments, if any, arising in connection with any brokers, finders or other agents retained by Lessee in connection with the Transaction Documents (or the establishment of the transactions contemplated thereby).

24.18
Fees and Expenses

Except as expressly provided otherwise in this Agreement, each party to this Agreement shall pay its own expenses (including legal, tax and other out-of-pocket expenses) incurred in connection with the negotiation, preparation and entry into the Transaction Documents and the Delivery of the Aircraft, except that Lessee shall pay or reimburse Lessor or the applicable Relevant Party upon demand for the following, in each case on an After-Tax Basis and in the currency in which they are incurred:

24.18.1
all fees, costs and expenses incurred in connection with the provision or satisfaction of the Lessor Conditions Precedent and the conditions subsequent set out in Part B of Schedule 4 (including the cost of any legal opinions);
24.18.2
all fees, costs and expenses associated with maintaining the registration of the Aircraft and integrating the Aircraft into Lessee’s fleet and the provision of translations, registrations, notarisations, legalisations and/or other documentary formalities, if required;
24.18.3
all stamp, documentary and other Taxes payable in connection with any of the foregoing, the execution and delivery of the Transaction Documents or the leasing of the Aircraft, whether imposed on or required to be paid by Lessee, Lessor or any other person; and
24.18.4
all fees costs and expenses (including fees of legal counsel or other advisers) incurred by any Relevant Party in connection with any amendment, supplement, waiver, consent or other modification of any Transaction Document (unless requested by Lessor, other than in connection with mitigating the consequences of any breach, Default or Event of Default under any Transaction Document by any person other than Lessor) or in connection with preservation or enforcement of the rights of any Relevant Party under the Transaction Documents or applicable law (including the repossession, de-registration and export of the Aircraft or any part thereof).

The rights of each Relevant Party under this clause 24.18 shall continue in full force and effect in favour of each such Relevant Party notwithstanding the termination of any Transaction Document and/or the leasing of the Aircraft hereunder for any reason whatsoever, any breach of any Transaction Document by any person or any other fact, event or circumstance of any kind whatsoever.

Notwithstanding the foregoing, Lessee’s obligations in respect of the registration of the Aircraft and perfection of Lessor’s interest in the Aircraft in the State of Registration and with the International Registry at Delivery (including attorney’s fees) will be subject to a cap of $10,000.

24.19
Execution by Trust Company

It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by the Trust Company not individually or personally but solely in its capacity as owner trustee, in the exercise of the powers and authority conferred on and invested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein on the part of the owner trustee, as Lessor, is made and intended not as personal representations, undertakings and agreements by the Trust Company, but is made and intended to be made for the purpose of binding only Lessor and its trust estate, (c) nothing in the Transaction Documents shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied, all such liability (if any) being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Trust Company be personally liable for the payment of any indebtedness or expenses of the owner trustee or Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the owner trustee or Lessor under the Transaction Documents or any related documents.

25
Governing Law And Jurisdiction

25.1
Governing Law

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW AND ANY SUCCESSOR PROVISIONS THERETO).

25.2
Submission to Jurisdiction
25.2.1
The Lessee hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York in any action or proceeding arising out of or relating to the Transaction Documents, including the recognition and enforcement of any arbitral awards. Each of the parties hereto irrevocably and unconditionally agrees, to the fullest extent permitted by applicable law, that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lessor may otherwise have to bring any action or proceeding relating to the Transaction Documents against the Lessee or its properties in the courts of any jurisdiction.

25.2.2
Lessee hereby irrevocably designates, appoints, and empowers Cogency Global Inc. of 122 East 42nd Street, 18th Floor, New York, NY 10168, New York, United States of America as its process agent and agrees that any documents which start any legal action or other proceedings arising out of or connected with any Transaction Document and any other documents connected with such legal action or other proceedings may be served on Lessee by serving them on such process agent at the address set out above. If such process agent’s appointment is terminated or otherwise ceases to be effective, Lessee undertakes to immediately appoint another person in New York, United States of America to accept service of process on behalf of Lessee and to notify Lessor promptly of such appointment. The foregoing shall not restrict any right to serve process in any other manner permitted by applicable law.
25.2.3
Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Transaction Document brought in any of the courts described in clause 25.2.1, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.
25.2.4
Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, in accordance with clause 24.10. The foregoing, however, shall not limit the rights of any party to serve process in any other manner permitted by applicable law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction.
25.2.5
Each party to this Agreement agrees that in any legal action or proceedings against it or its assets in connection with the Transaction Documents no sovereign or other immunity from such legal action or proceedings (whichshall include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including the making, enforcement, attachment in aid of execution or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such action or proceedings.
25.3
Waiver of Jury Trial

LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR

CONNECTED WITH THIS AGREEMENT, ANY OF THE TRANSACTION DOCUMENTS, ANY DISPUTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER. THE FOREGOING MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 25.3.

25.4
No Sovereign Immunity

In any legal action or other proceedings arising out of or connected with the Aircraft, any Transaction Document or any Dispute, Lessee irrevocably waives and agrees not to assert any defence (or any other action, claim or proceeding) based on sovereign immunity or that it is immune from any legal action or process with respect to itself of its assets or property.

26
Section 1110

It is the intention of the parties hereto that Lessor shall, to the fullest extent possible under applicable law, be entitled to the benefits of Section 1110 of the Bankruptcy Codewith respect to the Aircraft. In furtherance of the foregoing, Lessor and Lessee hereby confirm that this Lease is to be treated as a lease for

U.S. federal income tax purposes. Nothing contained in this paragraph shall be construed to limit Lessee’s use and operation of the Aircraft under this Lease or constitute a representation or warranty by Lessor, Owner Participant or Lessee as to tax consequences.

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused their duly authorised officers to execute and deliver this Agreement to be executed as of the date first above written.

SIGNED for and on behalf of

UMB BANK, N.A., not in its

individual capacity but solely as owner trustee

By:__________

Name:

Title:

SIGNED for and on behalf of

GLOBAL CROSSING AIRLINES, INC.

by its duly authorised signatory

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused their duly authorised officers to execute and deliver this Agreement to be executed as of the date first above written.

SIGNED for and on behalf of

UMB BANK, N.A., not in its

individual capacity but solely as owner trustee

SIGNED for and on behalf of

GLOBAL CROSSING AIRLINES, INC.

by its duly authorised signatory

By:____________

Name:

Title:

Schedule 1

Definitions and Interpretation

(a)
Definitions

In this Agreement, unless the context otherwise requires, the following words and expressions have the following respective meanings:

6Y Check means the structural inspections of the Aircraft as defined by the latest Maintenance Planning Document which shall include but not be limited to (i) the 6 year check or equivalent Zonal, Structural and System/Powerplant/APU inspection tasks (ii) the relevant “C” Check and lower checks (iii) any CPCP tasks falling due at that interval and (iv) all supplementary structural inspection tasks falling due at that interval.

12Y Check means the structural inspections of the Aircraft as defined by the latest Maintenance Planning Document which shall include but not be limited to (i) the 12 year check or equivalent Zonal, Structural and System/Powerplant/APU inspection tasks (ii) the relevant “C” Check and lower checks (iii) any CPCP tasks falling due at that interval and (iv) all supplementary structural inspection tasks falling due at that interval.

Affiliate means, in respect of any person, any other person directly or indirectly controlling,

controlled by, or under common control with such first person or within the same consolidated group for accounting purposes as such first person (including atrust of which such first person or such other person is the beneficiary and any person acting in its capacity as the trustee of any such trust).

After-Tax Basis means, in respect of any payment obligation, payment of an amount (if required, in excess of the amount otherwise required to be paid) which is sufficient to ensure that the recipient of such payment is restored to the same position which such recipient would have been in had no Tax, deduction, withholding, expense or other amount been incurred, made, deducted or otherwise applicable in relation to such payment.

Agreed Value means the amount specified in Schedule 9.

Aircraft means (a) the aircraft described in Schedule 2 and Lease Supplement No. 1, including the Airframe, the Engines, the APU and all Parts installed in or on the Airframe at Delivery (other than any equipment to which title has subsequently passed to Lessee in accordance with the terms of this Agreement); (b) any Replacement Engine, Replacement APU and all new, substituted and/or Replacement Parts at any time installed in or on such aircraft to which title has passed, or is required to pass, to Owner in accordance with the terms of this Agreement; (c) the Aircraft Documents; including, in the case of (a) and (b), any Part which is for the time being detached from such aircraft but remains the property of Owner.

Aircraft Documents means (a) all of the documents, manuals, log books, data and records identified in the list attached to Lease Supplement No. 1; (b) any other documents, manuals, log books, data and records provided to Lessee in connection with the Aircraft or required to be maintained by the FAA, the Aviation Authority, the Maintenance Program, this Agreement or otherwise; and (c) all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with this Agreement or the requirements of the FAA, the Aviation Authority, the Maintenance Program or applicable law.

Airframe means the Aircraft, excluding the Engines, the APU and the Aircraft Documents.

Airframe Checks means the 6Y Check and the 12Y Check and Airframe Check means one or more of the foregoing checks, as the context requires.

Airworthiness Directive means an airworthiness directive or airworthiness notice (or an equivalent thereof) issued by the FAA requiring the alteration and modification of the Aircraft or aircraft of a similar model to the Aircraft (including its Engines, APU or any Parts).

AMM means the latest revision of Manufacturer’s Aircraft Maintenance Manual.

Annual Adjustment Date means each 1st of January beginning January 1st, 2026.

Anti-Bribery and Corruption Laws means the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78dd-1 et seq. and the U.K. Bribery Act of 2010, and all regulations relating thereto, and any other anti-bribery or anti-corruption laws and regulations administered or enforced by a Government Entity in any jurisdiction in which Lessee conducts business or owns assets, including laws enacted to implement the OECD Convention on Combatting Bribery of Foreign Public Officials.

Anti-Money Laundering Laws means the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act (Pub. L. 107-56), the Anti-Money Laundering Act of 2020, DIVISION F of the William (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, the EU Anti-Money Laundering Directives, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), and 31 C.F.R. Chapter X, each as amended from time to time, and the anti-money laundering laws and regulations of any other Government Entity which may be applicable to Lessee.

Approved Maintenance Performer means any person (including Lessee) qualifying as a FAR Part-145 and/or an EASA Part-145 Approved Maintenance Organization for the type of maintenance required on the Aircraft, the Engines, the APU and/or any Parts (as applicable); provided that each Approved Maintenance Performer must be approved in advance in writing by Lessor to perform any heavy maintenance (including C Checks, Airframe Checks, Engine Performance Restoration Shop Visits, APU Performance Restorations, Landing Gear Overhauls and thrust reverser overhauls), which consent will not be unreasonably withheld or delayed.

APU means (a) the auxiliary power unit specified in Lease Supplement No. 1 including all Parts installed in or on such auxiliary power unit at Delivery (other than any Parts to which title has subsequently passed to Lessee in accordance with the terms of this Agreement), (b) any Replacement APU to which title has passed to Owner and is leased to Lessee hereunder in accordance with the requirements of this Agreement and all Parts installed in or on such auxiliary power unit at the time of transfer of title to Owner (other than any Parts to which title has subsequently passed to Lessee in accordance with the terms of this Agreement) and (c) all new, substituted and/or Replacement Parts at any time installed in or on any such auxiliary power unit to which title has passed, or is required to pass, to Owner in accordance with this Agreement; including, in each case, any such auxiliary power unit which, having been removed from the Aircraft, remains the property of Owner.

APU Cycle means each cycle elapsing from the moment at which the APU commences operating until the APU is shut down, whether for aircraft operations or testing.

APU Hour means each hour or part thereof elapsing from the moment at which the APU commences operating until the time the APU is shut down, whether for aircraft operations or testing.

APU Performance Restoration means the off-wing APU shop visits including full power section and load compressor disassembly, inspection, component repair and balancing, testing and reassembly of the relevant APU, accomplished in accordance with the APU manufacturer’s component maintenance manual, with a minimum of zero-time inspections on the rotating hardware and continued-time inspections on the static hardware.

Authorization Letter means a letter or letters from Lessee (or, if applicable, any other permitted operator of the Aircraft) addressed generally (or, if required by Lessor, specifically) to airport authorities, air traffic control or overflight authorities, customs authorities and maintenance providers, pursuant to which Lessee grants authorisation to such persons to issue Lessor and Servicer, upon request from time to time, a statement of account of all amounts due by Lessee to such authority in respect of the Aircraft and the other aircraft in Lessee’s fleet (or to give Lessor access to any online service which would allow it to monitor such amounts due).

Aviation Authority means the FAA, and all and any other Government Entities which shall, from time to time, have control or supervision of civil aviation in the State of Registration and/or have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Aircraft.

Back to Birth Traceability means in respect of any LLP, original documentary evidence specifying the part number and the unique serial number of such equipment or part, and providing a detailed full operational history record acceptable to an EASA or FAA regulatory standard but in any event having the following: (i) if delivered new as a spare part, the manufacturer’s airworthiness document (FAA Form 8130-3 or EASA Form 1) showing the part number and serial number, (ii) if delivered new installed on an assembly, the manufacturer’s assembly bill of material listing showing part number, serial number, assembly serial number and, where relevant, the as-delivered model and thrust rating; (iii) for Engine LLPs, a certified removal/installation (‘on/off’) transaction history detailing an unbroken record of the hours and cycles elapsed at each relevant thrust rating from new up to current; (iv) a statement from all previous operators to the effect that such equipment or part was never involved in any major incident or accident and was never subjected to over-temperature extreme stress condition or immersion in salt water (unless its airworthiness status was re-established by the OEM of the Aircraft, Engine or Part, and supported by an authorized airworthiness release certificate) and was not obtained from any government or military source; and (v) in the case of an Engine LLP, never having been operated in an Engine with a non-OEM approved critical influencing part or equivalent.

Bankruptcy Code means Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended, or any successor statutes thereto.

Base Engine Rate has the meaning given to such term in Schedule 9.

Basic Rent has the meaning given to such term in Schedule 9.

Basic Rent Adjustment has the meaning given to such term in clause 15.6.1.

Basic Rent Date means (i) with respect to the first payment of Basic Rent, the First Basic Rent Date and (ii) with respect to each payment of Basic Rent thereafter, the first Business Day of each calendar month during the Lease Term; provided that each payment of Basic Rent for any partial calendar month (for example, the first and last month of the Lease Term) shall pro-rated based on the actual number of days in such calendar month and a 30 day month.

BIS means the Bureau of Industry and Security of the U.S. Department of Commerce.

BIS Lists means the Entity List, Denied Persons List, the Unverified List and the Military Intelligence End-User List as published by BIS from time to time.

Business Day means:

A.
other than as set out in sub-paragraph (b) below, a day other than a Saturday or Sunday on which banks are open in New York, New York, United States of America for the transaction of business of the nature required by this Agreement; and
B.
for the purposes of any payments to be paid by Lessee, a day, other than a Saturday or Sunday, on which banks are open in Miami, Floridaand New York, New York, United States of America.

“C” Check means all zonal, systems and structural inspection checks which will be sufficient to clear the Aircraft for the “C” Check interval and in no event less than 7,500 Flight Hours, 5,000 Cycles and 24 months in accordance with the Maintenance Program.

Cape Town Convention means, collectively, the official English language texts of the Convention on International Interests in Mobile Equipment (the Convention), the Protocol to the Convention on Matters Specific to Aircraft Equipment (the Protocol) both signed in Cape Town, South Africa on 16 November 2001 and the regulations and procedures enacted by the Supervisory Authority of the International Registry thereunder, and references to any Articles of the Cape Town Convention refer to the English language version of the consolidated text of the Convention and the Protocol attached to Resolution No. 1 of the Final Act of the diplomatic conference held to adopt the Convention and the Protocol.

Certificated Air Carrier means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

Change has the meaning given to such term in clause 14.5.1. Compliance Date has the meaning given to such term in clause 17.2.1. CPCP means Manufacturer’s Corrosion Prevention Control Program.

Cycle means one take-off and landing of the Aircraft or, in respect of any Engine or Part temporarily installed on another aircraft, of that other aircraft.

Damage Notification Threshold has the meaning given to such term in Schedule 9.

Default means any Event of Default and any event or circumstance which, with the giving of notice and/or the lapse of time and/or the making of any determination and/or the fulfilment of any other condition, would constitute an Event of Default.

Default Rate means 7% per annum above the United States Dollar Prime Rate offered by Citibank, N.A. (or if not available, the United States Dollar Prime Rate offered by Bank of America, N.A.) on the first date in the period in respect of which interest falls to be determined, provided that if at any time such rate of interest is higher than the maximum rate which is allowed under applicable law (including any usury or similar laws) such rate of interest shall be reduced so that it is equal to such maximum rate allowed under applicable law.

Delivery means delivery of the Aircraft by Lessor to Lessee pursuant to this Agreement.

Delivery Conditions means the requirements specified in Schedule 6.

Delivery Date means the date on which Delivery occurs.

Delivery Inspection has the meaning given to such term in clause 5.6.1.

Delivery Location means Avocet MRO Services in Sanford, Florida, or an airport within the continental United States of America selected by Lessor and acceptable to Lessee (acting reasonably).

Destroyed APU has the meaning given to such term in clause 20.3.1.

Destroyed Engine has the meaning given to such term in clause 20.2.1.

Dispute means any dispute arising out of or in connection with this Agreement (including any dispute arising out of or in connection with the existence, validity or termination of this Agreement, or the legal relationships created by this Agreement, or the consequences of the nullity of this Agreement) or any non-contractual obligations arising out of or in connection with this Agreement.

Dollars, $ and US$ means the lawful currency of the United States of America.

EASA means the European Aviation Safety Agency or any successor thereto. EGT means exhaust gas temperature.

Engine means (a) each of the engines of the manufacture and model and having the respective manufacturer’s serial numbers specified in Lease Supplement No. 1 and all Parts installed in or on such engines at Delivery (other than any Parts to which title has subsequently passed to Lessee in accordance with the terms of this Agreement); (b) any Replacement Engine to which title has passed to Owner and is leased to Lessee hereunder in accordance with the requirements of this Agreement and all Parts installed in or on such engine at the time of transfer of title to Owner (other than any Parts to which title has subsequently passed to Lessee in accordance with the terms of this Agreement); and (c) all new, substituted and/or Replacement Parts at any time installed in or on any such engine to which title has passed, or is required to pass, to Owner in accordance with this Agreement; including, in each case, any such engine or Part which, having been removed from the Aircraft, remains the property of Owner.

Engine LLP means an LLP installed or capable of being installed in the Engine.

Engine LLP Replacement Event means, in respect of an Engine, the performance of scheduled replacement of Engine LLP(s) during an Engine Performance Restoration Shop Visit for an Engine in accordance with the Maintenance Program.

Engine Manufacturer means CFM International, Inc. or its successor in title.

Engine Performance Restoration Shop Visit means, with respect to each Engine, the performance of an off-wing engine shop visit that:

A.
is performed on such Engine in accordance with the Engine Manufacturer’s Maintenance Planning Document and the Engine Manufacturer’s engine manual and results from such Engine’s performance deterioration detected by condition and trend monitoring; and

B.
accomplishes a performance restoration or overhaul level of workscope, in accordance with the Engine Manufacturer’s Maintenance Planning Document and the Engine Manufacturer’s engine manual the Engine and restores Engine performance and service life, to an industry standard with an anticipated remaining life of such Engine, determined by reference to the then known industry mean time between removals (excluding removals for foreign object damage or mishandling, or operator convenience) for engines of similar type, age and characteristics, as determined from records maintained by the Engine Manufacturer on the basis of the average industry mean time between removals over the immediately preceding 12 months prior to an engine performance restoration shop visit.

Engine Thrust Rating means 22,000 lbs.

EU-ETS Authority means any Government Entity (or any successor thereto) or member state of the European Union with jurisdiction for the application and administration of EU-ETS Laws in relation to any of Lessee, any other operator of the Aircraft or any wet lessee or the Aircraft.

EU-ETS Authority Letter means a letter addressed to the EU-ETS Authority or other “competent authority” pursuant to the EU-ETS Laws sufficient to permit Lessor and/or its designee to monitor Lessee’s (or any other operator of the Aircraft or wet-lessee’s) performance under the EU-ETS Laws, including a statement of account of all amounts due by Lessee (or any other operator of the Aircraft or wet-lessee) to such authority in respect of the Aircraft and Lessee’s (or any other operator of the Aircraft or wet-lessee’s) fleet, in form and substance satisfactory to Lessor.

EU-ETS Laws means EU Directive 2008/101/EC (amending Directive 2003/87/EC to include aviation activities in the scheme for greenhouse gas emission allowance trading within the European Community) and all related implementing laws and regulations (including those of member states of the European Union), in each case, as amended, supplemented, replaced or otherwise modified from time to time.

Eurocontrol means the European Organisation for the Safety of Air Navigation or any successor thereto.

Eurocontrol Letter means a letter signed by Lessee (or, as applicable, by or any other operator of the Aircraft) in such form as is required by Eurocontrol from time to time.

Event of Default means any event or circumstance specified in clause 22.1.

Exchange Criteria has the meaning given to such term in clause 15.6.1.

Exchange Notice has the meaning given to such term in clause 15.6.1.

Excluded Event means, with respect to any Major Part, the occurrence of any foreign object damage, ingestion, accident, faulty maintenance or installation, incident, abuse, neglect, misuse or elective parts replacement.

Expiry Date means the date determined in accordance with clause 4.2.

Export Control Laws means any and all export control and dual use laws applicable to the Aircraft, the Airframe, the Engines, the Landing Gear and Parts, including, as applicable, the U.S. Export Control Reform Act of 2018, 50 U.S.C. Chapter 58, and the Export Administration

Regulations, 15 C.F.R. Chapter VII, Subchapter C, as amended from time to time, and Regulation (EU) No. 2021/821, and associated implementing laws and regulations of EU member states, as further updated and amended from time to time.

FAA means the Federal Aviation Administration of the Department of Transportation of the United States of America and any successor thereof.

FAA Counsel means McAfee & Taft, A P.C.

FAR means the Federal Aviation Regulations set out in Title 14 of the Code of Federal Regulations, as amended and modified from time to time.

Final Delivery Date means the date that occurs six (6) months following the Scheduled Delivery Date or such other date as Lessor and Lessee may agree (each acting in good faith).

Final Inspection has the meaning given to such term in clause 21.3.1.

Financial Indebtedness with respect to any person includes any obligation of that person (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money, including (a) under acceptances, bills, bonds, debentures, notes, documentary credits, Security Interests or similar instruments, (b) under guarantees, indemnities or other assurances against financial loss, (c) under any finance or operating lease relating to any asset, (d) in respect of any liability for payment for the purchase of any asset or services, payment of which is due before or after the time of acquisition (other than in respect of any payment for assets or services acquired in the ordinary course of business for which payment is deferred for no more than 60 days) or (e) any other moneys borrowed or raised by any person.

Financing Documents means, from time to time, all loan agreements, credit agreements, security agreements (including any assignment by way of security, mortgage or pledge), swaps, hedging agreements, guarantees, indentures, head leases, participation agreements, proceeds deeds, all parties agreements and all similar agreements (whether an agreement, deed or any other instrument) entered into in connection with the financing or refinancing of the Aircraft by Lessor, Owner, Owner Participant, and/or any of their respective Affiliates with any Financing Party, and Financing Document means one or more of the foregoing documents, as the context requires.

Financing Parties means each person notified by Lessor to Lessee in writing from time to time that provides financing or refinancing (or swaps or hedging in connection therewith) directly or indirectly to Lessor, Owner, Owner Participant, and/or any of their respective Affiliates in connection with the Aircraft and each person that from time to time holds or benefits from a Security Interest in the Aircraft and/or any Transaction Document to secure obligations of any person under the Financing Documents and, in each case, shall include any person acting as an agent, trustee, arranger or in any similar capacity for one or more of the foregoing parties, and Financing Party means one or more of the foregoing persons, as the context requires.

First Basic Rent Date means the earlier of: (i) the date that falls two (2) months after the Delivery Date and (ii) the date on which the Aircraft is released for service at completion of the Post-Delivery Maintenance.

First Maintenance Rent Date means the 15th day of the calendar month following the calendar month in which the First Basic Rent Date occurs.

Flight Hour means each hour or part thereof elapsing from the moment at which the wheels of the Aircraft (or other aircraft in the case of Parts or Engines temporarily installed on such other aircraft) leave the ground on the take-off of the Aircraft (or such other aircraft) until the wheels of the Aircraft (or such other aircraft) touch the ground on the landing of the Aircraft (or such other aircraft) following such take-off.

“GAAP” means, in relation to a person, (a) generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants; (b) IFRS and International Accounting Standards (and interpretations thereof); or (c) the generally accepted accounting principles in such person’s jurisdiction of organization, as in effect at the relevant time.

Government Entity means (a) any national or supranational government, political subdivision thereof or any state, provincial, municipal or local government or jurisdiction therein (including any free trade zone, special customs zone or similar), (b) any instrumentality, board, commission, court, agency or authority of any of the foregoing, however constituted, and (c) any association, organization or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant.

Habitual Base means:

(a)
continental United States; or
(b)
subject to the prior written consent of Lessor, any other country which is the principal base of operation for the Aircraft in terms of arrivals, departures and overnights.

Harsh Environment means harsh environments considered by the Engine Manufacturer’s severity standards to possess any or all of the following characteristics: high temperature, high altitude or polluted, sandy or desert environments.

IATA means the International Air Transport Association and any successor thereof.

IDERA means an irrevocable deregistration and export request authorisation suitable for filing with the relevant Aviation Authority, substantially in the form referred to in the Cape Town Convention or otherwise in form and substance satisfactory to Lessor, granted by Lessee and, if applicable, any other operator of the Aircraft.

Illegality Event has the meaning given to such term in clause 22.6.

Incident and Accident Statement means a statement signed by Lessee’s Quality Control Manager certifying that, from the Delivery Date to the date of such statement, other than as set out in detail in such certificate, neither the Aircraft nor any Engine or Part thereon has ever been damaged in any ‘accident’ or ‘incident’ within the meaning of ICAO Annex 13 (or FAA 49 Code of Federal Regulations 830.2 where applicable) and has not been exposed to excessive heat, shock or salt water and that no Part has been procured form a military source.

Indemnitees means (a) each Relevant Party, each Previous Party, the Trust Company and their respective successors, assigns, transferees, agents, attorneys, servants, representatives, subcontractors, shareholders, equity holders, subrogees, partners, members, managers, contractors and Affiliates and (b) the employees, officers and directors of each person listed in the foregoing paragraph (a), and Indemnitee means one or more of the foregoing persons, as the context requires.

Initial Records has the meaning given to such term in clause 5.6.2.

Insurances has the meaning given to such term in clause 19.1.

International Interest has the meaning given to the term “international interest” in the Cape Town Convention.

International Registry means the electronic registry maintained pursuant to the Cape Town Convention.

Landing Gear means the nose and each main landing gear specified in Lease Supplement No. 1 and any replacement landing gear installed on the Aircraft in accordance with the terms of this Agreement, title to which is vested in Owner in accordance with this Agreement.

Landing Gear Overhaul means an overhaul of a Landing Gear assembly performed in accordance with Manufacturer’s repair manual.

Lease Supplement No. 1 means the lease supplement substantially in the form set out in Schedule 3.

Lease Term means the period commencing on the Delivery Date and ending on the Expiry Date.

Lessee Acknowledgment means one or more acknowledgments from Lessee of any Financing Documents and/or any mortgage granted pursuant thereto and/or any assignment by way of security of any Transaction Documents, in form and substance acceptable to the Relevant Parties and Lessee (acting reasonably).

Lessee Conditions Precedent means the conditions and requirements specified in Part C of Schedule 4.

Lessee Guarantor means Global Crossing Airlines Group, Inc., a company incorporated in the State of Delaware whose registered address is 4200 N.W. 36th Street, Bldg. 5A Miami.

Lessee Guaranty means the guaranty and indemnity dated on or about the date hereof and entered into between Lessee Guarantor and Lessor in respect of the obligations of Lessee under this Agreement and the other Transaction Documents.

Lessor Conditions Precedent means the conditions and requirements specified in Part A of Schedule 4.

Lessor Lien means any Security Interest over the Aircraft:

(a)
arising as a result of any act or omission of Lessor that constitutes a breach of any of the terms of this Agreement;
(b)
arising as a result of any indebtedness, liability or other obligation of Lessor or Owner or Owner Participant or any other Relevant Party that is unrelated to the Transaction Documents or the transactions contemplated thereby;
(c)
created by or pursuant to the Financing Documents; or
(d)
arising as a result of Taxes for which Lessee is not required to indemnify any person under the Transaction Documents.

LLP means any Part for which a mandatory ultimate discard life limit is specified in the type design, instructions for continued airworthiness or, in some cases, the maintenance manual.

Loss means any liability, loss, claim, proceeding, action, suit, judgment, order, damages, penalty, fine, sanction, obligation, demand, fee, cost, charge or expense of any type or nature whatsoever.

Maintenance Planning Document (or MPD) means the Manufacturer’s recommended maintenance program for the Aircraft (including in respect of the Engines, the applicable Engine Manufacturer’s generic work scope planning guide, engine program and maintenance planning guide).

Maintenance Program means at any time a continuous airworthiness maintenance and inspection program of Lessee that is authorised and approved by the Aviation Authority and

(i) is in compliance with all Aviation Authority and FAA guidelines, and (ii) meets the requirements of the Maintenance Planning Document.

Maintenance Rent means all amounts payable by Lessee pursuant to Schedule 10, as the same may be adjusted from time to time in accordance with the terms of this Agreement.

Maintenance Rent Date means (i) with respect to the first payment of Maintenance Rent, the First Maintenance Rent Date, (ii) with respect to each payment of Maintenance Rent thereafter, the 15th day of each calendar month during the Lease Term following the month in which the First Maintenance Rent Date occurs and (iii) the Expiry Date.

Maintenance Rent Rate means the rate specified for each Qualifying Maintenance Event in Schedule 9, as the same may be adjusted from time to time in accordance with the terms of the Transaction Documents (including Schedule 10).

Major Part means, individually or collectively as the context requires, the Engines, the APU and the Landing Gear.

Mandatory Regulatory Requirement means the mandatory maintenance and operational requirements and modifications issued by the FAA, to the extent applicable to the Aircraft.

Manufacturer means Airbus S.A.S. or its successor in title.

Material Adverse Change means a material adverse change in, or effect on, the business, assets, liabilities, operations, management, property, condition (financial or otherwise), prospects or performance of Lessee or Lessee Guarantor that could reasonably be expected to adversely affect the ability of any such person to perform its obligations under the Transaction Documents, the validity or enforceability of any Transaction Document, or the ability of Lessor to enforce any Transaction Document.

Material Default means a Default under any of clauses 22.1.2, 22.1.3 or 22.1.11.

Maximum Change Amount has the meaning given to such term in Schedule 9. Minimum Liability Coverage has the meaning given to such term in Schedule 9.

Minor Discrepancies has the meaning given to such term in clause 5.6.4.

OEM means an original equipment manufacturer.

OFAC means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

Other Agreements means any aircraft lease agreement or other agreement or instrument from time to time entered into between one or more of Lessor, Owner, Owner Participant or any of their respective Affiliates and to which one or more of Lessee or any of its Affiliates are party.

Owner means Lessor or any other person which Lessor notifies Lessee from time to time in writing as being the owner of the Aircraft and, to the extent applicable, meeting the requirements of a Transferee as provided in clause 23.

Owner Participant means AE Aircraft Leasing I LLC, a limited liability company organised, incorporated or formed under the laws of the State of Delaware or such other person notified by Lessor to Lessee from time to time for whom title to the Aircraft is held in trust and, to the extent applicable, meeting the requirements of a Transferee as provided in clause 23.

Owner Participant Undertaking means an undertaking in form and substance reasonably acceptable to Lessee in respect of the Lessor’s obligations under the Transaction Documents.

Part means each part, component, appliance, accessory, instrument, system, module, material or other item of equipment or furnishing (other than complete Engines or other engines or the APU or other auxiliary power unit) for the time being installed or incorporated in or attached to the Airframe, an Engine or the APU or which, having been removed therefrom, remains the property of Owner, including, for the avoidance of doubt, all LLPs and Landing Gear.

Pass-Through Entity means any person that is treated as a partnership, a disregarded entity or pass-through or look-through entity for Tax purposes or any similar person in respect of which Taxes of such person are imposed on the holders of the ownership interests in such person.

PDM Work Scope means a work scope necessary for the Aircraft to have a 24-month clearance prior to the next due required check which is consented to by Lessor in advance in writing.

Permitted Lien means:

(a)
any Security Interest arising in the ordinary course of Lessee’s business in respect of Taxes which are either not yet assessed or, if assessed, not yet due and payable or are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves are maintained by or an adequate bond has been provided by Lessee);
(b)
any Security Interest of an airport hangar-keeper, mechanic, material-man, carrier, employee or other similar Security Interest arising in the ordinary course of Lessee’s business, in each case by statute or by operation of law, in respect of obligations that are not yet due and payable or that are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been maintained by or an adequate bond has been provided by Lessee);
(c)
any Security Interest created by, or which is expressly permitted under, the terms of any of the Transaction Documents; and
(d)
any Lessor Lien,

provided that (in relation to (a) and (b) above) any such proceedings, or the continued existence of such Security Interest, do not involve any risk of (x) the sale, forfeiture, loss,

detention or seizure of the Aircraft or an Engine or any part thereof or any interest therein or

(y) any civil or criminal liability or penalty being imposed upon any Relevant Party.

Physical Inspection has the meaning given to such term in clause 5.6.2.

Post-Delivery Maintenance means the carrying out of the PDM Work Scope.

Previous Parties means any previous lessor, legal or beneficial owner, lease manager / servicer, financing party, or any related party thereto that needs to be covered as an Indemnitee for the purposes of the operational indemnitees and the liability insurances.

Qualifying Maintenance Event means (a) with respect to any Engine, an Engine Performance Restoration Shop Visit or Engine LLP Replacement Event, (b) with respect to the APU an APU Performance Restoration and (c) with respect to the Landing Gear, a Landing Gear Overhaul.

RDAS means a Repair Design Approval Sheet.

Records Inspection has the meaning given to such term in clause 5.6.2. Redelivery Conditions means the requirements specified in Schedule 7. Redelivery Location has the meaning given to such term in clause 21.1.

Relevant Parties means Lessor, Owner, Owner Participant, Servicer and each Financing Party, and Relevant Party means one or more of the foregoing persons, as the context requires.

Remaining Records has the meaning given to such term in clause 5.6.3.

Removed APU means the APU for such period that it is detached from the Airframe.

Removed Engine means an Engine for such period that it is detached from the Airframe.

Removed Part means a Part for such period that it is detached from the Aircraft or any other part thereof.

Rent means Basic Rent and Supplemental Rent.

Replacement APU means an auxiliary power unit of the same type and model as the replaced APU (or an auxiliary power unit of an improved model suitable for installation and use on the Airframe) in airworthy condition that:

(a)
is in the same operating condition as, and having a value, age, utility and remaining useful life at least equal to, the replaced APU (assuming that the replaced APU was in the condition and repair in which it is required to be maintained under this Agreement);
(b)
has no fewer APU Hours or APU Cycles than the replaced APU remaining to the next expected APU Performance Restoration and to the next removal for replacement of life limited parts;
(c)
has LLPs which shall have on average APU Cycles of life remaining not fewer than those in the replaced APU;

(d)
contains only OEM Parts and which has had all repairs performed in accordance with any documentation or manuals approved by the OEM and performed by an OEM authorised maintenance performer, unless otherwise approved in writing by Lessor; and
(e)
has full Back to Birth Traceability for all installed LLPs.

Replacement Engine means an engine of the same type and model, and with at least the same commercial transferrable thrust, as the replaced Engine (or an engine of an improved model suitable for installation and use on the Airframe) in airworthy condition that:

(a)
is in the same operating condition as, and having a value, age, utility and remaining useful life at least equal to, the replaced Engine (assuming that the replaced Engine was in the condition and repair in which it is required to be maintained under this Agreement);
(b)
has no fewer Flight Hours or Cycles than the replaced Engine remaining to the next expected Engine Performance Restoration Shop Visit and to the next expected Engine LLP Replacement Event, and the Engine LLPs in the Replacement Engine shall have on average Cycles of life remaining not fewer than those in the replaced Engine;
(c)
has not been operated (and does not have any modules that have been operated) at a higher thrust rating than the replaced Engine, unless otherwise approved in writing by Lessor; and
(d)
contains only OEM Parts and which has had all repairs performed in accordance with any documentation or manuals approved by the OEM and performed by an OEM authorised maintenance performer, unless otherwise approved in writing by Lessor; and

(e)
has full Back to Birth Traceability for all installed LLPs.

Replacement Part means an OEM part, component, furnishing, appliance, module, accessory, instrument or other item of equipment that:

1
is serviceable and in the same or better operating condition as, and has the same or better value, utility, maintenance and modification status as the Part replaced (assuming that such Part replaced was in the condition and repair in which it is required to be maintained by the terms of this Agreement);
2
is of the same make and model as the Part replaced or an improved or advanced version thereof; provided that any such part must be approved by the FAA and the Aviation Authority as a replacement for the Part replaced;
3
has a valid FAA certification (Form 8130-3 tag) or EASA certification (Form 1 tag), overhaul records (if applicable), documentation of modification status and origin traceability (Back to Birth Traceability in the case of LLPs and, to the extent required by the Maintenance Program, back to the last overhaul or bench check, as applicable, in the case of all other Parts);
4
has not been involved in an accident or incident and has not been used for military purposes; and
5
does not impair the airworthiness or diminish the overall value of the Aircraft.

Return Acceptance Certificate means the return acceptance certificate between Lessee and Lessor, substantially in the form set out in Schedule 11.

Sanctioned Country means any country, region or territory which, at the relevant time of determination under this Agreement, is the subject or target of Export Control Laws or comprehensive Sanctions administered, issued or enforced by any Sanctions Authority, the effect of which, in relation to the Aircraft, prohibits or restricts (a) the export, re-export, flight or transfer of such Aircraft to such country, region or territory, or (b) the operation, sojourn or consignment of such Aircraft in, to, from, within or over such country, region or territory (as of the date of this Agreement, Cuba, Iran, Syria, North Korea, Russia, Belarus and the Crimea, Luhansk and Donetsk regions of Ukraine).

Sanctioned Person means any person that is (a) named or described on any Sanctions List,

(b) resident, located, operating, incorporated, organized or formed under the laws of a Sanctioned Country, (c) the subject or target of Trade Laws (being a person with whom a national of a Sanctions Authority is restricted or prohibited by law from engaging in trade, business or other activities or against whom Trade Laws are otherwise directed), or (d) owned 50% or more, individually or in the aggregate, or otherwise controlled, by any such person or persons described in the clauses (a), (b) or (c) above.

Sanctions means any and all economic and financial sanctions, sectoral sanctions, secondary sanctions, trade sanctions, embargoes, blocking orders, restrictive measures and anti-terrorism laws administered, enacted, imposed or enforced from time to time by any Sanctions Authority.

Sanctions Authority means, individually and collectively, (a) the United States of America, the European Union or any of its Member States, and the United Kingdom, (b) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, BIS, the U.S. Department of State, His Majesty’s Treasury (“HMT”), the Parliament or Council of the European Union, (c) the Security Council of the United Nations, and (d) any

other Government Entity having jurisdiction over the Lessee, the Aircraft or any Relevant Party.

Sanctions List means the Specially Designated Nationals and Blocked Persons List and Consolidated Sanctions List maintained by OFAC, the BIS Lists, the Consolidated List of Financial Sanctions Targets maintained by HMT, the Consolidated Financial Sanctions List maintained by the European Union, the United Nations Security Council Consolidated List, and any similar list of designated or sanctioned persons maintained or made public by any Sanctions Authority.

Scheduled Delivery Date means November 30, 2025 or such later date selected by Lessor pursuant to clause 5.1.1, which in any event shall fall on or before the Final Delivery Date unless otherwise agreed by Lessor and Lessee.

Scheduled Expiry Date means the date that falls thirty-six (36) months from the Delivery Date.

Scheduled Qualifying Maintenance Event has the meaning given to such term in clause 15.6.1.

Security has the meaning given to such term in clause 7.4.

Security Interest means any encumbrance or security interest howsoever created or arising including any mortgage, charge, pledge, assignment by way of security, lien, hypothecation, title retention, lease, attachment, right of detention or seizure, levy, right in rem, right of possession or any International Interest (or any “non-consensual right or interest”, “national interest” or “sale”, each as defined in the Cape Town Convention, or any prospective form of interest created pursuant to the Cape Town Convention).

Servicer means AE Industrial Partners, L.P. and/or any one or more persons which Lessor notifies Lessee from time to time in writing as being a servicer or manager for Lessor in relation to the Aircraft and/or the Transaction Documents.

SRM means the latest revision of Manufacturer’s Structural Repair Manual.

State of Incorporation means the State of Delaware, United States of America.

State of Registration means the United States of America, or such other state, country or jurisdiction which Lessor may agree to in writing, and subject to such additional conditions as Lessor may request, in each case in its absolute discretion.

STC means a supplemental type certificate issued when the Aviation Authority has approved a major modification or repair to an existing type certified aircraft or engine.

Substitute Major Part means a serviceable engine, auxiliary power unit or landing gear as declared by that engine’s, auxiliary power unit’s or landing gear’s serviceable tag, that (a) is of the same or improved make and model as the Unserviceable Major Part being replaced,

(b) is suitable for installation on the Aircraft and (c) has sufficient remaining life such that no further Qualifying Maintenance Event is anticipated before the end of the Lease Term. With respect to a Substitute Major Part that is an engine, Lessor or Lessee, as applicable, will use commercially reasonable efforts to provide a substitute engine with remaining Engine LLP Cycles sufficient to operate until the end of the Lease Term.

Supplemental Rent means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Transaction Document to Lessor or any other person.

Tax Indemnitee means each Relevant Party, the Trust Company and their respective Affiliates, and if any such person is a Pass-Through Entity, any person who owns, directly or indirectly (including through one or more Pass-Through Entities), an interest in the Pass-Through Entity.

Taxes means all present and future taxes, levies, imposts, duties, withholdings, deductions, fees, assessments or charges of any nature whatsoever, and regardless of where and on whom they are imposed, including VAT, goods and services, consumption, gross income, net income, gross profit, net profit, excess profit, licence, minimum, alternative minimum, capital gains, turnover, gross receipts, net receipts, registration, corporation, export, import, customs, franchise, transfer, sales, use, business, occupation, excise, personal property, real property, fuel, leasing, occupational, stamp or other taxes or duties of any nature whatsoever (or any amount corresponding to any of the foregoing) imposed, levied, collected, withheld or assessed by a taxing or fiscal authority or agency or other Government Entity of any country, state, jurisdiction or governmental subdivision thereof or therein or by any international or multinational authority, together with any penalties, additions to tax, fines, assessments or interest with respect to any of the foregoing; and Tax and Taxation shall be construed accordingly.

Technical Acceptance Notification Date has the meaning given to such term in clause 5.6.3.

Third Party Beneficiary has the meaning given to such term in clause 15.5.3.

Total Loss means, in relation to the Aircraft, the Airframe, the APU or any Engine:

1
its actual, constructive, compromised, arranged or agreed total loss (including any damage thereto or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or
2
its destruction or damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever; or
3
its requisition (other than a requisition for hireby the State of Registration not extending beyond the earlier of the last day of the Lease Term and the 60th day after the commencement of such requisition), confiscation, sequestration, detention, forfeiture, compulsory acquisition or seizure or any similar event; or
4
its hijacking, theft or disappearance resulting in a loss of possession by Lessee for a period of 30 consecutive days or longer or, if earlier, the period ending on the last day of the Lease Term.

Trade Laws means Export Control Laws and Sanctions, individually and collectively.

Transaction Documents means this Agreement, Lease Supplement No. 1, the Lessee Guaranty, any IDERA, any EU-ETS Authority Letter, any Eurocontrol Letter, each Authorization Letter, the Trust Agreement, the Lessee Acknowledgment, Owner Participant Undertaking, and any other documents that Lessor and Lessee agree in writing is a Transaction Document and all letters, amendments, modifications, supplements, assignments, transfers, notices, acknowledgements, consents, certificates, confirmations and other documents or instruments from time to time issued or entered into by any person pursuant to or in connection with any of the foregoing.

Transferee has the meaning given to such term in clause 23.2.

Trust Agreement means the Trust Agreement (Aircraft MSN 2503) dated as of September 30, 2020, by and between Owner Participant and Trust Company, including any supplements thereto.

Trust Company means UMB Bank, N.A., a national banking association organised and existing under the laws of the United States of America, not in its individual capacity but solely as owner trustee or any other person notified by Lessor to Lesseefrom time to time that serves in the capacity of trustee and holds title to the Aircraft in trust for another person or persons.

UCC means the Uniform Commercial Code, as the same may be in effect in any applicable state or jurisdiction within the United States.

Unscheduled Qualifying Maintenance Event has the meaning given to such term in clause 15.6.1.

Unserviceable Major Part has the meaning given to such term in clause 15.6.1.

VAT has the meaning given to such term in clause 18.4.

(b)
Interpretation

Unless the context requires otherwise, references in this Agreement to:

•
clauses or Schedules are, unless otherwise specified, references to clauses of, and schedules to, this Agreement;
•
the Aircraft include any part of the Aircraft, and, where the context so admits, any of the Aircraft Documents, and references to any part of the Aircraft include any part of any Engine and the APU;
•
law shall include common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty, convention or other legislative measure in any jurisdiction or any present or future directive, regulation, procedure, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law, and any reference to any such law (whether to a specific law or generally) shall include any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor;
•
the word person or persons or to words importing persons include individuals, partnerships, limited liability companies, corporations, Government Entities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;
•
a person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through the ownership of voting securities, contract or otherwise and the terms controlling, controlled by and under common control with shall be interpreted accordingly;

•
including shall mean including without limitation and shall be without prejudice to the generality of any other terms of this Agreement;
•
Lessee, Lessee Guarantor any Indemnitee, any Relevant Party or any Tax Indemnitee include any successor in title, permitted assignee or permitted transferee of such person;
•
an agreement includes a concession, contract, deed, assignment, franchise, license, treaty, undertaking or any other instrument (in each case, whether oral or written) and also includes all schedules, exhibits, appendices and other attachments thereto and any reference to any such agreement is a reference to such agreement as it may from time to time be amended, supplemented, transferred, assigned or otherwise modified;
•
the assets of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues or other property);
•
any consent, approval, agreement or satisfaction required from Lessor pursuant to any Transaction Document shall also be deemed to include the consent, approval, agreement or satisfaction of the Financing Parties, if any;

•
month are references to a period starting on one day in a calendar month and ending on the day prior to the numerically corresponding day in the next calendar month (and references to months shall be construed accordingly) save that, where any such period would otherwise end on a non-Business Day, it shall end on the preceding Business Day, and provided that if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in such month; and
•
a guarantee also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise to be responsible for, any obligations of any other person.
(c)
Construction
•
Headings are included in this Agreement for ease of reference only and shall not affect the interpretation of this Agreement.
•
In this Agreement, where the contextso admits, words importing the singular number shall include the plural and vice versa, and words importing neuter gender shall include the masculine or feminine gender and vice versa.

Schedule 2 Description of Aircraft

Aircraft

Manufacturer:	Airbus S.A.S.
Model and Series:	Airbus A319-111
Serial Number and US Registration No.:	2503, N319NV
Maximum Take Off Weight (MTOW):	136,000 lbs.
Maximum Landing Weight (MLW):	122,000 lbs.
Maximum Zero Fuel Weight (MZFW):	114,000 lbs.
Cabin Configuration:	156Y

Engines

Manufacturer:	CFM International, Inc.
Model:	CFM56-5B5/P
Serial Numbers:	As set out on the Lease Supplement No.1 to be executed by Lessee upon delivery of the Aircraft.

Maximum Engine Thrust:	22,000 lbs

APU

Manufacturer and Model:	Honeywell 131-9A
Serial Number:	As set out on the Lease Supplement No.1 to be executed by Lessee upon delivery of the Aircraft.

Landing Gear

Nose Gear Manufacturer and Model:	Safran Landing Systems
Right Main Gear Manufacturer and Model:	Safran Landing Systems
Left Main Gear Manufacturer and Model:	Safran Landing Systems

Schedule 3

Form of Lease Supplement No. 1

THIS LEASE AGREEMENT SUPPLEMENT NO. 1 (this Lease Supplement No. 1) is entered into on the ___ day of___, 20 between UMB Bank, N.A., a national banking association organised and existing under the laws of the United States of America with its address at 6440 S. Millrock Drive, Suite 400, Salt Lake City, Utah 84121, United States of America, not in its individual capacity but solely as owner trustee (Lessor); and Global Crossing Airlines, Inc., a company duly incorporated under the laws of Delaware having its registered office at Bldg. 5A, Miami Int’l Airport, 4th floor, 4200 NW 36th Street, Miami, FL 33166 (Lessee).

RECITALS:

A.
Lessor and Lessee have previously entered into that certain Aircraft Operating Lease Agreement dated as of ___ (the Agreement). The Agreement provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of leasing the Aircraft described below under the Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.
B.
The Agreement and this Lease Supplement No. 1 relate to the Airframe, Engines and Parts as more precisely described below. A counterpart of the Agreement is attached hereto and this Lease Supplement and the Agreement shall form one document.

In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1
Lessor hereby delivers and leases to Lessee under the Agreement, and Lessee herebyaccepts, acknowledges receipt of possession and leases from Lessor under the Agreement, that certain Airbus A319-111 aircraft bearing manufacturer’s serial number 2503 and U.S. Registration No. N319NV (the Airframe) and the two (2) CFM International model CFM56-5B5/P engines bearing manufacturer’s serial numbers 577291 and 577299 (each of which engines has at least 1750 lbs of thrust or the equivalent thereof) (the Engines), together with the Aircraft Documents described in the Agreement (collectively, the Aircraft).
2
The Delivery Date of the Aircraft is the date of this Lease Supplement No. 1 set out in the opening paragraph hereof.
3
The Lease Term for the Aircraft shall commence on the Delivery Date and shall end on the Expiry Date.
4
The amount of Basic Rent for the Aircraft is set out in Schedule 9 to the Agreement.
5
The Airframe, Engines, APU and Landing Gear had the Flight Hours/Cycles at Delivery are set out in Annex 1 hereto;
6
Attached hereto as Annex 2 is a schedule of all Aircraft Documents delivered with the Aircraft;
7
Attached hereto as Annex 3 is a schedule of Loose Equipment listing items of loose equipment delivered to Lessee with the Aircraft on the date hereof;

8
Attached hereto as Annex 4 is the Aircraft LOPA at delivery;
9
Attached hereto as Annex 5 is the Engine LLP Disk Sheets;
10
Lessee hereby confirms to Lessor that (i) the Airframe and each Engine have been duly marked in accordance with the terms of clause 12.9 of the Agreement, (ii) the Aircraft is insured as required by clause 19 of the Agreement, (iii) the representations and warranties given by Lessee pursuant to clause 2 of the Agreement are hereby repeated with effect as of the date first above written, (iv) having inspected the Aircraft, Lessee acknowledges that the Aircraft satisfies all conditions required for Lessee’s acceptance of Delivery as set out in the Agreement [(other than as specifically set out in Annex 6 attached hereto)]1, and (v) the execution and delivery of this Lease Supplement No. 1 signifies absolute and irrevocable acceptance by Lessee of the Aircraft for all purposes of the Agreement.
11
This Lease Supplement maybe executed in anynumber of counterparts; each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same instrument.

COUNTERPART NO. ___ OF [ ] CONSECUTIVELY NUMBERED, MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS LEASE SUPPLEMENT NO.1 CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE IN THE UNITED STATES OF AMERICA OR ANY CORRESPONDING LAW IN ANY FOREIGN JURISDICTION, NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT NO.1 MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HERETO OTHER THAN COUNTERPART NO. 1.

1 Only include if there are exceptions/corrections to Delivery Condition to be listed.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. 1 to be duly executed as of the day and year first above written.

ANNEX 1 TO LEASE SUPPLEMENT NO. 12

AIRCRAFT FLIGHT HOURS/CYCLES AT DELIVERY

(a)
Airframe Serial No: 2503

Total Flight Hours Since New:
Total Cycles Since New:

(b)
Engine Type: CFM56-5B5/P:

Position:	1	2
Serial No:	577291	577299
Total Engine Flight Hours:
Total Engine Cycles:
Cycles remaining to next Engine LLP Replacement:

(c)
APU Model: 131-9A:

Serial No:
Total APU Hours:

Total APU Cycles:

(d)
Landing Gear:

Position:	LH Main	Nose	RH Main
Inst. Part No.:
Inst. Serial No.:
Hours since last Landing Gear Overhaul:
Cycles since last Landing Gear Overhaul:

2 NTD: Annexes to be removed from filing copy.

Date of last Landing Gear Overhaul:

(e)
Fuel on board the Aircraft at Delivery: ___________
(f)
All of the foregoinghave been delivered and accepted on the date set out above to Lessee’s full satisfaction and pursuant to the terms and provisions of the Lease.

ANNEX 2 TO LEASE SUPPLEMENT NO. 1 AIRCRAFT DOCUMENTS

[ATTACHED]

ANNEX 3 TO LEASE SUPPLEMENT NO. 1 LOOSE EQUIPMENT

[ATTACHED]

ANNEX 4 TO LEASE SUPPLEMENT NO. 1 AIRCRAFT LOPA

[ATTACHED]

ANNEX 5 TO LEASE SUPPLEMENT NO. 1 ENGINE LLP DISK SHEETS

[ATTACHED]

ANNEX 6 TO LEASE SUPPLEMENT

NO. 1

DISCREPANCIES

Schedule 4 Conditions

In this Schedule 4, unless expressly provided otherwise, any reference to a signed document or instrument (whether a copy or an original) is a reference to a fully complete version of such document or instrument which has been duly executed, dated and issued, delivered or otherwise released.

Part A

Lessor Conditions Precedent

Lessor’s obligation to deliver and commence the leasing of the Aircraft to Lessee under this Agreement is subject to satisfaction of each of the Lessor Conditions Precedent set out in this Part A.

1
Documentary Conditions Precedent

Lessor shall receive from Lessee on or before Delivery of the Aircraft on the Delivery Date or, if earlier, the time specified below in respect of the relevant condition each of the following in form and substance satisfactory to Lessor:

(a)
Transaction Documents: a copy of each Transaction Document duly signed by the parties thereto (other than Lessor or any Relevant Party), with a draft of each of the following documents to be provided by Lessor at least 5 Business Days prior to the Delivery Date:
(i)
Lease Supplement No. 1;
(ii)
if applicable at Delivery, the Lessee Acknowledgment.
(b)
Other Documents from Lessee: a copy of each of the following documents duly signed by the parties thereto (or, if applicable, the person issuing such document), with a draft of each of the following documents to be provided to Lessor at least 5 Business Days prior to the Scheduled Delivery Date:
(i)
an officer’s certificate of Lessee certifying and attaching an up to date copy of each of the following documents (and, where capable of being signed, such attachment shall be signed);
(A)
current and complete constitutional or organizational documents of Lessee together with all amendments thereto;
(B)
all documents required to duly authorise the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby and confirmation that these are in full force and effect;
(C)
if applicable, current and complete copies of powers of attorney given by Lessee authorising specified persons to execute and deliver the Transaction Documents, any related documents and to accept delivery of the Aircraft;

(D)
Lessee’s air operator certificate issued by the FAA; and
(E)
Lessee’s air transport licence issued by the FAA referring to aircraft of the same type as the Aircraft; and
(F)
specimen signatures of the persons who have been authorised pursuant to sub-clauses (B) and (C) above;
(ii)
an officer’s certificate of Lessee Guarantor certifying and attaching an up to date copy of each of the following documents (and, where capable of being signed, such attachment shall be signed):
(A)
Lessee Guarantor’s current and complete organizational or constitutional documents;
(B)
all documents required to duly authorise the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby by Lessee Guarantor and confirmation that these are in full force and effect;
(C)
if applicable, the power of attorney issued by or on behalf of Lessee Guarantor, and not amended or rescinded, authorizing the execution by the attorneys named therein of the Transaction Documents to which it is a party; and
(D)
a certificate of a duly authorised officer of Lessee Guarantor setting out the names and specimen signatures of the individuals authorised to sign each of the Transaction Documents to which it is a party and any related notice or document;
(iii)
a legal opinion addressed to Lessor from independent legal counsel acceptable to Lessor (Lessor agrees that SAE Legal

PLLC or Bevans Law shall be acceptable to Lessor), in respect of Lessee and Lessee Guarantor and their due authorization of the relevant Transaction Documents to which they are party;
(iv)
a legal opinion of FAA counsel regarding registration of the Aircraft in the State of Registration, and FAA and Cape Town filing matters to be issued on the Delivery Date, and subject to the issuance of any post-Delivery Date opinion by FAA counsel as described in Part B subparagraph (a);
(v)
an insurance brokers’ certificate or certificates evidencing the insurance requirements of this Agreement (including the reinsurance requirements of this Agreement), together with a broker’s letter of undertaking from each applicable insurance broker addressed to Lessor and the contract parties required to be named thereon; and
(vi)
a letter from the process agent appointed by Lessee and Lessee Guarantor for the purposes of the Transaction Documents accepting its appointment;

(c)
Approvals: Certified (by an officer of Lessee) copies of any consents, licenses, authorisations and approvals of, or registrations, recordings, filings with, the Aviation Authority or any other Government Entity in the State of Registration, the State of Incorporation or the Habitual Base (including, but not limited to, those relating to foreign exchange controls) that are required in connection with the execution, delivery, performance, admissibility in evidence of the Transaction Documents or the recordation, protection or perfection of the rights, title and interests of the Relevant Parties under the Transaction Documents and in and to the Aircraft or any part thereof. Any of the foregoing requirements may be satisfied by a statement to the effect that the same is not required in the applicable legal opinion provided pursuant to this Agreement;
(d)
Accounts: the latest available annual and quarterly financial statements of Lessee and Lessee Guarantor as described in, and meeting the requirements of, clauses 10.1.3 and 10.1.4;
(e)
KYC and Other Information: any information or documentation requested by Lessor in relation to (i) its “know your customer” or similar checks, due diligence or compliance procedures; (ii) Anti-Bribery and Corruption Laws, or Anti-Money Laundering Laws or other similar laws; (iii) the intended operation and use of the Aircraft; and (iv) Lessee and Lessee Guarantor (or any person who owns or controls any of the foregoing persons for the purposes of any Trade Laws); and
(f)
General: such other documents as Lessor may reasonably request.
2
Other Conditions Precedent

Each of the following conditions shall have been satisfied to the satisfaction of Lessor on or before Delivery of the Aircraft on the Delivery Date or, if earlier, the time specified below in respect of the relevant condition:

(a)
Aircraft Registration and Airworthiness: the Aircraft shall have been registered with the FAA in accordance with clause 12.3 and Lessor shall have received a copy of the certificate of airworthiness for the Aircraft;
(b)
Cape Town Convention filings: Lessee shall have appointed FAA Counsel as a professional user entity (PUE) in order to effect the registration of all International Interests (as such term is defined in the Cape Town Convention) reflecting the respective interests of the Lessee, Lessor, and other Relevant Parties in the Airframe and each Engine;
(c)
UCC: UCC financing statements with respect to the Aircraft under this Agreement shall have been prepared for filing with the appropriate Government Entity in the State of Delaware;
(d)
Payments: receipt by Lessor of all Rent due to Lessor under the Transaction Documents on or before the Delivery Date, including the Security payable by Lessee hereunder;

(e)
Representations: each of the representations and warranties of (i) Lessee given pursuant to clauses 1 and 2 of Schedule 5 and (ii) Lessee Guarantor given in the Lessee Guaranty shall be true and accurate;
(f)
No Default: no Default shall have occurred and be continuing or might result from Delivery or the leasing of the Aircraft to Lessee;
(g)
No Material Adverse Change: no Material Adverse Change has occurred since the date of this Agreement;
(h)
No Adverse Change of Law: no change shall have occurred after the date of this Agreement in any applicable law or in the interpretation thereof that, in Lessor’s reasonable opinion, would make it unlawful for any person to perform any of its obligations under the Transaction Documents or would make any Transaction Document unenforceable in whole or in part;
(i)
Other Agreements: no default or event of default shall have occurred and be continuing under any Other Agreement; and
(j)
Other: such other conditions as Lessor may reasonably request.
3
Waiver and Deferral

The Lessor Conditions Precedent are for the sole benefit of Lessor and may be waived or deferred by Lessor in whole or in part and with or without conditions. If any of the Lessor Conditions Precedent are not satisfied on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessee shall ensure that such Lessee Condition Precedent is fulfilled within 10 days of the Delivery Date (or such other period as may be agreed in writing between Lessee and Lessor), and failure of Lessee to do so will constitute an Event of Default.

Part B

Conditions Subsequent

If not previously provided or accomplished, Lessee shall perform or procure the performance of all of the following actions and provide to Lessor each of the documents and evidence listed below, in form and substance satisfactory to Lessor, promptly after Delivery (and in any event within the time periods set out below):

(a)
within 5 Business Days of such request, take any other actions or steps requested by Lessor in connection with the recordation, protection or perfection of the rights and interests of the Relevant Parties in and to the Aircraft or any part thereof and under the Transaction Documents at the FAA or on the International Registry;
(b)
within 10 Business Days of the Delivery Date, originals of all of the documents delivered by Lessee in copy pursuant to clause 1 of Part A of this Schedule 4 where originals were required; and

(c)
within 15 Business Days of the Delivery Date, a copy of the full Maintenance Program (in electronic format) and evidence of its approval by the Aviation Authority.

Within 3 Business Days of the Delivery Date, Lessor shall have received an opinion in form and substance satisfactory to Lessor to be given by FAA Counsel in respect of the registrations and filings set out in this Part B(a).

Part C

Lessee Conditions Precedent

Lessee’s obligation to accept delivery of the Aircraft under this Agreement is subject to the satisfaction of the Lessee Conditions Precedent set out in this Part C.

(a) The Aircraft shall meet the Delivery Condition.

(b) No Total Loss shall have occurred.

(c) No change shall have occurred after the date of this Agreement in any applicable law or in the interpretation thereof that, in Lessee’s reasonable opinion, would make it unlawful for any person to perform any of its obligations under the Transaction Documents or would make any Transaction Document unenforceable in whole or in part.

(d) If applicable, a quiet enjoyment letter on substantially the terms of clause 9.1 duly executed by a relevant Financing Party.

(e) Lessee shall have received a copy of each Transaction Document duly signed by the parties thereto (other than Lessee).

(f) Lessee will have received a corporate certificate of Owner Participant signed by an authorized officer to which is attached complete and up to date certified copies of (i) the constitutional documents of Owner Participant, (ii) the resolutions of the board of directors of Lessor approving the transactions contemplated by the Transaction Documents and authorizing one or more persons to sign those of the Transaction Documents to which the Lessor is a party, (iii) if applicable, a power of attorney authorising one or more persons to execute the Transaction Documents to which Owner Participant is a party, (iv) the specimen signatures of such persons who will execute (or have executed) such documents.

(g) Each of the representationsand warranties of Lessor given pursuant to clause 3 of Schedule 5 shall be true and accurate.

The Lessee Conditions Precedent are for the sole benefit of Lessee and may be waived or deferred by Lessee in whole or in part and with or without conditions.

Schedule 5

Representations and Warranties

5
Lessee’s Representations and Warranties

Lessee acknowledges that Lessor has entered into this Agreement and the other Transaction Documents in full reliance on the representations and warranties of Lessee in this clause 1 and clause 2 of this Schedule 5. Lessee represents and warrants to Lessor that:

(a)
Status: Lessee is duly incorporated, organized or formed and validly existing (and, if applicable, in good standing) under the laws of the State of Incorporation and has full corporate power and authority to own its assets and carry on its business as it is being conducted and holds all licenses, permits, consents and certificates from the Aviation Authority and any other applicable Government Entity required for the conduct of its business as a Certificated Air Carrier and for the use and operation of the Aircraft;
(b)
Power and authority: Lessee has full power and authority to enter into and perform, and has taken all necessary action (including any actions required by its direct or indirect shareholders or equity holders) to authorize the entry into, and the performance and delivery of, the Transaction Documents to which Lessee is a party and the transactions contemplated by the Transaction Documents;
(c)
Legal validity: each Transaction Document of which Lessor has received a copy signed by Lessee has been duly executed and delivered by Lessee, and constitutes legal, valid and binding obligations of Lessee, enforceable in accordance with its terms (including the terms relating to choice of governing law, jurisdiction and dispute resolution) except to the extent that enforceability may be limited by laws of general application affecting the enforcement of creditors’ rights and/or general principles of equity;

(d)
Non-conflict: the execution, delivery of, entry into, and the performance by Lessee of its obligations under, the Transaction Documents do not and will not:
(i)
conflict with, contravene or result in a breach under any provision of Lessee’s constitutional documents, any agreement or instrument to which Lessee is a party (or pursuant to which its assets may be affected) or any law applicable to Lessee or (ii) result in the creation or imposition of, or oblige Lessee to create, any Security Interest (other than a Permitted Lien) over all or any part of its undertaking, assets, rights or revenues any laws binding on Lessee;

(e)
Authorization: all licences, authorisations, consents, permits, approvals, orders, registrations and notifications (including those relating to foreign exchange controls) required in connection with:
(i)
the execution, authorisation, entry into, performance, validity and enforceability of the Transaction Documents and the transactions contemplated thereby;

(ii)
the registration of the Aircraft and the Transaction Documents and the interests of the Relevant Parties with the Aviation Authority and any other Government Entity in the State of Registration, the State of Incorporation and the Habitual Base,

have been (or, where the same may be duly obtained or effected after the date of this Agreement, will on or before the Delivery Date have been) duly obtained or effected and are (or will on their being obtained or effected be) in full force and effect;

(f)
No Immunity: Lessee is subject to private and commercial law and suit and neither Lessee nor any of its properties or assets is entitled to any right of immunity (on the grounds of sovereignty or otherwise), and the entry into and performance of the Transaction Documents by Lessee constitute private and commercial acts;
(g)
Compliance:
(i)
neither Lessee nor any of its Affiliates nor, to the best of Lessee’s knowledge, any director, officer, employees of Lessee or any Affiliate has engaged in any transaction or activity in violation of applicable Anti-Money Laundering Laws, Anti-Bribery and Corruption Laws or Trade Laws;
(ii)
no actions, investigations or other proceedings by or before any Government Entity, Sanctions Authority or arbitrator are ongoing or, to the knowledge of Lessee, threatened against the Lessee or its Affiliates, or any of their directors, officers or employees, involving an actual, alleged or apparent violation of Trade Laws, Anti-Money Laundering Laws or Anti-Bribery and Corruption Laws; and
(iii)
Lessee and Lessee Guarantor have each instituted and will

maintain in full force and effect throughout the Lease Term and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws, Anti-Money Laundering Laws and Trade Laws;
(h)
Sanctioned Countries and Sanctioned Persons: except as specifically licensed or otherwise authorised under Trade Laws, Lessee does not hold an agreement, or have any other obligation, to operate the Aircraft to, from or within any Sanctioned Country. Lessee hereby represents, warrants and undertakes that, except as specifically licensed or otherwise authorised under Trade Laws, the Aircraft shall not become subject to such agreements and obligations and that any and all proposed flight operations to Cubainvolving the Aircraft are fully compliant with the terms and conditions of this Agreement, including clause

11.1.5. Lessee does not hold an agreement, or have any other obligation, to operate the Aircraft for the benefit of any Sanctioned Person;

(i)
Sanctions:
(i)
Lessee is not (and no director, officer, employee, shareholder or Affiliate of Lessee is) a Sanctioned Person or otherwise in violation of any applicable Trade Laws; and
(ii)
the making or receipt of any payments by or on behalf of the Lessee pursuant to the Transaction Documents does not and will not contravene or violate any Trade Laws;
(j)
Registrations and Other Actions: except for the registration with the International Registry of the International Interests with respect to the Airframe and each Engine, the registration of the Aircraft with the Aviation Authority (A) the filing for recordation with the Aviation Authority of this Agreement, Lease Supplement No. 1, the Trust Agreement, the Application for Registration on Form AC8050-1 duly completed and executed by Lessor with respect to the Aircraft and any documents required to establish Lessor’s status as a “citizen of the United States” within the meaning of Section 40102(a)(15)(c) of Title 49 of the United States Code, provided that in the case of all of the foregoing requirements, Lessor has delivered to FAA Counsel executed versions of those documents to be executed by it in the proper form for filing, and (B) the registration with the International Registry of the International Interests with respect to the Airframe and each Engine via Form AC8050-135 filed by FAA Counsel, and (C) precautionary UCC financing statements with regard to this Agreement and the Security in the State of Delaware, all of which shall have been accomplished on or before the Delivery Date, it is not necessary or advisable under the laws of the State of Incorporation, the State of Registration or the Habitual Base in order to ensure the validity, effectiveness, enforceability, perfection or admissibility in evidence of any Transaction Document, or to establish, perfect or protect the rights, title and interests of any Relevant Party in and to the Aircraft or any part thereof, that: (i) any Transaction Document or any other document or instrument be filed, registered, recorded, translated, notarised, legalised, apostilled, consularised (or subjected to any similar formality); (ii) any stamp, documentary, registration or similar Tax be paid on or in relation to any Transaction Document; or (iii) any other action be taken;
(k)
Pari Passu: the obligations of Lessee under the Transaction Documents are, or upon execution thereof by Lessee will be, direct, general and unconditional obligations of Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations that are mandatorily preferred by law and not by virtue of any contract or Security Interest;
(l)
Taxes: (i) all Tax returns required by applicable law have been properly filed by Lessee with the applicable Taxation authorities; (ii) Lessee has paid all Taxes that it is required by applicable law to pay, other than any Taxes being contested by Lessee in good faith by appropriate legal proceedings where such proceedings shall not result in any material likelihood of the sale forfeiture, disposal or loss of the Aircraft or any Part thereof or any interest therein; and

(iii) Lessee is not required by law to deduct or withhold any withholding or other Taxes or deductions from any payments under the Transaction Documents;

(m)
Financial Statements: the audited consolidated financial statements of Lessee and Lessee Guarantor for the financial year ended 2024 (and all other financial statements and financial information provided to Lessor pursuant to this Agreement) do not contain any untrue statement or omit any information which could make them misleading and, in respect of each financial statement, has been prepared in accordance with GAAP and gives a true and fair view of the results of operations for the relevant period and financial condition as at the date of such financial statement;
(n)
Material Adverse Change: since the date of the last financial statements delivered to Lessor pursuant to this Agreement, there has not been a Material Adverse Change and no one or more events or circumstances has occurred that could reasonably be expected to have a Material Adverse Change;
(o)
Litigation: no litigation, arbitration, suit, claim or other proceeding is presently in progress or pending or threatened that could (by itself or together with any similar event(s)), if adversely determined, reasonably be expected to result in a Material Adverse Change;
(p)
No Default: no Default has occurred and is continuing or might result from the entry into or performance of the Transaction Documents by Lessee;
(q)
Full Disclosure: all information furnished by or on behalf of Lessee or its Affiliates to Lessor or its Affiliates in writing does not contain any untrue statement or omit to state any fact the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee;
(r)
Place of Administration: the principal place of business of Lessee is situated at Bldg. 5A, Miami Int’l Airport, 4th floor, 4200 NW 36th Street, Miami, FL 33166 and Lessee is primarily and regularly administered in such location;
(s)
Cape Town Convention: Lessee has duly appointed and registered with the International Registry an administrator to act on behalf of Lessee as a transacting user entity and Lessee is situated in a “contracting state” and the Airframe and each Engine constitutes an “aircraft object”, in each case, for the purposes of the Cape Town Convention;
(t)
UCC: the “location” of Lessee, for purposes of Section 9-307 of the Uniform Commercial Code of the State of New York, is in the State of Delaware;
(u)
Charges: Lessee has paid or caused to be paid, all fees and charges assessed and due against it by Eurocontrol, the EU-ETS Authority (or relevant “competent authority” under the EU-ETS Laws) or any airport, landing, navigation or overflight authority assessing fees or charges in respect of aircraft operated by Lessee; and

(v)
Section 1110: Lessee is a Certificated Air Carrier and Lessor as lessor of the Aircraft to Lessee is entitled to the benefits of Section 1110 of the Bankruptcy Code.
6
Repetition

The representations and warranties in clause 1 of this Schedule 5 will survive the execution of this Agreement and Delivery. The representations and warranties in clause 1 of this Schedule 5 will be deemed to be repeated by Lessee on the Delivery Date and, with respect to the representations and warranties in the foregoing clauses 1(a) through 1(f) (inclusive), 1(k), 1(r), 1(t) and 1(v), on each Basic Rent Date as if made with reference to the facts and circumstances then existing.

7
Lessor’s Representations and Warranties

Lessor represents and warrants to Lessee, at the date hereof and on the Delivery Date, that:

(a)
Status: Lessor is duly incorporated, organised or formed and validly existing under the laws of its jurisdiction of incorporation, organization or formation and has full corporate power and authority to own its assets and carry on its business as it is now being conducted;
(b)
Power and authority: Lessor has full corporate power and authority to enter into and perform, and has taken all necessary corporate action (including any actions required by its direct or indirect shareholders or equity holders) to authorise the entry into, and the performance and delivery of, the Transaction Documents to which Lessor is a party and the transactions contemplated thereby;
(c)
Legal validity: each Transaction Document of which Lessee has received a copy signed by Lessor has been duly authorised, executed and delivered by Lessor, and constitutes legal, valid and binding obligations of Lessor, enforceable in accordance with its terms (including the terms relating to choice of governing law, jurisdiction and dispute resolution) except to the extent that enforceability may be limited by laws of general application affecting the enforcement of creditors’ rights and/or general principles of equity;
(d)
Non-conflict: the execution, delivery of, entry into and performance by Lessor of its obligations under, the Transaction Documents do not and will not conflict with, contravene or result in a breach under any provision of Lessor’s constitutional documents, any agreement or instrument to which Lessor is a party (or pursuant to which its assets may be affected) or any law applicable to Lessor;
(e)
Authorization: no licences, authorisations, consents, permits, approvals, orders, registrations or notifications are required under the laws of Lessor’s jurisdiction of incorporation, organization or formation in connection with Lessor’s execution, authorisation, entry into, and performance by Lessor of the Transaction Documents to which Lessor is a party;

(f)
Title to Aircraft: on the Delivery Date, Owner will have title to the Aircraft and Lessor will be entitled to lease the Aircraft to Lessee pursuant to this Agreement; and
(g)
Pari Passu: the obligations of Lessor under the Transaction Documents are, or upon execution thereof by Lessee will be, direct, general and unconditional obligations of Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations that are mandatorily preferred by law.
8
No Prejudice

The rights of Lessor or Lessee in relation to any misrepresentation or breach of warranty by the other party shall not be prejudiced by any investigation by or on behalf of the first party into the affairs of the other party, by the performance of the Transaction Documents or by any other act or thing done or omitted by the first party that would, but for this clause 4, prejudice such rights.

Schedule 6

Delivery Conditions

Lessee will not be obligated to accept delivery of the Aircraft unless the Aircraft complies with the following conditions:

1 General

1.1 The Aircraft shall be airworthy, and in “as-is, where is” condition except for compliance with the specific terms set forth herein. The Aircraft shall be serviceable, fit for flight with all systems, components or Parts operational and functioning in accordance with their intended use. The Aircraft shall not have any open, deferred, reduced interval inspection or placarded maintenance items.

1.2 The Aircraft shall have installed and shall be furnished with the full complement of Engines and Parts, furnishings and loose equipment as normally installed on an aircraft of similar type for passenger operations. The Aircraft shall be in a condition suitable for immediate operation in commercial airline service in accordance with FAA requirements for FAA Part 121 Operations.

1.3 As a minimum, the following Aircraft Documents shall be listed and included as an attachment to the delivery acceptance certificate (Lease Supplement) - Engine LLP sheets, AD list, HT list, avionics list, LOPA, loose equipment list and emergency equipment list. The documents shall be in English, and readable.

1.4 The Aircraft shall comply with the Manufacturer’s original Type Certificate Data Sheets, and any amendments effective up to the Delivery Date.

1.5 All applicable FAA Airworthiness Directives (“ADs”), up to (and including) the redelivery date which require inspection or terminating action to be taken prior to the Delivery Date shall, be complied with; provided that:

(a)
any ADs (other than Engine ADs) that require compliance within 120 days prior Delivery Date may not be accomplished at Delivery, in which case Lessee shall accomplish such ADs following Delivery and the costs and expenses relating thereto shall be allocated as follows:
(i)
to the extent the cost of complying with any such AD is reasonably expected to be less than or equal to $50,000, then the cost of performing such AD or mandatory order will be the responsibility of Lessor;
(ii)
to the extent the cost of complying with any such AD or mandatory order is reasonably expected to be greater than $50,000 but less than or equal to $250,000, then Lessor and Lessee shall negotiate in good faith a cost sharing formula and Lessee’s portion of such cost shall be payable in addition to Basic Rent starting on the first Basic Rent Date following completion of such AD or mandatory order and until paid off, in accordance with the agreed cost sharing formula; and

(iii)
to the extent the cost of complying with any such AD or mandatory order is reasonably expected to be greater than $250,000, or should Lessor and Lessee be unable to agree upon a cost sharing formula pursuant to sub-clause (ii) immediately above, Lessor shall have the right to terminate the Lease and, neither party will have any further obligations to the other party under this Agreement, except (A) for any obligations which are expressed to survive the termination of the leasing of the Aircraft or of this Agreement and (B) that Lessor shall promptly pay to Lessee an amount equal to any Security paid to Lessor (less any amounts applied in accordance with this Agreement) without any interest accrued thereon.

1.6 The Aircraft shall have a valid certificate of airworthiness from the prior operator issued by the FAA for the Aircraft’s immediate receipt of an FAA certificate of airworthiness. The Aircraft shall satisfy the requirements for, and shall be eligible for, immediate operation in the US under FAA (including Part 121 regulations).

1.7 The Aircraft shall be free of fuel, oil, hydraulic and pneumatic leaks outside of AMM’s limit. The wings shall be free of fuel leaks outside of AMM limits.

1.8 The Aircraft shall not have any damage or corrosion which requires immediate rectification in accordance with the SRM, Maintenance Manual or to another repair scheme.

1.9 Any structural or other repair performed on the Aircraft shall have been performed in accordance with the SRM; or to a repair scheme which Manufacturer, Engine Manufacturer, APU Manufacturer or the manufacturer of the relevant Part (as the case may be), and FAA approve.

1.10 Lessor shall deliver to Lessee all “no-charge” vendor and manufacturer’s service bulletin kits specifically identified for the Aircraft which were received free of charge by the prior operator that are appropriate for the Aircraft to the extent any of such are not installed on the Aircraft.

1.11 The Aircraft will meet Stage 3 noise compliance requirements.

2 Engines

Each Engine shall:

2.1 be serviceable;

2.2 not be “on engineering watch” or reduced inspection interval; and

2.3 be in such condition that it can operate at data plate-rated takeoff thrust at sea level or as otherwise mutually agreed, with an E.G.T. margin commensurate with the number of cycles remaining to the next Engine performance restoration, as determined by current takeoff trend monitoring data, the most recent borescope report and Engine historical and maintenance records.

3 Engine life

3.1 Each Engine shall have at least 3,000 Cycles remaining to its next expected Engine Performance Restoration and/or shop visit.

3.2 Engine LLP life: Each Engine LLP shall have at least 3,000 Cycles remaining to the Engine manufacturer’s approved life limit.

3.3 No Engine will be on engineering watch or have a reduced interval inspection that would reduce the remaining life specified in 3.1 and 3.2 above.

3.4 Each Engine will be rated at 22,000 lbs of thrust.

3.5 Each Engine will be capable of operating at data plate rated take off thrust at sea-level, or as otherwise mutually agreed, with an EGT margin commensurate with the number of Cycles remaining to next Engine Performance Restoration.

4 APU

The APU shall be serviceable.

5 Windows and Doors

All windows shall be serviceable in accordance with the Maintenance Manual limits.

6 Thrust Reversers, nose cowls, exhaust components, flight control surfaces and Landing Gear

All repairs and modifications related to the thrust reversers, nose cowls, exhaust components, flight control surfaces and landing gear performed during the operation by the prior operator will have been accomplished in accordance with FAA approved data and supported by documentation evidencing accomplishment of such repairs or modifications.

7 Interior

The interior shall be clean, with carpets and seat covers uniform and in good condition, with side walls uniformly painted, and galley and lavatories clean and serviceable in accordance with the AMM for their intended use.

8 Loose Equipment

All loose and emergency equipment shall be serviceable.

9 Placards and Markings

All placards and markings required in accordance with the Maintenance Manuals and the regulations of the FAA shall be installed, legible and in English.

10 Landing Gear, Tires and Brakes

10.1 The Landing Gear shall be serviceable and free from leaks outside of the Maintenance Manual limits, with expected calendar life remaining until the Scheduled Expiry Date.

10.2 The wheels, tires and brakes shall be serviceable and free from leaks outside of the Maintenance Manual limits.

11 Parts

11.1 Each Hard Time Part including safety equipment shall be serviceable in accordance with its intended use (excluding O2 generators), and have associated Aircraft Documents as described in paragraph 12 below.

11.2 Each component of the Aircraft that is “on condition” or “condition monitored” shall be serviceable in accordance with its intended use. Each such component installed within the 24 months prior to Delivery will have associated Aircraft Documents as described in paragraph 12 below.

12 Aircraft Documents

Lessor will provide Lessee with the Aircraft Documents listed in Part A of Schedule 8, in each case updated following the last flight prior to Delivery as applicable. Each of such Aircraft Documents will be in electronic form or a hard copy, signed or certified (as appropriate) by the relevant appropriately certified person. All Aircraft Documents from prior operator will have been compiled and maintained in accordance with the rules and regulations of the FAA and will be in the English language. If Lessor is unable to produce any Aircraft Documents on or prior to Delivery and the absence of such Aircraft Documents will impact Lessee’s ability to operate the Aircraft based upon mutual agreement between the parties, Lessor and Lessee will discuss a resolution of such discrepancies, including, but not limited to, a reasonable time to correct such discrepancies and/or reasonable compensation to allow Delivery to be completed without delay. If any of the Aircraft Documents listed in sections C, D, G, H, I, J or K of Part A of Schedule 8 below exhibit minor discrepancies that would not impact Lessee’s ability to operate the Aircraft, provided the Aircraft otherwise satisfies the Delivery Conditions, Lessee will accept Delivery of the Aircraft subject to an undertaking from Lessor to use best commercial efforts to cooperate with Lesseeto complete/rectify such Aircraft documents completion or correction after the

Delivery Date.

Schedule 7

Redelivery Conditions

The Aircraft will be Delivered to Lessor in “as is, where is” condition except for compliance with the specific terms set forth herein.

1.1 General

The Aircraft will:

(a) conform to its type certificate and type design;

(b) have installed the full complement of equipment, parts, accessories, furnishings and loose equipment as normally installed in the Aircraft; passenger seats will be delivered in “as-is, where-is” condition;

(c) conform to FAA requirements;

(d) have in existence a valid certificate of airworthiness;

(e) comply with the Manufacturer’s original specifications (except as modified by mandatory service bulletins, Airworthiness Directives and modifications made by Lessee (if any) which remain installed);

(f) have had accomplished all outstanding Airworthiness Directives on a terminating action basis affecting that model of Aircraft that required compliance prior to the Redelivery Date; provided that, with the exception of the Engines, Airworthiness Directives that required compliance one-hundred twenty (120) consecutive days prior to the Redelivery Date may not have been accomplished;

(g) have installed all vendor’s and manufacturer’s service bulletin kits specifically identified for the Aircraft which were received free of charge by the Lessee that are appropriate for the Aircraft and to the extent not installed, those kits will be furnished free of charge to Lessor; and

(h) meet Stage 3 noise compliance requirements at a minimum.

1.2 Components

(a) Each Hard Time Component will be serviceable in accordance with its intended use and will be supported by documentation specified in Part B of Schedule 8.

(b) each Hard Time Component including safety equipment (excluding O2 generators) will be serviceable in accordance with its intended use; and

(b) each “on-condition” and “condition-monitored” component will be serviceable in accordance with its intended use and those components installed on the Aircraft within the last 24 months prior to Delivery will be supported by documentation specified in Section 1.5 of this Schedule 7.

1.3 Engines

1.3.1 Original Engines

Each Engine will be installed on the Aircraft and comply with the following:

(a) Each Engine shall be in “as-is” condition, notwithstanding the fact that Lessee shall be responsible to rectify any findings related to an Excluded Event.;

(b) Lessee, or their approved contractor will, with Lessor and/or its representatives being permitted to witness, perform a complete video borescope inspection of each Engine in accordance with the Aircraft maintenance manual.;

(e)
Each Engine will be rated at least 22,000 pounds of thrust; and
(f)
All repairs and modifications related to the thrust reversers, nose cowls, exhaust components, flight control surfaces and landing gear performed during the operation by the Lessee will have been accomplished in accordance with FAA approved data and supported by documentation evidencing accomplishment of such repairs or modifications.

1.3.2 Replacement Engines

Any Replacement Engines installed on the Aircraft shall comply with the following:

(a) Shall have an expected remaining run time in flight hours or cycles and LLP life remaining as agreed and documented between the Lessor and Lessee at the time the Replacement Engine was identified and agreed by Lessor and Lessee as an acceptable Replacement Engine;

(b) Shall be in such condition that it can operate at data plate-rated takeoff thrust at sea level or as otherwise mutually agreed, with an E.G.T. margin commensurate with the number of cycles remaining as was agreed at the time the Replacement Engine was identified as an acceptable Replacement Engine, as determined by current takeoff trend monitoring data and Engine historical and maintenance records. No Replacement Engine will be “on engineering watch”, on a reduced interval inspection unless otherwise agreed between Lessor and Lessee;

(c) Lessee shall perform a maximum power assurance run in accordance with the Aircraft manufacturer’s maintenance manual unless otherwise agreed between the Lessor and Lessee;

(d) Lessee, or their approved contractor will, with Lessor and/or its representatives being permitted to witness, perform a complete video borescope inspection of any such Replacement Engine in accordance with the Aircraft maintenance manual unless otherwise agreed between the Lessor and Lessee;

1.4 Maintenance Program.

Immediately prior to Redelivery, Lessee will provide Lessor or its agent reasonable access to Lessee’s approved maintenance program and the Aircraft documents.

1.5 Aircraft Documents.

Prior to Redelivery, Lessee will provide Lessor with the Aircraft Documents listed in Part B of Schedule 8, in each case updated following the last flight prior to Redelivery. Each of the following documents will be in electronic form or a hard copy, signed or certified (as appropriate) by the relevant appropriately certified person. All Aircraft documents from Lessee will have been compiled and maintained in accordance with the rules and regulations of the FAA and will be in the English language.

Notwithstanding anything in this Agreement to the contrary, and provided that all Aircraft Documents delivered to Lessee relating to the period prior to Delivery are redelivered to Lessor in as good a condition as when delivered to Lessee, Lessee shall only be responsible for rectifying discrepancies in the Aircraft Documents which are created, updated and/or maintained with respect to the operation, maintenance and use of the Aircraft from and after Delivery to Lessee.

Schedule 8

Aircraft Documents

Part A – Aircraft Documents at Delivery

Each of the following documents shall be signed or certified (as appropriate) by the relevant appropriately certified person.

A. Certificates

A001 Certificate of Airworthiness

A002 Current Aircraft Registration

A003 [RESERVED]

A004 Noise Limitation Certificate (AFM page)

A005 Radio Station License

A007 Aircraft deregistration confirmation

A009 FAA approved Flight Manual

A008 [RESERVED]

A009 Burn Certification (as available) – compliance with FAR 25.83 (or EASA equivalent) for cockpit and cabin attendant seats, carpets, curtains, interior surfaces including in combination burn certification (as applicable)

B. Aircraft Maintenance Status Summaries

B001 Certified current Time in Service (Hours & Cycles) and maintenance status

B002 Certified status of Airworthiness Directives including method of compliance

B003 Certified status of Service Bulletin Status

B004 Certified status of SSI

B005 Certified status of CPCP (if applicable)

B006 Certified inventory of Hard Time Components (Fitted listing)

B007 Certified inventory of OC/CM Components (Fitted listing)

B008 Certified status of all non-SB and Major Modifications/STC’s including acceptable State of Manufacture Certification

B009 Certified status of Check/Inspection History & Current Status of Checks

B010 List of Deferred Maintenance Items

B011 List of Out of Phase Checks, Special Requirements, Time Limited Repairs (if any)

B012 Certified Aircraft Accident & Incident Statement

B013 Structural repairs and damage (including Dent & Buckle Chart)

B014 Certified ALI Status

B015 Certified CMR Status

B016 Certified MPD Status (LDND)

B017 Certified RAP Status (if applicable)

B024 Oils & Fluids Statement (as available)

B025 Fuel Sample Report (as available)

B026 Non-PMA and Non-DER Repair Statement, if applicable, for any major assemblies on the airframe. If PMA parts have been installed or DER repairs have been performed, and the prior operator has tracked installation of such parts or repairs, a schedule of approved parts or repairs will be provided with a statement capturing possible installation.

C.
Aircraft Maintenance Records

C001 Technical Logs (minimum of 2 years)

C002 A Checks - Last complete cycle of A Checks (or equivalent)

C003 C Checks - Last Complete cycle of C Checks (or equivalent)

C004 All Major Check Packs to include CRS’s for all historic heavy checks completed by prior operator

C005 CPCP Tasks

C006 Periodic Tasks

C007 Airframe & appliance AD copies, including DFP, accomplishment instructions, maintenance task card (for repetitive AD, last accomplishment is sufficient)

C008 Airframe & appliance SB copies, including DFP, accomplishment instructions, maintenance task card

C009 MOD documents, including DFP, accomplishment instructions, maintenance task card

C010 Last Weight Report including schedule

C011 Compass Swing Report

C012 Last Test Flight Report

C013 [RESERVED]

C014 Dirty Finger Print certification - All Structural repairs/structural damage

C015 Details of State of Manufacture certification basis – All non-SRM Structural repairs

C016 Aircraft Log Book(s) if applicable

C017 Special Inspection Records

C018 Certified ALI Records C019 CMR Records

D.
Configuration Status

D001 [RESERVED]

D002 Galley Drawings/Component OHM

D003 Emergency Equipment Drawing/Listing

D004 Loose Equipment Inventory

D005 Inventory Listing of Avonic installed Units

E.
Aircraft Historical Records

E001 C of A (Export) from State of Manufacture

E002 Manufacturer’s AD Report

E003 Manufacturer’s Inspection Report, Initial Equipment list

E004 Manufacturer’s repair/alteration report

E005 Manufacturer’s SB Report

E006 Service Difficulty Reports (if any)

E007 Aircraft Historical Log

E008 Last Flight Data Recorder Read-Out & Corrections

E009 Weighing report

F.
Engine Records

F001 Certified Statement of Status of Each Engine

F002 AD Compliance Report and Compliance Documents

F003 Manufacturer’s Modifications & SB Status

F004 In-house Modifications (if applicable)

F005 Certified LLP Listing

F006 Certified listing of installed units

F007 Manufacturer Delivery Document

F008 Complete copies of all historical engine/module Shop Visit Reports (to include full DFP’s)

F009 LLP Traceability back to birth

F010 Conditioning Monitoring Report (to include the last 6 months)

F011 Engine Log Book/Master Records of Installation/Removals

F012 Last Borescope Report, including video

F013 Test Cell Run Report

F014 Last On-Wing Ground Run

F015 Certified Statement that Engines are not involved in an Accident or Incident

F016 Current release tag FAA 8130-3 / EASA Form One for all Engine

LRU’s

F017 Approved ETOPS compliance report (if applicable)

F019 Last Power Assurance Run Report

F020 Non PMA and Non DER Repair Statement

F021 Engine Fuel Statement (including if the aircraft was operated with CIS fuel (TS-1 and/or Fuel Additives) during prior operator’s operation)

F022 Non Exceedance Statement

F023 Engine Thrust History Change and DFP

F024 Engine Oil Consumption Report (to include the last six months)

G.
APU

G002 Certified SB Compliance Report/AD Status Report

G003 Approved Release to Service Certification for installed units

G004 APU Log Book/Master Record of Installation/Removals G005 All historical APU Shop Visit Reports to include full DFP’s

G007 LLP Status and Full Traceability to birth

G008 APU Borescope Report and video

G009 Last On-Wing/Health Check Data sheets (as required by the AMM)

G010 Last Test Cell Run

G012 Non Accident/Incident Statement

H.
Component Records

H001 Approved Release to Service Certification for Hard Time Components

H002 Approved Release to Service Certification for OC/CM Components which has been changed within 24 months (or less) prior to redelivery.

I.
Landing Gears

I001 Approved Release to Service Certification for major assemblies on each Gear

I002 Approved LLP Listings for each Gear (with FULL Traceability to Birth)

I003 Landing Gear and Actuators Non-Incident-Accident Statement for each aircraft MSN that the replacement part/assy has been installed previously

I004 All historical Landing Gear Shop Visit Reports to include full DFP’s

I005 Current operator Non-Incident-Accident Statement

J.
Manuals

Available Manufacturer’s Manuals described below updated to the latest revision standard (applicable as at Delivery) as may be reasonably requested by Lessee:

J001 WDM

J002 IPC

J003 Maintenance Manual

J004 System Schematics Manual

J005 Hook Up Listing

J011 Equipment List Manual (if provided by Previous Operator)

J012 Structural Repair Manual

J013 Flight Warning Computer Manual (if provided by Previous Operator)

J014 Electrical Standards Practice Manual (if provided by Previous Operator)

J015 Airplane Flight Manual

J016 Master MEL (if provided by Previous

Operator)

J017 Weight and Balance Manual

J018 [RESERVED] J019 [RESERVED]

J020 Galley Manuals (if provided by Previous Operator)

J022 Post Manufacture Modification Manuals (if provided by previous operator)

J023 Operator Publication Supplement (if applicable)

K.
Miscellaneous

K006 Maintenance Program Specifications

K007 Reference Material for Interpretation of Status Summaries, or cross-reference for Part Numbers

K009 Lessee will be provided access to prior operator’s approved maintenance program.

Part B – Aircraft Documents at Redelivery

Each of the following documents shall be signed or certified (as appropriate) by the relevant appropriately certified person.

A. Certificates

A001 Certificate of Airworthiness

A002 Current Aircraft Registration

A003 [RESERVED]

A004 Noise Limitation Certificate (AFM page)

A005 Radio Station License

A007 Aircraft deregistration confirmation

A009 FAA approved Flight Manual

A008 [RESERVED]

A009 Burn Certification (as available) – compliance with FAR 25.83 (or EASA equivalent) for cockpit and cabin attendant seats, carpets, curtains, interior surfaces including in combination burn certification (as applicable)

B. Aircraft Maintenance Status Summaries

B001 Certified current Time in Service (Hours & Cycles) and maintenance status

B002 Certified status of Airworthiness Directives including method of compliance

B003 Certified status of Service Bulletin Status

B004 Certified status of SSI

B005 Certified status of CPCP (if applicable)

B006 Certified inventory of Hard Time Components (Fitted listing)

B007 Certified inventory of OC/CM Components (Fitted

listing)

B008 Certified status of all non-SB and Major Modifications/STC’s including acceptable State of Manufacture Certification

B009 Certified status of Check/Inspection History & Current Status of Checks

B010 List of Deferred Maintenance Items

B011 List of Out of Phase Checks, Special Requirements, Time Limited Repairs (if any)

B012 Certified Aircraft Accident & Incident Statement

B013 Structural repairs and damage (including Dent & Buckle Chart)

B014 Certified ALI Status

B015 Certified CMR Status

B016 Certified MPD Status (LDND)

B017 Certified RAP Status (if applicable)

B024 Oils & Fluids Statement (as available)

B025 Fuel Sample Report (as available)

B026 Non-PMA and Non-DER Repair Statement, if applicable, for any major assemblies on the airframe. If PMA parts have been installed or DER repairs have been performed, and the Lessee has tracked installation of such parts or repairs, a schedule of approved parts or repairs will be provided with a statement capturing possible installation.

C.
Aircraft Maintenance Records

C001 Technical Logs (minimum of 2 years)

C002 A Checks - Last complete cycle of A Checks (or equivalent)

C003 C Checks - Last Complete cycle of C Checks (or equivalent)

C004 All Major Check Packs to include CRS’s for all historic heavy checks completed by prior operator

C005 CPCP Tasks

C006 Periodic Tasks

C007 Airframe & appliance AD copies, including DFP, accomplishment instructions, maintenance task card (for repetitive AD, last accomplishment is sufficient)

C008 Airframe & appliance SB copies, including DFP, accomplishment instructions,

maintenance task card

C009 MOD documents, including DFP, accomplishment instructions, maintenance task card

C010 Last Weight Report including schedule

C011 Compass Swing Report

C012 Last Test Flight Report

C013 [RESERVED]

C014 Dirty Finger Print certification - All Structural repairs/structural damage

C015 Details of State of Manufacture certification basis – All non-SRM Structural repairs

C016 Aircraft Log Book(s) if applicable

C017 Special Inspection Records

C018 Certified ALI Records

C019 CMR Records

D.
Configuration Status

D001 [RESERVED]

D002 Galley Drawings/Component OHM

D003 Emergency Equipment Drawing/Listing

D004 Loose Equipment Inventory

D005 Inventory Listing of Avonic installed Units

E.
Aircraft Historical Records

E001 C of A (Export) from State of Manufacture

E002 Manufacturer’s AD Report

E003 Manufacturer’s Inspection Report, Initial Equipment list

E004 Manufacturer’s repair/alteration report

E005 Manufacturer’s SB Report

E006 Service Difficulty Reports (if any)

E007 Aircraft Historical Log

E008 Last Flight Data Recorder Read-Out & Corrections

E009 Weighing report

F.
Engine Records

F001 Certified Statement of Status of Each Engine

F002 AD Compliance Report and Compliance Documents

F003 Manufacturer’s Modifications & SB Status

F004 In-house Modifications (if applicable)

F005 Certified LLP Listing

F006 Certified listing of installed units

F007 Manufacturer Delivery Document

F008 Complete copies of all historical engine/module Shop Visit Reports (to include full DFP’s)

F009 LLP Traceability back to birth (only for the period of operation by the Lessee for any LLP which was delivered to Lessee, and full traceability back to birth for any other such LLP)

F010 Conditioning Monitoring Report (to include the last 6 months)

F011 Engine Log Book/Master Records of Installation/Removals

F012 Last Borescope Report, including video

F013 Test Cell Run Report F014 Last On-Wing Ground Run

F015 Certified Statement that Engines are not involved in an Accident or Incident

F016 Current release tag FAA 8130-3 / EASA Form One for all Engine LRU’s F017 Approved ETOPS compliance report (if applicable)

F019 Last Power Assurance Run Report

F020 Non PMA and Non DER Repair Statement

F021 Engine Fuel Statement (including if the aircraft was operated with CIS fuel (TS-1 and/or Fuel Additives) during Lessee’s operation)

F022 Non Exceedance Statement

F023 Engine Thrust History Change and DFP

F024 Engine Oil Consumption Report (to include the last six months)

G.
APU

G002 Certified SB Compliance Report/AD Status Report

G003 Approved Release to Service Certification for installed units

G004 APU Log Book/Master Record of Installation/Removals G005 All historical APU Shop Visit Reports to include full DFP’s

G007 LLP Status and Full Traceability to birth

G008 APU Borescope Report and video

G009 Last On-Wing/Health Check Data sheets (as required by the AMM)

G010 Last Test Cell Run

G012 Non Accident/Incident Statement

H.
Component Records

H001 Approved Release to Service Certification for Hard Time Components

H002 Approved Release to Service Certification for OC/CM Components which have been changed within 24 months (or less) prior to redelivery.

I.
Landing Gears

I001 Approved Release to Service Certification for major assemblies on each Gear

I002 Approved LLP Listings for each Gear (with FULL Traceability to Birth)

I003 Landing Gear and Actuators Non-Incident-Accident Statement for each aircraft MSN that the replacement part/assy has been installed previously

I004 All historical Landing Gear Shop Visit Reports to include full DFP’s

I005 Current operator Non-Incident-Accident Statement

J.
Manuals

Available Manufacturer’s Manuals described below updated to the latest revision standard (applicable as at Redelivery) as may be reasonably requested by Lessor:

J001 WDM

J002 IPC

J003 Maintenance Manual

J004 System Schematics Manual

J005 Hook Up Listing

J011 Equipment List Manual (if provided by Previous Operator)

J012 Structural Repair Manual

J013 Flight Warning Computer Manual (if provided by Previous Operator)

J014 Electrical Standards Practice Manual (if provided by Previous Operator)

J015 Airplane Flight Manual

J016 Master MEL (if provided by Previous Operator)

J017 Weight and Balance Manual

J018 [RESERVED]

J019 [RESERVED]

J020 Galley Manuals (if provided by Previous Operator)

J022 Post Manufacture Modification Manuals (if provided by previous operator)

J023 Operator Publication Supplement (if applicable)

K.
Miscellaneous

K006 Maintenance Program Specifications

K007 Reference Material for Interpretation of Status Summaries, or cross-reference for Part Numbers

K009 Lessee will be provided access to Lessee’s approved maintenance program if requested by

Lessor.

Schedule 9

Financial and other terms3

Agreed Value means US$15,000,000, provided that such value shall be reduced by 3% from the prior year’s value on each anniversary of the Delivery Date.

Base Engine Rate means the rate calculated in accordance with the table below by reference to the actual Flight Hour to Cycle Ratio and an assumed 10% derate for each Engine for the period for which the Base Engine Rate is to be calculated, provided that for Flight Hour to Cycle ratios: (x) falling between the values referenced below shall be determined by linear interpolation of the amounts set out in the table below and (y) if the average Flight Hour to Cycle ratio falls outside the values referenced in the table below, the corresponding Engine Performance Supplemental Rent Rate for the Engines will be provided be Lessor, acting reasonably, to Lessee.

Engine derate level	Flight Hour: Cycle Ratio	0.5:1	1:1	1.5:1	2:1	2.5:1	3:1	3.5:1	4:1
10%		346.50	283.50	241.50	210.00	189.00	178.50	168.00	163.80

Basic Rent means US$125,000 per month, subject to any reduction pursuant to clause 15.6.1.

Damage Notification Threshold means US$500,000 or the equivalent in any other currency.

Maximum Change Amount means US$50,000 or the equivalent in any other currency.

Minimum Liability Coverage means the greater of (x) US$750,000,000 per occurrence and (y) the liability insurance amount otherwise maintained by the Lessee in respect of aircraft in its fleet of the same make and model as the Aircraft.

The initial Maintenance Rent Rates applicable to the types of maintenance and equipment set out below (which are subject to adjustment in accordance with the terms of the Transaction Documents, including Schedule 10) are as follows:

Maintenance Event	Maintenance Rent Rate
Airframe 6Y Check	US$13,200 per calendar month *
Airframe 12Y Check	US$6,900 per calendar month *
Engine Performance Restoration Shop Visit	US$210 per Flight Hour for each Engine (whether used on the Aircraft or another aircraft) and adjusted on each Maintenance Rent Date per the Base Engine Rate definition
Engine LLP Replacement Events

For each Engine, a per Cycle rate

equal to the sum of the following, which is to be calculated by Lessor for each LLP installed in such Engine: (i) the then current Engine

Manufacturer’s catalogue list price

Maintenance Event	Maintenance Rent Rate
for the relevant LLP divided by (ii) 95% of the then current Engine Manufacturer’s published total approved life limit in Cycles for the relevant LLP.
Landing Gear Overhaul	US$4,500 per calendar month*
APU Performance Restoration	US$45 per APU Hour

* Maintenance Rent Rates which are charged based on a fixed amount per calendar month shall be pro-rated for any part of a calendar month (for example, the first and last month of the Lease Term) based on the actual number of days in such calendar month and a 30 day month. If Lessee adopts a materially revised Maintenance Program Lessor, in its reasonable discretion may make and notify Lessee of such adjustments to the Maintenance Rent balance and Maintenance Rent Rates as Lessor determines in its reasonable discretion as necessary to maintain the Maintenance Rent balance and Maintenance Rent Rates at levels which accurately reflect the costs associated with obtaining relevant maintenance services at prevailing industry rates.

Security means an amount equal to three times the amount of the monthly Basic Rent (US$375,000) payable by Lessee to Lessor in the following amounts on the following dates:

(d)
US$125,000 will have been paid to Lessor prior to the date of this Agreement, the receipt of which is hereby acknowledged;
(e)
US$125,000 will be paid to Lessor within one Business Day of Lease execution; and
(f)
US$125,000 will be paid to Lessor on the Delivery Date.

Schedule 10 Maintenance Rent

Part A Maintenance Rent Payments

Lessee shall pay Lessor, as Supplemental Rent, on each Maintenance Rent Date each of the following types of Maintenance Rent calculated, in each case, by reference to the relevant and then-current Maintenance Rent Rate and the utilization of the Aircraft in the preceding calendar month (or, in the case of the Maintenance Rent Date falling due (i) on the First Maintenance Rent Date, the utilization of the Aircraft or calendar time elapsed as applicable from (and including) the First Basic Rent Date to (and including) the last day of the month in which the First Basic Rent Date occurs (and any Maintenance Rent payable at a flat monthly rate shall be reduced, pro rata, for such number of days) and (ii) on the Expiry Date, the utilization of the Aircraft in each calendar month during the Lease Term for which Maintenance Rent has not been previously paid):

1 an amount equal to the Maintenance Rent Rate for the Airframe 6Y Check for the immediately preceding calendar month;

2 an amount equal to the Maintenance Rent Rate for the Airframe 12Y Check for the immediately preceding calendar month;

3 in respect of each Engine, an amount equal to the product of the Maintenance Rent Rate for an Engine Performance Restoration Shop Visit for the immediately preceding calendar month and the number of Engine Flight Hours accumulated by such Engine in that same calendar month;

4 in respect of the Engine LLPs of each Engine, an amount equal to the product of the Maintenance Rent Rate for Engine LLP Replacement Event for the immediately preceding calendar month and the number of Cycles accumulated by such Engine in that same calendar month;

5 an amount equal to the Maintenance Rent Rate for the Landing Gear Overhaul for

the immediately preceding calendar month; and

6 an amount equal to the product of the Maintenance Rent Rate for the APU Performance Restoration for the immediately preceding calendar month and the number of APU Hours accumulated by the APU in the that same calendar month.

Part B

Maintenance Rent Rate Adjustments

1 Each of the Maintenance Rent Rates set out in Schedule 9 are expressed in January 1, 2025 Dollars and the then current Maintenance Rent Rates will be escalated (compounding annually) as follows:

26.1
all Maintenance Rent Rates (except for the Maintenance Rent Rate relating to Engine LLP Replacement Events) will be increased by 3% per annum on each Annual Adjustment Date for the following 12 month period; and

26.2
for each Engine, the Maintenance Rent Rate relating to Engine LLP Replacement Event will be adjusted on each date that the spare parts catalogue list price for the Engine LLPs is published to reflect increases in the Engine Manufacturer’s quoted list price relating to Engine LLPs within an Engine and to account for changes in the Manufacturer’s approved cyclic life limit of such Engine LLPs, calculated on the same basis as such Maintenance Rent Rate was calculated on the Delivery Date (but using the list prices and cyclic life limit on the relevant publication date).

2 For each Engine, the Base Engine Rate is based on an annual utilization of 1,200 Flight Hours an average engine derate of 10% and operation in IATA Area A (collectively, the Assumed Utilization). In addition to the annual escalation set forth in clause 1 of this Part B, if Lessor determines that the Engine’s operation differs from the Assumed Utilization or has been operated in a Harsh Environment, then Lessor may, in its sole discretion (acting reasonably) by written notice to Lessee, adjust the Base Engine Rate to reflect the actual utilization of the Aircraft and/or operations in such Harsh Environment. Following any such adjustment:

(a) the adjusted Base Engine Rate notified by Lessor to Lessee (the Adjusted Base Engine Rate) shall be deemed to be the Base Engine Rate (subject to the annual escalation set forth in clause 1 of this Part B) until such time as Lessor determines by written notice to Lessee that the Aircraft has resumed operations consistent with the Assumed Utilization; and

(b) to the extent that Lessor reasonably determines that any prior payments of Maintenance Rent relating to Engine Performance Restoration Shop Visit did not reflect the actual utilization of the Aircraft, Lessee shall pay to Lessor an amount equal to the product of (i) the difference between the actual Base Engine Rate utilized to calculate such payments of Maintenance Rent and the Adjusted Base Engine Rate (as defined above); multiplied by (ii) the number of Flight Hours accumulated on the relevant Engine during the periods relating to such payments of Maintenance Rent. Each amount so paid by Lessee shall be treated as Maintenance Rent for an Engine Performance Restoration Shop Visit. Lessor shall notify Lessee of any amount payable by Lessee pursuant to this clause 2(b), which shall be payable no later than 10 Business Days after such notice is given by Lessor.

Schedule 11 Form of Return Acceptance Receipt

Date:

1. Global Crossing Airlines, Inc., as LESSEE, and UMB Bank, N.A., not in its individual capacity but solely as owner trustee, as LESSOR, have entered into an Aircraft Operating Lease Agreement dated as of (the Lease) as amended, novated and restated from time to time. Words used herein with capital letters and not otherwise defined will have the meaning set forth in the Lease.

2. LESSOR has this day of (Time: ) at

received from LESSEE possession of:

(a) One (1) Airbus A319-111 Aircraft bearing Manufacturer’s serial number 2503, together with the Engines as noted in 3(b) below, Landing Gear as noted in 3(c) below, APU as noted in 3(d) below, and all Parts attached thereto and thereon in an airworthy condition; and

(b) All Aircraft Documents, including the usual and customary manuals, logbooks, flight records and historical information regarding the Airframe, Engines, Landing Gear, APU, and Parts, as listed in the Documentation Receipt attached hereto.

3. The Airframe, Engines, Landing Gear, APU and Parts have the following hours/Cycles at return:

(a) Airframe

Total hours: [•] Total Cycles:	[•]

(b) Engines

	Engine #1	Engine #2
Manufacturer / Model	CFM56-5B5/P	CFM56-5B5/P
Serial Number:	577291	577299

(c) Landing Gear

	LH Main	Nose	RH Main
Part Number:	[•]	[•]	[•]
Serial Number:	[•]	[•]	[•]

Total Cycles since new:	[•]	[•]	[•]
Cycles since overhaul:	[•]	[•]	[•]
Date of last overhaul:	[•]	[•]	[•]

(d) APU

Serial Number: [•] Part Number: [•]

Since last overhaul:	APU Hours - [•]	APU Cycles – [•]
LLP Remaining Cycles:	Description 1st stage turbine	Cycles - [•]
	2nd stage rotor	Cycles - [•]
	Compressor impeller	Cycles - [•]
	Turbine Shaft	Cycles - [•]

4. The above specified Airframe, Engines, Landing Gear, APU and documentation are hereby accepted by LESSOR subject to (a) the provisions of the Lease and (b) correction by LESSEE (or procurement by LESSEE at LESSEE’s cost) as soon as reasonably possible of the discrepancies specified in Attachment 2 hereto.

5. Subject to the following paragraph, the leasing of the Airframe, Engines, Landing

Gear and APU by LESSOR to LESSEE pursuant to the Lease is hereby terminated without prejudice to LESSEE’s continuing obligations under the Lease.

6. LESSEE represents and warrants that, during the Lease Term all maintenance and repairs to the Airframe, Engines, Landing Gear and APU were performed in accordance with the requirements contained in the Lease. LESSEE further confirms that all of its obligations under the Lease whether accruing prior to the date hereof or which survive the termination of the Lease be their terms and accrue after the date hereof, will remain in full force and eﬀect until all such obligations have been satisfactorily completed.

7. This Return Acceptance Receipt is executed and delivered by the parties.

IN WITNESS WHEREOF the parties hereto have caused this Return Acceptance Receipt to be executed in their respective corporate names by their duly authorized representatives as of the day and year first above written.

UMB Bank, N.A., not in its individual capacity Global Crossing Airlines, Inc. but solely as owner trustee

By: __________ By: __________

Its: __________ Its:__________

Attachments: 1. List of Airframe, Engine, Landing Gear and APU Documents

(Records Box Inventory)

2. List of Discrepancies

ATTACHMENT 1 TO RETURN ACCEPTANCE RECEIPT

BOX INVENTORY

[To be inserted]

ATTACHMENT 2 TO RETURN ACCEPTANCE RECEIPT

(LIST OF DISCREPANCIES)

[To be inserted]

Schedule 12 Form of Monthly Report

MONTHLY AIRCRAFT UTILIZATION AND STATUS REPORT

MONTH:		MSN:

AIRCRAFT TYPE:		REGISTRATION:

AIRCRAFT TSN:	HRS:	MINS:

CSN:

HOURS FLOWN DURING MONTH:	HRS:	MINS:

CYCLES/LANDINGS DURING MONTH:

DAYS FLOWN:

Note: Please specify if reported utilization is given in Hours/Minutes or Hours/Decimals .

	POSITION NO.1	POSITION NO.2	APU
S/N of Engine Installed:
S/N of Original Engines
Present Location of Original Engine:

TSN of Original Engine:
CSN of Original Engine:
Hours flown during Month of Original Engine:
Cycles During Month of Original Engine:

NOTE:

In case of an Engine/APU removal, Lessor shall be notified about

(i) the reason; (ii) where the engine is going (name and place of facility), such that Lessor knows the locations of the Engines/APU at all times.

	Main Landing Gear 1	Main Landing Gear 2	Nose Landing Gear
S/N of Landing Gear Installed:
TSN:
CSN:
Total Hours Flown During Month:
Total Cycles Made During Month:

(N.B. Any Landing Gear change shall show serial number removed and reason for removal).

SCHEDULED MAINTENANCE

Next Airframe C Check Due:
Next (6Y, 12Y, as applicable) Check Due: